  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1996

                                                REGISTRATION NO. 333-04235
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              ONEWAVE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

          DELAWARE                        7379                   04-3249618
(STATE OR OTHER JURISDICTION       (PRIMARY STANDARD          (I.R.S. EMPLOYER
    OF INCORPORATION OR        INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
      ORGANIZATION)                  CODE NUMBER)

                               ----------------

                            ONE ARSENAL MARKETPLACE
                        WATERTOWN, MASSACHUSETTS 02172
                                (617) 923-6500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                KLAUS P. BESIER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              ONEWAVE, INC.
                            ONE ARSENAL MARKETPLACE
                        WATERTOWN, MASSACHUSETTS 02172
                                (617) 923-6500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
          WILLIAM E. KELLY, ESQ.             JOHN J. EGAN III, ESQ.
            PEABODY & ARNOLD             GOODWIN, PROCTER & HOAR LLP
            50 ROWES WHARF                     EXCHANGE PLACE
       BOSTON, MASSACHUSETTS 02110       BOSTON, MASSACHUSETTS 02109

                           MARK G. BORDEN, ESQ.
                             HALE AND DORR
                                60 STATE STREET
                         BOSTON, MASSACHUSETTS 02109

                              ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               ONEWAVE, INC.

          CROSS-REFERENCE SHEET SHOWING LOCATION IN THE PROSPECTUS OF
                     THE RESPONSES TO THE ITEMS OF FORM S-1
                    (PURSUANT TO ITEM 501 OF REGULATION S-K)

        FORM S-1 ITEM NUMBER OF CAPTION                  LOCATION OR HEADING IN PROSPECTUS
        -------------------------------                  ---------------------------------
 1.Forepart of Registration Statement and Outside
     Front Cover of Prospectus...................... Outside Front Cover Page
 2.Inside Front and Outside Back Cover Pages of
     Prospectus..................................... Inside Front Cover Page and Outside
                                                      Back Cover Page of Prospectus;
                                                      Prospectus Summary; Risk Factors
 3.Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges...................... Outside Front Cover Page;
                                                      Inside Front Cover Page;
                                                      Prospectus Summary; The Company;
                                                      Risk Factors; Business
 4.Use of Proceeds.................................. Use of Proceeds
 5.Determination of Offering Price.................. Outside Front Cover Page; Underwriting
 6.Dilution......................................... Dilution
 7.Selling Security Holders......................... Management; Principal and Selling
                                                      Stockholders
 8.Plan of Distribution............................. Outside Front Cover Page;
                                                      Inside Front Cover Page; Underwriting
 9.Description of Securities to be Registered....... Description of Capital Stock
10.Interests of Named Experts and Counsel........... Not Applicable
11.Information with Respect to the Registrant
  a.Description of Business.......................   Risk Factors; The Company; Use of
                                                      Proceeds; Management's Discussion
                                                      and Analysis of Financial Condition
                                                      and Results of Operations; Business
  b.Description of Property.......................   Business--Facilities
  c.Legal Proceedings.............................   Not Applicable
  d.Market Price of and Dividends on the
       Registrant's Common Equity and Related
       Stockholder Matters........................   Front Cover Page; Dividend Policy;
                                                      Underwriting; Principal and Selling
                                                      Stockholders; Shares Eligible for
                                                      Future Sale; Description of Capital Stock
  e.Financial Statements..........................   Financial Statements
  f.Selected Financial Data.......................   Selected Financial Data
  g.Supplementary Financial Information...........   Not Applicable
  h.Management's Discussion and Analysis of
       Financial Condition and Results of
       Operations.................................   Management's Discussion and Analysis of
                                                     Financial Condition and Results of
                                                     Operations
  i.Changes in and Disagreements with Accountants
       on Accounting and Financial Disclosures....   Not Applicable
  j.Directors and Executive Officers..............   Management
  k.Executive Compensation........................   Management; Certain Transactions
  l.Security Ownership of Certain Beneficial
       Owners and Management......................   Principal and Selling Stockholders
  m.Certain Relationships and Related
       Transactions...............................   Certain Transactions
12.Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.................................... Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JUNE 13, 1996


                                3,750,000 SHARES

                               ONEWAVE, INC.

                                  COMMON STOCK

                           (PAR VALUE $.001 PER SHARE)
                                  -----------
  Of the 3,750,000 shares of Common Stock offered hereby, 3,000,000 shares are being sold by the Company and 750,000 shares are being sold by the Selling Stockholders. See "Principal and Selling Stockholders". The Company will not receive any of the proceeds from the sale of the shares being sold by the Selling Stockholders.

  Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price per share will be between $13.00 and $15.00. For factors to be considered in determining the initial public offering price, see "Underwriting".

  SEE "RISK FACTORS" ON PAGE 5 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

  Application has been made for quotation of the Common Stock on the Nasdaq National Market under the symbol "OWAV".
                                  -----------

THESE  SECURITIES HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY THE  SECURITIES
AND   EXCHANGE  COMMISSION  OR   ANY  STATE   SECURITIES  COMMISSION  NOR   HAS
 THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
  TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -----------

                                                  PROCEEDS
                     INITIAL PUBLIC UNDERWRITING     TO     PROCEEDS TO SELLING
                     OFFERING PRICE DISCOUNT(1)  COMPANY(2)    STOCKHOLDERS
                     -------------- ------------ ---------- -------------------
Per Share...........      $             $           $               $
Total(3)............     $             $           $               $

- -----
(1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting".

(2) Before deducting estimated expenses of $1,100,000 payable by the Company.

(3) The Company has granted the Underwriters an option for 30 days to purchase up to an additional 562,500 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments. If such option is exercised in full, the total initial public offering price,
    underwriting discount and proceeds to Company will be $    , $    and $   ,
    respectively. See "Underwriting".
                                  -----------

  The shares offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New York,
on or about    , 1996, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.                                           HAMBRECHT & QUIST
                                  -----------

                   The date of this Prospectus is     , 1996.

  [Graphic depicts a three dimensional rectangular platform angled from the upper left to bottom right of the page, divided into three segments. There is a small gap between each of the platform segments. The front edges of these segments are labeled, from right to left, "Data Access", "Functionality" and "Presentation". The left end of the platform ends in a low brick wall, labeled "Firewall." On the left side of the firewall is a cloud labeled "Internet". Beyond the "Internet" cloud are three personal computers, labeled "Distributor", "Partner" and "Customer". The screen of each computer says "Web Browser", and the top of each computer is labeled "OpenScape WebEngine Client". There are arrows from each computer to the "Firewall". On the "Presentation" platform segment there are two computers. One is labeled "OpenScape WebEngine Client", with the words "Web Browser" on its screen, and the other is labeled "OpenScape WebEngine Client", with the words "Desktop Application" on its screen. There are arrows between the "Firewall" and each of these computers to the box on the "Functionality" platform segment. The "Functionality" segment is entirely occupied by a box labeled "OpenScape Distributed WebEngine Data Integration & Analysis". Attached to this box and extending across the gap and over a small portion of the "Data Access" segment is a rectangular box with four cylinders extending farther out over the "Data Access" segment labeled "OpenScape OpenExtension". Placed on the "Data Access" segment, in front of each of these cylinders, are four small rectangular boxes labeled (from back to front) "Legacy System", "Client/Server System", "Database" and "Emerging Technologies". There is an arrow from each of the "OpenExtension" cylinders to the box directly in front of it. Behind the "Presentation" segment is the label "Intranet"; behind the "Functionality" segment is the label "Enterprise"; and behind the "Data Access" segment is the label "Current IT System."]


  OneWave's OpenScape products allow organizations to Web-enable business applications through use of a distributed component, multi-tier client/server architecture, where presentation, functionality and data access layers are developed and deployed independently of each other. OpenScape products provide the high-volume and real-time performance capabilities required by businesses through the utilization of standard Internet protocols, component-based, object-oriented technology, a scalable, multi-tier architecture and an intuitive point-and-click development environment. The Company believes that its products will enable organizations to achieve significant competitive advantages by increasing responsiveness to changing business conditions, and exploiting the low cost, flexibility and ease-of-use of Internet technologies.

                             ---------------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             ---------------------

  "OneWave" and all of the Company's logos and product names are trademarks of the Company and are used throughout this document as such. This prospectus also contains trademarks of other companies.

1
                                    [4/c )
  [Graphic entitled "OneWave Solution" depicts a map of the United States, with images of buildings labeled as "Company Headquarters", "Company Sales Office", "Company Manufacturing Plant", "Company Distribution Center", "Company R&D Center" and "Company Southeast Regional Office", placed at various locations around the map, and encircled by arrows labeled "Intranet" in two places. Another arrow leads from "Company Headquarters" to "Company Sales Office". Another arrow leads from "Company Headquarters" to a brick wall labeled "Firewall" located in the upper left quarter of the graphic. Beyond the "Firewall" there is a cloud labeled "Internet". Beyond the cloud farther to the left and top of the picture, there are nine buildings, arranged in three lines of three buildings each, with each building in the first line labeled "Distributors", in the second line labeled "Business Partners" and in the third line labeled "Customers". There are arrows leading from each of the buildings which is first in each line into the "Internet" cloud.]

OneWave Inc. is a provider of "Web-enabled" software for the development and deployment of mission-critical business applications across an organization's disparate information technology ("IT") systems and the extension of those applications to Intranets and the Internet. The Company's OpenScape products enable organizations to extend their current IT capabilities to conduct new, dynamic and interactive communications and transactions with key audiences in their extended enterprise, including customers, suppliers, distributors and business partners.

                                   [4/C ART]

                               PROSPECTUS SUMMARY

  The following summary should be read in conjunction with, and qualified in its entirety by, the more detailed information and the Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Except as otherwise noted, all information contained in this Prospectus, including share and per share information, (i) assumes no exercise of the Underwriters' over-allotment option, (ii) reflects the conversion upon the consummation of this offering of all outstanding shares of the Company's Series B Redeemable Convertible Preferred Stock ("Series B Preferred Stock") and Series C Convertible Preferred Stock ("Series C Preferred Stock") into 1,775,194 shares of Common Stock, and
(iii) reflects a two-for-three reverse stock split of the Company's Common Stock effected in May 1996.

                                  THE COMPANY

  OneWave, Inc., formerly Business@Web, Inc. ("OneWave" or the "Company"), is a provider of "Web-enabled" software for the development and deployment of mission-critical business applications across an organization's disparate information technology ("IT") systems and the extension of those applications to Intranets and the Internet. The Company's OpenScape products enable organizations to extend their current IT capabilities to conduct new, dynamic and interactive communication and transactions with key audiences in their "extended enterprise", including customers, suppliers, distributors and business partners. OpenScape products provide the high-volume and real-time performance capabilities required by businesses through the utilization of standard Internet protocols, component-based, object-oriented technology, a scaleable, multi-tier architecture and an intuitive point-and-click development environment. The Company believes that its products will enable organizations to achieve significant competitive advantages by increasing responsiveness to changing business conditions, and exploiting the low cost, flexibility and ease-of-use of Internet technologies.

  In response to increased competitive pressures, businesses have engaged in the reengineering of critical business processes in an attempt to realize productivity and efficiency gains. A critical enabler of these reengineering efforts has been the strategic use of information technology, such as legacy and client/server systems. To date, the development and deployment of effective enterprise-wide business applications have been limited by the proliferation of multiple IT systems. The recent emergence of the World Wide Web and Internet technologies offers businesses the opportunity to significantly improve collaboration and communication both within the enterprise and with the extended enterprise. Accordingly, organizations are increasingly seeking a cost-effective IT solution which maximizes the value of their existing IT infrastructure, while simultaneously capturing the strategic business benefits of the Internet. Organizations are able to address this need through the use of the Company's OpenScape development environment and its Distributed WebEngine, WebEngine Client and OpenExtension products.

  The Company's objective is to be a leading provider of software which supports the development and deployment of Web-enabled business applications. The Company intends to integrate emerging technologies in future OpenScape product releases and to continually introduce additional OpenExtensions, specific preconfigured add-on products which enable communications with proprietary environments. The Company also intends to develop multiple distribution channels, focusing primarily on the Company's direct sales force, and its strategic relationships with leading technology companies including BBN, Baan, Deloitte & Touche/ICS, Hewlett-Packard, Informix, NEC, PeopleSoft and SAP.

  The Company was incorporated in Delaware in January 1994. The Company's executive offices are located at One Arsenal Marketplace, Watertown, MA 02172 and its telephone number is (617) 923-6500.

                                  THE OFFERING

Common Stock offered by the Company....................   3,000,000 shares
Common Stock offered by the Selling Stockholders.......     750,000 shares
Common Stock to be outstanding after the offering......  14,844,890 shares(1)
Proposed Nasdaq National Market symbol.................  OWAV
Use of proceeds........................................  For working capital, repayment of debt and
                                                         other general
                                                         corporate purposes,
                                                         including possible
                                                         acquisitions.

                             SUMMARY FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                         JANUARY 19, 1994
                          (INCEPTION) TO      YEAR ENDED      THREE MONTHS
                         DECEMBER 31, 1994 DECEMBER 31, 1995 ENDED MARCH 31,
                         ----------------- ----------------- ----------------
                                                              1995     1996
                                                             ------- --------
STATEMENT OF OPERATIONS
 DATA:
Total revenues..........      $  --             $6,070       $  416  $  2,381
Gross profit............         --              2,669          222     1,118
Operating loss..........      (1,180)           (2,621)        (290)   (8,497)
Net loss................      (1,180)           (2,698)        (290)   (8,515)
Pro forma net loss per
 common and common
 equivalent share(2)....                        $(.21)               $  (.65)
Pro forma weighted
 average number of
 common and common
 equivalent shares
 outstanding(2).........                        12,871                 13,141

                                                      MARCH 31, 1996
                                            ------------------------------------
                                                                   PRO FORMA AS
                                            ACTUAL   PRO FORMA(3) ADJUSTED(3)(4)
                                            -------  -----------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents.................. $ 4,822    $ 4,792       $42,752
Working capital (deficit)..................    (925)      (955)       37,005
Total assets...............................   8,939      8,909        46,869
Redeemable preferred stock.................   7,380         --            --
Stockholders' equity (deficit).............  (6,933)       417        38,377

- --------
(1) Based upon the number of shares of Common Stock outstanding as of May 1, 1996 after giving effect to the conversion of all outstanding shares of Series C Preferred Stock into 799,994 shares of Common Stock and all outstanding shares of Series B Preferred Stock into 975,200 shares of Common Stock, in each case upon the consummation of this offering and, with respect to the Series B Preferred Stock, assuming an initial public offering price of $14.00 per share. If the initial public offering price varies from $14.00 per share, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock is subject to adjustment from a maximum of 1,103,137 shares of Common Stock (in the event that the initial public offering price is $12.375 per share or less) to a minimum of 888,085 shares of Common Stock (in the event that the initial public offering price is $15.375 per share or greater). Excludes (i) 3,500,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans, under which options for the purchase of an aggregate of 2,404,133 shares were outstanding as of May 1, 1996, (ii) 150,000 shares of Common Stock reserved for issuance pursuant to the Company's Employee Stock Purchase Plan and (iii) 23,333 shares of Common Stock that may be issued upon the exercise of an outstanding Common Stock purchase warrant. See "Management--Stock Plans", "Description of Capital Stock--Authorized and Outstanding Capital Stock", "--Employee Stock Purchase Plan" and "-- Warrant" and Note 6 of Notes to Financial Statements.
(2) See Note 1(k) of Notes to Financial Statements for an explanation of the determination of the number of shares used in computing pro forma net loss per common and common equivalent share.
(3) Presented on a pro forma basis to give effect to (i) the sale subsequent to March 31, 1996 of 1,200,000 shares of Series C Preferred Stock and the receipt of $5,970,000 in net proceeds therefrom, (ii) the repurchase and retirement subsequent to March 31, 1996 of 800,000 shares of Common Stock for $6,000,000 and (iii) the automatic conversion of all outstanding shares of Series B Preferred Stock and Series C Preferred Stock into 1,775,194 shares of Common Stock upon the consummation of this offering. See "Description of Capital Stock--Authorized and Outstanding Capital Stock".
(4) Adjusted to give effect to the sale of 3,000,000 shares of Common Stock offered by the Company at an assumed public offering price of $14.00 per share, after deduction of the estimated underwriting discount and estimated offering expenses payable by the Company.

                                 RISK FACTORS

  This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements as a result of certain of the risk factors set forth below and elsewhere in this Prospectus. In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Common Stock offered by this Prospectus.

LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT

  The Company was founded in January 1994 and introduced its first OpenScape products on a commercial basis in late December 1995. Most of the Company's revenues to date have been attributable to consulting and education services. Accordingly, the Company has only a limited operating history upon which an evaluation of the Company and its products and prospects can be based. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified management and other employees, continue to upgrade its technologies and commercialize products and services which incorporate such technologies and achieve market acceptance for its OpenScape products. There can be no assurance that the Company will be successful in addressing such risks. The Company has incurred net losses since inception and expects to continue to operate at a loss for the foreseeable future. As of March 31, 1996, the Company had an accumulated deficit of approximately $12,400,000. There can be no assurance that the Company will achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

  The Company may experience significant fluctuations in future quarterly operating results that may be caused by many factors, including demand for the Company's products, introduction, enhancement or announcement of products by the Company and its competitors, market acceptance of new products, size and timing of significant orders, budgeting cycles of its customers, mix of distribution channels, mix of products and services sold, mix of international and North American revenues, changes in the level of operating expenses, changes in the Company's sales incentive plans, customer order deferrals in anticipation of enhancements or new products offered or announced by the Company or its competitors, and general economic conditions. The Company believes that a significant portion of its revenues may be derived from a limited number of large orders, and the timing of such orders and their fulfillment can be expected to cause material fluctuations in the Company's operating results, particularly on a quarterly basis. In addition, the Company intends to continue to expand its direct sales force. The timing of such expansion and the rate at which new salespeople become productive could also cause material fluctuations in the Company's quarterly financial condition and operating results. As a result, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance. In addition, it is typical for software companies to recognize a substantial portion of their revenues during the last few weeks of each quarter; therefore, any delays in orders or shipments are likely to result in revenues not being recognized until the following quarter. The Company's current expense levels are based in part on its expectations of future revenues and, as a result, net income for a given period could be disproportionately affected by any reduction in revenues. There can be no assurance that the Company will be able to achieve significant revenues, that the level of revenues in the future will not decrease from past levels or that in some future quarter the Company's revenues or operating results will not be below the expectations of stock market securities analysts and investors. In such event, the

Company's profitability and price of its Common Stock could be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

RECENT INTRODUCTION OF OPENSCAPE PRODUCTS; NEW RELEASES

  The Company introduced its first OpenScape products in late December 1995. Sales of OpenScape products accounted for $488,000, or 20% of total revenues, in the three months ended March 31, 1996. The Company's future success will depend in large part on the Company's ability to increase sales of the OpenScape product line which, in turn, will depend in part on the successful development, introduction and market acceptance of new releases of OpenScape products. To date, only a limited number of the Company's customers have developed and deployed Internet applications using the Company's software. In June 1996, the Company introduced Version 2.0 of its OpenScape product, which provides additional capabilities for the effective development of Internet applications. The Company anticipates that its future revenues will depend to a significant degree on the successful introduction and market acceptance of its OpenScape Version 2.0. In addition, the Company's future success will depend on its ability to develop new OpenExtensions that enable applications developed with the Company's products to integrate with various back-end systems, applications and databases from vendors such as Baan, Informix, PeopleSoft and SAP. There can be no assurance that any of the Company's planned products will be successfully introduced or will achieve market acceptance, and such failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

DEVELOPING MARKET; UNPROVEN ACCEPTANCE OF THE COMPANY'S PRODUCTS

  The market for the Company's software and services has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced, developed or announced products and services for communication, collaboration and commerce over Intranets and the Internet. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The industry is evolving and has few proven products. While the Company believes that its software products offer significant advantages for communication, collaboration and commerce over Intranets and the Internet, there can be no assurance that the market for the Company's products and services will develop, that the Company's products and services will achieve market acceptance, or that Intranets, the Internet and related technologies will achieve widespread acceptance by businesses. If the market for the Company's software and services fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve market acceptance, the Company's business, prospects, financial condition and results of operations will be materially adversely affected.

DEPENDENCE ON THE INTERNET

  Sales of the Company's products will depend to a significant degree upon development of robust demand for, and the infrastructure necessary to support, commercial Internet access and traffic. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone or timely development of complementary products, such as high speed modems. Because communication, collaboration and commerce over Intranets and the Internet is new and evolving, it is difficult to predict with any certainty whether the infrastructure or complementary products necessary to make such applications commercially viable will develop or, if developed, that there will be sufficient commercial demand for the use of Intranets and the Internet. In addition, critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease-of-use, access, and quality of service, remain unresolved and may impact the growth of such use by businesses. Moreover, the adoption of Intranets and the Internet for communications, collaboration and commerce may be slowed as a result of enterprises that have already invested substantial resources in other IT systems being particularly reluctant or slow to adopt a new strategy or technology. If the infrastructure or complementary products necessary for widespread business use of Intranets and the Internet are not developed, or if Intranets or the Internet does not otherwise become commercially viable, the Company's business, prospects, financial condition and results of operations will be materially adversely affected.

COMPETITION

  The market for Internet-based software and services is new, intensely competitive and subject to rapid technological change. The Company expects competition to persist and intensify in the future. Almost all of the Company's current and potential competitors have significantly greater financial, technical and marketing resources than the Company. The Company's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources than the Company to the development, promotion and sale of their products. Also, many current and potential competitors have greater name recognition and more extensive customer bases that could be leveraged to gain market share to the Company's detriment.

  The Company expects to face additional competition as other established and emerging companies enter the market for Internet-based solutions and new products and technologies are introduced. Increased competition could result in price reductions, fewer customer orders, reduced profitability and loss of market share, any of which could materially adversely affect the Company's business, prospects, financial condition and results of operations. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to deliver products which address the needs of the Company's prospective customers. Current and potential competitors may also be more successful than the Company in having their products or technologies widely accepted. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Such competition could materially adversely affect the Company's ability to obtain and retain market acceptance for its products and services. There can be no assurance that the Company will be able to compete successfully against current and future competitors, and the failure to do so could have a material adverse effect upon the Company's business, prospects, financial condition and results of operations. See "Business-- Competition".

NEW PRODUCT DEVELOPMENT

  A substantial portion of the Company's future revenues is expected to be derived from the license of its OpenScape software and the sale of related services. Accordingly, broad acceptance of the Company's software products and services by customers is critical to the Company's future success, as is the Company's ability to design, develop, test and support new software products and enhancements on a timely basis that meet changing customer needs and respond to technological developments and emerging industry standards. There can be no assurance that the Company will be successful in developing and marketing new software products and enhancements that meet changing customer needs and respond to such technological changes or evolving industry standards. In addition, there can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and enhancements, or that its new products and enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. If any of the Company's future enhancements or products experience delays in release dates, or if they fail to achieve market acceptance, the Company's business, prospects, financial condition and results of operations could be materially adversely affected. In addition, the introduction or announcement of new product offerings or enhancements by the Company or the Company's competitors may cause customers to defer or forgo purchases of current versions of the Company's products which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "Business-- Products" and "--Research and Development".

RISK OF SOFTWARE DEFECTS

  Software products as internally complex as the Company's products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. The Company introduced Version 2.0 of OpenScape in June 1996. There can be no assurance that, despite testing by the Company, defects and errors will not be found in OpenScape Version 2.0, the Company's other current products, or future products and enhancements, resulting in loss of revenues or delay in market acceptance, which in turn could have a material adverse effect upon the Company's business, prospects, financial condition and results of operations. See "Business--Research and Development".

RELIANCE ON STRATEGIC RELATIONSHIPS

  A key element of the Company's business strategy is to develop relationships with leading industry organizations in order to increase the Company's market presence, expand distribution channels and broaden the Company's product line. The Company believes that its continued success depends in large part on its ability to develop and maintain such relationships. Many of the Company's strategic relationships are informal and non-exclusive, and do not require the other party to sell the Company's products or expend resources toward the promotion of the Company's products. In addition, these relationships generally can be terminated by either party at any time. There can be no assurance that the Company's existing or future strategic partners will not develop and market products in direct competition with the Company or otherwise discontinue their relationships with the Company, or that the Company will be able to successfully develop additional strategic relationships. The failure of the Company's strategic partners to augment the sales of the Company's products could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "Business--Strategic Alliances".

MANAGEMENT OF GROWTH

  The rapid execution necessary for the Company to fully exploit the market window for its products and services requires an effective planning and management process. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational and financial resources. The senior members of the Company's management, including Klaus P. Besier, the Company's Chairman of the Board, President and Chief Executive Officer, John Burke, the Company's Vice President of Sales, Carolyn LoGalbo, the Company's Vice President of Marketing, and Joseph Grattadauria, the Company's Vice President of Support Services and Quality, have joined the Company during 1996. In addition, most of the Company's development and engineering staff was only recently hired. To manage its growth, the Company must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The Company's future operating results will also depend on its ability to expand its sales and marketing organizations, implement and manage new distribution channels, penetrate different and broader markets, and grow its services and support organizations commensurate with the increasing base of its installed products. Further strain could also be placed on the Company's resources should the Company choose to make acquisitions of complementary businesses, products or technologies. If the Company is unable to plan and manage its growth effectively, the Company's business, prospects, financial condition and results of operations could be materially adversely affected. See "Business--Research and Development" and "-- Employees".

DEPENDENCE ON KEY PERSONNEL

  The Company's performance is substantially dependent on the performance of its executive officers and key employees, most of whom have worked together for only a short period of time. Given the Company's early stage of development, the Company is dependent on its ability to retain and motivate high quality personnel, especially its management and highly skilled development teams. The loss of the services of Klaus P. Besier, the Company's Chairman of the Board, President and Chief Executive Officer, or any of its executive officers or other key employees could have a material adverse effect on the Company. The Company's future success also depends on its continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon the Company's business, prospects, financial condition and results of operations. See "Business--Employees" and "Management".

EVOLVING DISTRIBUTION STRATEGY

  The Company's distribution strategy includes leveraging its strategic relationships and expanding its direct sales force. The Company has received limited commitments to assist in the marketing and sale of its products from the organizations with which it has established strategic relationships, but there can be no assurance that any such commitments will lead to sales of such products. The Company plans to expand its direct sales and support organization to pursue prospects generated through its strategic relationships and marketing initiatives. There can be no assurance that such internal expansion will be successfully completed, that the cost of such expansion will not exceed the revenues generated, or that the Company's sales and marketing organization will be able to successfully compete against the significantly more extensive and well-funded sales and marketing operations of many of the Company's current or potential competitors. The Company's inability to effectively manage its internal expansion could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

  The Company also expects to augment its direct sales efforts by adding value-added resellers ("VARs") and independent software vendors ("ISVs"). The Company expects that any material increase in sales through VARs and ISVs as a percentage of total revenues, especially in the percentage of sales through VARs, will adversely affect the Company's average selling prices and gross margins due to the lower unit prices that are typically received by the vendor when selling through indirect channels. Agreements with VARs and ISVs typically do not restrict VARs and ISVs from distributing competing products, and in many cases may be terminated by either party without cause. The Company's inability to recruit, manage or retain qualified VARs and ISVs, or their inability to penetrate their respective market segments, could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. See "Business--Sales and Marketing".

PROPRIETARY TECHNOLOGY; INTELLECTUAL PROPERTY

  The Company's success and ability to compete is dependent in part upon its proprietary technology. While the Company relies on a combination of trademark, copyright and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect its technology, the Company believes that factors such as the skills of its development personnel are more essential to establishing and maintaining a technology leadership position. The Company presently has no patents or patent applications pending. There can be no assurance that competitors will not develop technologies that are similar or superior to the Company's technology. The Company generally enters into confidentiality or license agreements with its employees and consultants, and generally controls access to and distribution of its source code and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's products or technology without authorization, or to develop similar technology independently. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries, and the global nature of the Internet makes it virtually impossible to control the ultimate destination of the Company's products. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology or that such agreements will be enforceable. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

DEPENDENCE ON THIRD-PARTY TECHNOLOGY

  Certain of the Company's products contain software that is licensed to the Company by third parties. There can be no assurance that these third-party software licenses will continue to be available to the Company on commercially reasonable terms. For example, certain technology incorporated in the Company's software, including InterGroup Technologies, Inc.'s VisualWare for Windows and Mystic River Software, Inc.'s Softbridge Basic Language, is licensed from third parties on a nonexclusive basis. The termination of any of such licenses, or the failure of the third-party licensors to adequately maintain or update their products, could result in significant delay in the Company's ability to ship certain of its products while it seeks to implement technology offered by alternative sources. In addition, any required replacement licenses could prove more costly than the Company's current license relationships and might not provide technology as powerful and functional as the third-party technology currently licensed by the Company. Also, any such delay could have a material adverse effect on the Company's results of operations for that quarter. While it may be necessary or desirable in the future to obtain other licenses relating to one or more of the Company's products or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms or at all. The loss of, or inability to maintain, any such software could result in shipment delays or reductions until equivalent software could be developed, identified, licensed and integrated which could materially adversely affect the Company's business, prospects, financial condition and results of operations. See "Business--Strategic Alliances" and "--Proprietary Rights".

PRODUCT LIABILITY

  The Company markets its products and services to customers for the development, deployment and management of critical business applications. The Company's license agreements with its customers typically contain provisions designed to limit the Company's exposure to potential product liability claims. The Company may not, however, always be able to obtain adequate contractual limitations on liability from its customers and end users and, in any event, such provisions may not be effective as a result of existing or future federal, state or local laws or ordinances or unfavorable judicial decisions. Although the Company has not experienced any material product liability claims to date, the sale and support of the Company's products may entail the risk of such claims, which could be significant. A successful product liability claim brought against the Company could have a material adverse effect upon the Company's business, prospects, financial condition and results of operations.

RISKS ASSOCIATED WITH GLOBAL OPERATIONS

  Since its inception, the Company has derived less than 17% of its total revenues in each year from sales to customers outside of the United States. The Company intends to expand its operations outside of the United States and enter additional international markets, which will require significant management attention and financial resources. The Company's ability to expand the acceptance and use of its core technologies internationally is limited by the general acceptance of the Internet and Intranets in other countries. The Company expects to commit additional time and development resources to customizing its products for selected international markets and developing international sales and support channels. There can be no assurance that such efforts will be successful. In addition, as the Company increases its international sales, its total revenues may also be affected to a greater extent by seasonal fluctuations resulting from lower sales that typically occur during the summer months in Europe and other parts of the world. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition, the use of encryption technologies in the Company's products could subject such products to export and/or import restrictions. Any such export or import limitations could have a material adverse effect on the ability to sell the Company's products outside the United States.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

  The Company is not currently subject to direct regulation by any governmental agency, other than regulations applicable to business generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, however, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's products and increase the Company's cost of doing business or otherwise have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain.

CONCENTRATION OF STOCK OWNERSHIP

  Upon completion of this offering, the present directors, executive officers, holders of 5% or more of the Common Stock, and their respective affiliates will beneficially own approximately 66% of the outstanding Common Stock assuming no exercise of the Underwriters' over-allotment option and 63% of the outstanding Common Stock assuming full exercise of the Underwriters' over-allotment option. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. See "Principal and Selling Stockholders" and "Description of Capital Stock--Delaware Law and Certain Charter Provisions".

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

  Prior to this offering, there has been no public market for the Company's Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or be sustained after the offering. The initial offering price was determined by negotiation between the Company and the Underwriters based upon several factors. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The market price of the Company's Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many high technology companies and that have been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, prospects, financial condition and results of operations. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. See "Underwriting".

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of a substantial number of shares of Common Stock in the public market following this offering could adversely affect the market price for the Common Stock. See "Description of Capital Stock" and "Shares Eligible for Future Sale".

EFFECT OF CERTAIN CHARTER PROVISIONS; ANTI-TAKEOVER EFFECTS OF RESTATED CERTIFICATE OF INCORPORATION, RESTATED BY-LAWS AND DELAWARE LAW

  The Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of Preferred Stock. Further, certain provisions of the Company's Restated Certificate of Incorporation, including provisions that create a classified board of directors, and of the Company's Restated By-laws and of Delaware law could delay or make difficult a merger, tender offer or proxy contest involving the Company. See "Management--Executive Officers and Directors", "Description of Capital Stock--Preferred Stock" and "--Delaware Law and Certain Charter Provisions".

DILUTION

  Investors in this offering will incur immediate, substantial dilution. To the extent outstanding options to purchase the Company's Common Stock are exercised, there will be further dilution. See "Dilution".

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the 3,000,000 shares of Common Stock being offered by the Company in this offering are estimated to be $37,960,000 ($45,283,750 if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $14.00, and after the deduction of the estimated underwriting discount and estimated offering expenses payable by the Company. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. See "Principal and Selling Stockholders".

  The principal purposes of this offering are to increase the Company's equity capital, to create a public market for the Company's Common Stock, to facilitate future access by the Company to public equity markets, to provide liquidity to existing stockholders, to provide increased visibility and credibility in a marketplace where many of its current and potential competitors are or will be publicly held companies, and to enhance the ability of the Company to use its Common Stock as consideration for acquisitions and as a means of attracting and retaining key employees.

  The Company intends to use a portion of the net proceeds for the repayment of a $2,000,000 principal amount term loan from State Street Bank and Trust Company which matures in September 1996. The term loan bears interest at the bank's prime rate plus 1% and the proceeds thereof were used to fund the license fees due under a certain source code license agreement.

  The remainder of the net proceeds will be used for working capital and other general corporate purposes. The amount actually expended by the Company for working capital purposes will vary significantly depending upon a number of factors, including future revenue growth, the amount of cash generated by the Company's operations and the progress of the Company's product development efforts. The Company may also use a portion of the net proceeds to fund possible acquisitions of, or investments in, businesses, products and technologies that are complementary to those of the Company. The Company has no specific agreements, commitments or understandings with respect to any such acquisitions or investments. Pending such uses, the Company intends to invest the net proceeds of this offering in investment-grade, interest bearing instruments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

                                DIVIDEND POLICY

  The Company has never declared or paid cash dividends on its Common Stock. The Company currently intends to retain all of its earnings to finance future growth and therefore does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company is prohibited by its term loan agreement from paying cash dividends.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of March 31, 1996: (i) on an actual basis, (ii) on a pro forma basis as described in
Note 2 below and (iii) on a pro forma basis, as adjusted to give effect to the sale of 3,000,000 shares of Common Stock offered by the Company at an assumed initial public offering price of $14.00 per share. See "Use of Proceeds". The capitalization information set forth in the table below is qualified by the more detailed Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

                                                    MARCH 31, 1996(1)
                                             ----------------------------------
                                                         PRO       PRO FORMA
                                              ACTUAL   FORMA(2)  AS ADJUSTED(2)
                                             --------  --------  --------------
                                                      (IN THOUSANDS)
Short-term debt............................. $  2,000  $  2,000     $  2,000
                                             ========  ========     ========
Series B Redeemable Convertible Preferred
 Stock, $1.00 par value; 1,332,127 shares
 authorized, issued or outstanding (actual);
 no shares authorized, issued or outstanding
 (pro forma and pro forma as adjusted)......    7,380       --           --
Stockholders' equity (deficit)(3):
Series C Convertible Preferred Stock, $1.00
 par value; 1,220,000 shares authorized, no
 shares issued or outstanding (actual); no
 shares authorized, issued or outstanding
 (pro forma and pro forma as adjusted)......      --        --           --
Preferred Stock, $1.00 par value;
 447,873 shares authorized, no shares issued
 or outstanding (actual); 5,000,000 shares
 authorized, no shares issued or outstanding
 (pro forma and pro forma as adjusted)......      --        --           --
Common Stock, $.001 par value;
 30,000,000 shares authorized, 10,803,030
  shares
 issued and outstanding (actual); 50,000,000
  shares
 authorized, 11,778,224 and 14,778,224
 shares issued and outstanding (pro forma
 and pro forma as adjusted)(3)..............       11        12           15
Additional paid-in capital..................    8,145    15,494       53,451
Note receivable from executive officer......   (2,560)   (2,560)      (2,560)
Deferred compensation.......................     (135)     (135)        (135)
Accumulated deficit.........................  (12,394)  (12,394)     (12,394)
                                             --------  --------     --------
Total stockholders' equity (deficit)........   (6,933)      417       38,377
                                             --------  --------     --------
Total capitalization........................ $    447  $    417     $ 38,377
                                             ========  ========     ========

- --------
(1) The Company's Board of Directors and stockholders have approved the amendment and restatement of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock to 50,000,000 and 5,000,000 shares, respectively. See "Description of Capital Stock" and Note 6 of Notes to Financial Statements.
(2) Presented on a pro forma basis to give effect to (i) the sale subsequent to March 31, 1996 of 1,200,000 shares of Series C Preferred Stock and the receipt of $5,970,000 in net proceeds therefrom, (ii) the repurchase and retirement subsequent to March 31, 1996 of 800,000 shares of Common Stock for $6,000,000 and (iii) the automatic conversion of all outstanding shares of Series C Preferred Stock into 799,994 shares of Common Stock and all outstanding shares of Series B Preferred Stock into 975,200 shares of Common Stock, in each case upon the consummation of this offering and, with respect to the Series B Preferred Stock, assuming an initial public offering price of $14.00 per share. If the initial public offering price varies from $14.00 per share, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock is subject to adjustment from a maximum of 1,103,137 shares of Common Stock (in the event that the initial public offering price is $12.375 per share or less) to a minimum of 888,085 shares of Common Stock (in the event that the initial public offering price is $15.375 per share or greater). See "Description of Capital Stock--Authorized and Outstanding Capital Stock" and "Statement of Redeemable Convertible Stock and Stockholders' Equity (Deficit)" contained on page F-5 of the Financial Statements.
(3) Excludes (i) 3,500,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans, under which options for the purchase of an aggregate of 2,404,133 shares were outstanding as of May 1, 1996, (ii) 150,000 shares of Common Stock reserved for issuance pursuant to the Company's Employee Stock Purchase Plan and (iii) 23,333 shares of Common Stock that may be issued upon the conversion of an outstanding common stock warrant. See "Management--Stock Plans" and "--Employee Stock Purchase Plan", "Description of Capital Stock--Warrant" and Note 6 of Notes to Financial Statements.

                                   DILUTION

  As of March 31, 1996, the Company had a pro forma net tangible book value of approximately $417,000 or $.04 per share of Common Stock. Pro forma net tangible book value per share represents the Company's total tangible assets less its total liabilities, divided by the aggregate pro forma number of shares of Common Stock outstanding (after giving effect to the conversion of the outstanding shares of Series C Stock and Series B Preferred Stock into 1,775,194 shares of Common Stock as described in Note 1 below, and the repurchase of 800,000 shares of Common Stock by the Company). After giving effect to the sale of the 3,000,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $14.00 per share and after deducting the estimated underwriting discount and estimated offering expenses payable by the Company, the pro forma net tangible book value at March 31, 1996 would have been approximately $38,377,000 or $2.60 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value per share of $2.56 to existing stockholders and an immediate dilution of $11.40 per share to the investors purchasing the shares of Common Stock offered hereby. The following table illustrates such dilution per share:

   Assumed initial public offering price per share...............       $14.00
    Pro forma net tangible book value per share as of March 31,
     1996........................................................ $ .04
    Increase per share attributable to this offering.............  2.56
   Pro forma net tangible book value per share after this offer-
    ing..........................................................         2.60
                                                                        ------
   Dilution per share to new investors...........................       $11.40
                                                                        ======

  The following table summarizes, on a pro forma basis as of March 31, 1996, the total number of shares of Common Stock purchased from the Company, the total consideration paid, and the average price per share paid, by existing stockholders and by new investors, based (for new investors) upon an assumed initial public offering price of $14.00 per share (before deducting the estimated underwriting discount and estimated offering expenses):

                            SHARES PURCHASED  TOTAL CONSIDERATION
                           ------------------ ------------------- AVERAGE PRICE
                             NUMBER   PERCENT   AMOUNT    PERCENT   PER SHARE
                           ---------- ------- ----------- ------- -------------
  Existing stockhold-
   ers(2)(3)               11,778,224   79.7% $14,440,784   25.6%    $ 1.23
  New investors(3)........  3,000,000   20.3   42,000,000   74.4      14.00
                           ----------  -----  -----------  -----
  Total................... 14,778,224  100.0% $56,440,784  100.0%
                           ==========  =====  ===========  =====

- --------
(1) All outstanding shares of Series C Preferred Stock convert into 799,994 shares of Common Stock and all outstanding shares of Series B Preferred Stock convert into 975,200 shares of Common Stock, in each case upon the consummation of this offering and, with respect to the Series B Preferred Stock, assuming an initial public offering of $14.00 per share. If the initial public offering price varies from $14.00 per share, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock is subject to adjustment from a maximum of 1,103,137 shares of Common Stock (in the event that the initial public offering price is $12.375 per share or less) to a minimum of 888,085 shares of Common Stock (in the event that the initial public offering price is $15.375 per share or greater). See "Description of Capital Stock--Authorized and Outstanding Capital Stock".
(2) Does not includes an aggregate of 3,673,333 shares reserved for issuance under the Company's stock option plans, the Company's Employee Stock Purchase Plan and upon exercise of an outstanding Common Stock warrant. See "Management--Stock Plans" and "Description of Capital Stock--Warrant".
(3) Sales by the Selling Stockholders in this offering will reduce the number of shares held by existing stockholders to 11,028,224, or 74.6% (71.9% if the over-allotment option is exercised in full) of the total shares outstanding after this offering, and will increase the number of shares held by new investors to 3,750,000, or 25.4% of the total number of shares of Common Stock outstanding after this offering (4,312,500 or 28.1% of the total number of shares of Common Stock after this offering if the over-allotment option is exercised in full).

                            SELECTED FINANCIAL DATA

  The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company, including the Notes thereto, included elsewhere in this Prospectus. The statement of operations data set forth below for the period from inception (January 19, 1994) to December 31, 1994, and for the fiscal year ended December 31, 1995 and the balance sheet data as of December 31, 1994 and 1995 are derived from the Company's audited financial statements which have been audited by Arthur Andersen LLP, independent public accountants, and which are included elsewhere in this Prospectus. The statement of operations data for the three months ended March 31, 1995 and 1996 and the balance sheet data as of March 31, 1996 are derived from unaudited financial statements of the Company and include, in the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's results of operations for those periods. Operating results for the three month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the year ending December 31, 1996. The historical results are not necessarily indicative of the results of operations to be expected in the future.

                               JANUARY 19, 1994              THREE MONTHS ENDED
                                (INCEPTION) TO   YEAR ENDED       MARCH 31,
                                 DECEMBER 31,   DECEMBER 31, -------------------
                                     1994           1995       1995      1996
                               ---------------- ------------ --------- ---------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Software license and main-
   tenance...................      $   --         $ 2,151     $    43   $   710
  Consulting and education
   services..................          --           3,919         373     1,671
                                   -------        -------     -------   -------
    Total revenues...........          --           6,070         416     2,381
Cost of Revenues:
  Software license and main-
   tenance...................          --             717          22       289
  Consulting and education
   services..................          --           2,684         172       974
                                   -------        -------     -------   -------
    Total cost of revenues...          --           3,401         194     1,263
    Gross profit.............          --           2,669         222     1,118
Operating Expenses:
  Selling, general and admin-
   istrative.................          286          2,108         337     1,701
  Research and development...          894          3,182         175       399
  Compensation to executive
   officer...................          --             --          --      7,515
                                   -------        -------     -------   -------
    Total operating ex-
     penses..................        1,180          5,290         512     9,615
                                   -------        -------     -------   -------
    Operating loss...........       (1,180)        (2,621)       (290)   (8,497)
Interest Expense, net........          --             (77)        --        (18)
                                   -------        -------     -------   -------
    Net loss.................      $(1,180)       $(2,698)    $  (290)  $(8,515)
                                   =======        =======     =======   =======
Pro forma net loss per common
 and common equivalent
 share(1)....................                     $  (.21)              $  (.65)
Pro forma weighted average
 number of common and common
 equivalent shares
 outstanding(1)..............                      12,871                13,141
                                       DECEMBER 31,                    PRO FORMA
                               ----------------------------- MARCH 31, MARCH 31,
                                     1994           1995       1996     1996(2)
                               ---------------- ------------ --------- ---------
BALANCE SHEET DATA:
Cash and cash equivalents....      $   --         $   105     $ 4,822   $ 4,792
Working capital (deficit)....         (932)        (1,967)       (925)     (955)
Total assets.................           63          2,626       8,939     8,909
Redeemable convertible pre-
 ferred stock................          --             --        7,380       --
Stockholders' equity (defi-
 cit)........................         (868)        (2,804)     (6,933)      417

- -------
(1) See Note 1(k) of Notes to Financial Statements for an explanation of the determination of the number of shares used in computing pro forma net loss per common and common equivalent share.
(2) Presented on a pro forma basis to give effect to (i) the sale subsequent to March 31, 1996 of 1,200,000 shares of Series C Preferred Stock and the receipt of $5,970,000 in net proceeds therefrom, (ii) the repurchase and retirement subsequent to March 31, 1996 of 800,000 shares of Common Stock for $6,000,000 and (iii) the automatic conversion of all outstanding shares of Series C Convertible Preferred Stock into 799,994 shares of Common Stock and all outstanding shares of Series B Preferred Stock into 975,200 shares of Common Stock, in each case upon the consummation of this offering and, with respect to the Series B Preferred Stock, assuming an initial public offering price of $14.00 per share. If the initial public offering price varies from $14.00 per share, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock is subject to adjustment from a maximum of 1,103,137 shares of Common Stock (in the event that the initial public offering price is $12.375 per share or less) to a minimum of 888,085 shares of Common Stock (in the event that the initial public offering price is $15.375 per share or greater). See "Description of Capital Stock--Authorized and Outstanding Capital Stock".

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  The Company was incorporated in Delaware in January 1994 (under the name Object Power, Incorporated) and changed its name to Business@Web, Inc. in February 1996 and to OneWave, Inc. in June 1996. In 1994, the Company focused on research and development and did not generate revenues. In 1995, the Company began generating revenues through the reselling of software licenses of a related party and associated maintenance and providing consulting and education services. These revenues contributed to the funding of increased research and development and the creation of market awareness for its OpenScape product line. The Company began shipping OpenScape products in late December 1995. Total revenues from the sale of OpenScape products in 1995 were $609,000, which included a sale to Hewlett-Packard of $490,000, or 80% of total 1995 OpenScape revenues. For the three months ended March 31, 1996, the Company generated total revenues of $2,381,000, of which $710,000, or 30%, were software license and maintenance revenues and $1,671,000, or 70%, were consulting and education services revenues. The OpenScape product line accounted for 69% of total software license and maintenance revenues for the three months ended March 31, 1996, with the remaining software license and maintenance revenues generated through reselling related party software licenses and maintenance. In June 1996, the Company introduced Version 2.0 of its OpenScape product, which provides additional capabilities for the effective development of Internet applications. As a result, the Company anticipates that its future revenues will depend to a significant degree on successful introduction and market acceptance of OpenScape Version 2.0.

  In 1996, the Company intends to increase its research and development expenses and selling, general and administrative expenses. The Company's expected levels of research and development expenditures are based on a plan for current product enhancements and new product development. Selling and marketing expenses are expected to increase significantly as a result of continued expansion of distribution channels, strategic relationships, headcount, and marketing programs. Increases in general and administrative expenses are planned as the Company expands its executive management, finance and administration support, information systems and other administrative functions required to support the Company's operations.

  The Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets and technologies. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified management and other employees, continue to upgrade its technologies and commercialize products and services which incorporate such technologies, and achieve market acceptance for its OpenScape products. There can be no assurance that the Company will be successful in addressing such risks. The Company has achieved only limited revenues to date and its ability to generate significant revenues is subject to substantial uncertainty. The limited operating history of the Company makes the prediction of future results of operations difficult or impossible, and therefore, there can be no assurance that the Company will sustain revenue growth or achieve profitability. The Company has incurred net losses since inception and expects to continue to incur losses on a quarterly and annual basis for the foreseeable future. Due to all of the foregoing factors, it is possible that in some future quarter, the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock may be materially adversely affected.

RESULTS OF OPERATIONS

  The following table sets forth certain operational data as a percentage of total revenues for the year ended December 31, 1995 and the three months ended March 31, 1995 and 1996. The table does not set forth such operational data as a percentage of total revenues for the period from inception to December 31, 1994, as the Company did not generate revenues in such period and therefore such information is not meaningful.

                                                            THREE MONTHS
                                               YEAR ENDED  ENDED MARCH 31,
                                              DECEMBER 31, -------------------
                                                  1995      1995       1996
                                              ------------ -------    --------
Revenues:
  Software license and maintenance...........      35%          10%         30%
  Consulting and education services..........      65           90          70
                                                  ---      -------    --------
    Total revenues...........................     100          100         100
Cost of Revenues:
  Software license and maintenance...........      12            5          12
  Consulting and education services..........      44           41          41
                                                  ---      -------    --------
    Total cost of revenues...................      56           47          53
    Gross profit.............................      44           53          47
Operating Expenses:
  Selling, general and administrative........      35           81          71
  Research and development...................      52           42          17
  Compensation to executive officer..........      --           --         316
                                                  ---      -------    --------
    Total operating expenses.................      87          123         404
                                                  ---      -------    --------
    Operating loss...........................     (43)         (70)       (357)
Interest Expense, net........................       1          --            1
                                                  ---      -------    --------
    Net loss.................................     (44)%        (70)%      (358)%
                                                  ===      =======    ========

 THREE MONTHS ENDED MARCH 31, 1996 COMPARED WITH THREE MONTHS ENDED MARCH 31,
 1995

  REVENUES. Total revenues increased $1,965,000 to $2,381,000, for the three months ended March 31, 1996 from $416,000 for the comparable quarter in 1995. The increase was due primarily to the introduction and expansion of the Company's product offerings, including consulting and education services, related party software licenses and the OpenScape product line. For the three months ended March 31, 1996, revenues consisted of 30% from software license and maintenance revenues and 70% from consulting and education services revenues compared with 10% and 90%, respectively, for the comparable period for the prior year. For the three months ended March 31, 1996, OpenScape software license and maintenance revenues were $488,000, representing 69% of software license and maintenance revenues and 20% of total revenues. For the three months ended March 31, 1995, the Company's software license and maintenance revenues consisted solely of sales of software licenses of a related party and associated maintenance. The Company has achieved only limited revenues from OpenScape products and there can be no assurance that the Company will sustain revenue growth or market acceptance for these or other products which it markets.

  COST OF REVENUES. Cost of software license and maintenance revenues consists of the cost of software and maintenance purchased for resale from a related party, distribution costs and support personnel costs. The cost of consulting and education services consists primarily of consulting and support personnel salaries, related costs and fees to third-party service providers. Total cost of revenues increased $1,069,000 to $1,263,000 for the three months ended March 31, 1996 from $194,000 for the comparable prior period. Total cost of revenues as a percentage of total revenues was 47% and 53% for the three months ended March 31, 1995 and 1996, respectively. The cost of revenues as a percentage of associated software license and maintenance revenues for the three months ended March 31, 1996 and 1995 were 41% and 52%, respectively. The cost of software license and maintenance revenues as a percentage of associated revenues has decreased due to an increase in revenues derived from the sale of the Company's OpenScape products, which have a lower cost of revenues than the resale of related party software licenses and maintenance. The cost of revenues as a percentage of associated consulting and education services revenues for the three months ended March 31, 1996 and 1995 were 58% and 46%, respectively. The cost of consulting and education services revenues increased as a percentage of associated revenues due to the greater costs associated with consulting services, which the Company commenced offering in the third quarter of 1995. Consulting service revenues generally have a higher cost of associated revenue as compared with education service revenues. The Company believes that cost of revenues comparisons are not meaningful or representative of future results. In future periods, cost of revenues may be affected by several factors, including distribution channels, price reductions, competition, increases in cost of revenues, changes in product mix and other factors.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses consist of payroll costs related to executive management, finance, administration, sales and marketing personnel, and costs for advertising, marketing and related administrative support. Selling, general and administrative expenses increased to $1,701,000 for the three months ended March 31, 1996 from $337,000 for the comparable prior period, representing 71% and 81% of total revenues, respectively. The total dollar increase reflects the Company's increased sales, marketing and distribution efforts through increased headcount and related staffing expenditures. The Company expects such total dollar increases to continue throughout 1996 and future periods.

  RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses primarily consist of payroll-related costs, fees to independent contractors and purchases of technology. To date, the Company has expensed all software development costs as incurred. Research and development expenses increased to $399,000 for the three months ended March 31, 1996 from $175,000 for the comparable prior period, representing 17% and 42% of total revenues, respectively. The total dollar increase is attributable to increased headcount and related costs which reflect the Company's efforts to enhance the functionality of its products. The Company believes that it will be necessary to make continued significant expenditures on research and development to remain competitive.

  COMPENSATION TO EXECUTIVE OFFICER. During the three months ended March 31, 1996, certain of the Company's controlling stockholders sold 960,000 shares of Common Stock to Klaus Besier for an aggregate purchase price of $1,440,000, and agreed to make certain payments to Mr. Besier to secure his services as the Company's Chief Executive Officer. In accordance with generally accepted accounting principles, the Company recorded a non-cash expense of $7,515,000 relating to these transactions. This non-cash expense consists of: (i) $5,760,000, which represents the difference between the purchase price paid by Mr. Besier for the shares of Common Stock that he purchased and the fair market value of those shares at that time; (ii) $1,000,000, relating to a payment received by Mr. Besier from one of the Company's controlling stockholders; and (iii) $755,000, representing the value of a payment that such stockholder agreed to make to Mr. Besier in the event of a decline in the value of certain stock appreciation rights held by Mr. Besier on capital stock of his former employer. In the event of fluctuations in the value of these stock appreciation rights, the Company may record additional non-cash charges or credits, which could be significant, through September 30, 1996. See Note 10 of Notes to the Financial Statements.

  INTEREST EXPENSE, NET. For the three months ended March 31, 1996, the Company recorded net interest expense of $18,000. This expense is comprised of interest on the Company's $1,000,000 notes payable to stockholders and $2,000,000 advance under its secured term note with a bank, offset by interest income of approximately $16,000 on the Company's cash and cash equivalents. The Company did not have any outstanding debt for the comparable period in the prior year. In March 1996, the outstanding notes payable to stockholders were repaid in full.

 FISCAL YEAR ENDED DECEMBER 31, 1995 COMPARED WITH THE PERIOD FROM INCEPTION (JANUARY 19, 1994) TO DECEMBER 31, 1994

  REVENUES. In 1994, the Company focused on research and development and did not generate revenues. In 1995, the Company began generating revenues through the reselling of related-party software licenses and associated maintenance and providing consulting and education services. These revenues contributed to the funding of increased research and development and creation of market awareness for its OpenScape product line. The Company began shipping OpenScape in late December 1995. Total revenues in 1995 were $6,070,000, of which 35%, or $2,151,000, were software license and maintenance revenues and 65%, or $3,919,000, were consulting and education services revenues. Software license revenues includes $500,000 from a non-recurring sale of source code for an application unrelated to the OpenScape product line to a related party. See "Certain Transactions" and Note 7 of Notes to Financial Statements. In 1995, OpenScape software license and maintenance revenues were $609,000, which represented 28% of total software license and maintenance revenues for the year. Total 1995 OpenScape revenues included a sale to Hewlett-Packard of $490,000, or 80% of total 1995 OpenScape revenues. The Company has achieved only limited revenues from OpenScape products and there can be no assurance that the Company will sustain revenue growth or market acceptance for these or other products which it markets.

  COST OF REVENUES. The Company did not generate revenues in 1994 and therefore did not incur cost of revenues in this period. Total cost of revenues as a percentage of total revenues was 56% in 1995. Total software license and maintenance costs and consulting and education services costs as a percentage of associated revenues were 33% and 68%, respectively, in 1995.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased to $2,108,000 in 1995 from $286,000 for the prior year. Selling, general and administrative expenses represented 35% of total revenues in 1995. The total dollar increase in selling, general and administrative expenses reflected the Company's increased sales, marketing and distribution efforts from increased headcount and related staffing. The Company expects such total dollar increases to continue throughout 1996 and future periods.

  RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased to $3,182,000 in 1995 from $894,000 for the prior year. Research and development expenses represented 52% of total revenues in 1995. To date, the Company has expensed all software development costs as incurred. Research and development expenses in 1994 included $350,000 relating to the purchase of technology rights and $373,000 for independent contractors. The total dollar increase is attributable to increased headcount and related costs which reflect the Company's efforts to enhance the functionality of products. During 1995, the Company recorded non-recurring expenses of $2,550,000 for purchases of technology rights to incorporate in its OpenScape products. See Note 1 of Notes to Financial Statements.

  INTEREST EXPENSE, NET. For the year ended December 31, 1995, the Company recorded net interest expense of $77,000. This expense is comprised of interest on the Company's $1,000,000 debt to stockholders. The Company did not have any outstanding debt for the period from inception to December 31, 1994.

 SELECTED QUARTERLY OPERATING RESULTS

  The following table sets forth statement of operations data for each of the five quarters in the period ended March 31, 1996, as well as the percentage of the Company's total revenues represented by each item. This unaudited quarterly information has been prepared on the same basis as the audited financial statements appearing elsewhere in this Prospectus and in the opinion of management, all necessary adjustments (consisting only of normal recurring adjustments) have been included to present fairly the unaudited quarterly results when read in conjunction with the Company's audited financial statements and the notes thereto appearing elsewhere in this Prospectus. The operating results for any quarter are not necessarily indicative of the results for any future period.

                                             THREE MONTHS ENDED
                               --------------------------------------------------
                                                               DEC.
                               MARCH 31, JUNE 30,  SEPT. 30,    31,     MARCH 31,
                                 1995      1995      1995      1995       1996
                               --------- --------  ---------  -------   ---------
                                               (IN THOUSANDS)
STATEMENT OF OPERATIONS:
Revenues:
  Software license and main-
   tenance...................    $  43    $  --     $  400    $ 1,708    $   710
  Consulting and education
   services..................      373      598      1,629      1,319      1,671
                                 -----    -----     ------    -------    -------
    Total revenues...........      416      598      2,029      3,027      2,381
Cost of Revenues:
  Software license and main-
   tenance...................       22      --         208        487        289
  Consulting and education
   services..................      172      407      1,170        935        974
                                 -----    -----     ------    -------    -------
    Total cost of revenues...      194      407      1,378      1,422      1,263
    Gross profit.............      222      191        651      1,605      1,118
Operating Expenses:
  Selling, general and admin-
   istrative.................      337      313        440      1,018      1,701
  Research and development...      175      139        331      2,537        399
  Compensation to executive
   officer...................      --       --         --         --       7,515
                                 -----    -----     ------    -------    -------
    Total operating ex-
     penses..................      512      452        771      3,555      9,615
    Operating loss...........     (290)    (261)      (120)    (1,950)    (8,497)
Interest Expense, net........      --        17         20         40         18
                                 -----    -----     ------    -------    -------
    Net loss.................    $(290)   $(278)    $ (140)   $(1,990)   $(8,515)
                                 =====    =====     ======    =======    =======
PERCENTAGE OF TOTAL REVENUES:
Revenues:
  Software license and main-
   tenance...................       10%     -- %        20%        56%        30%
  Consulting and education
   services..................       90      100         80         44         70
                                 -----    -----     ------    -------    -------
    Total revenues...........      100      100        100        100        100
Cost of Revenues:
  Software license and main-
   tenance...................        5      --          10         16         12
  Consulting and education
   services..................       41       68         58         31         41
                                 -----    -----     ------    -------    -------
    Total cost of revenues...       47       68         68         47         53
    Gross profit.............       53       32         32         53         47
Operating Expenses:
  Selling, general and admin-
   istrative.................       81       52         22         34         71
  Research and development...       42       23         16         84         17
  Compensation to executive
   officer...................      --       --         --         --         316
                                 -----    -----     ------    -------    -------
    Total operating ex-
     penses..................      123       76         38        117        404
    Operating loss...........      (70)     (44)        (6)       (64)      (357)
Interest Expense, net........      --         3          1          1          1
                                 -----    -----     ------    -------    -------
    Net loss.................      (70)%    (46)%       (7)%      (66)%     (358)%
                                 =====    =====     ======    =======    =======

  Software license and maintenance revenues and consulting and education services revenues commenced in the three months ended March 31, 1995, and increased significantly in the second half of 1995. Software license and maintenance revenues increased in the three months ended December 31, 1995 as a result of the $500,000 non-recurring sale of source code for an application unrelated to the OpenScape product line to a related party; the $490,000 license of OpenScape to Hewlett-Packard; and increased revenues from the resale of software licenses from a related party and associated maintenance. Software license and maintenance revenues for the three months ended March 31, 1996 decreased from the prior three month period due to the $500,000 nonrecurring sale in the prior three month period, and a decrease in revenues from resale activities, partially offset by an increase in OpenScape software license revenues. Consulting and education services revenues increased significantly in the three months ended September 30, 1995 primarily as a result of increased consulting activities and to a lesser extent an increase in education services. Consulting and education services revenues decreased in the three months ended December 31, 1995 and increased in the three months ended March 31, 1996, primarily due to seasonal fluctuations in education service activities, while consulting activities remained relatively stable. Operating expenses increased in the second half of 1995 primarily due to the increase in personnel and the purchase of technology in the three months ended December 31, 1995.

  The Company may experience significant fluctuations in future quarterly operating results that may be caused by many factors including, among others, the timing or introduction of, or enhancement to, the Company's products or services, the demand for the Company's products or services, the distribution of the Company's products and services, the timing of introduction of products or services by the Company's competition, the mix of products and services that the Company provides, the rate of market acceptance of Internet technology, the timing and rate at which the Company increases its expenses to support projected growth, competitive conditions in the industry and general economic conditions. The Company believes that period-to-period comparisons of its operating results are not meaningful and should not be relied upon as any indication of future performance. Due to the foregoing factors, among others, it is possible that the Company's future quarterly operating results from time to time will not meet the expectations of market analysts or investors, which may have an adverse effect on the price of the Company's Common Stock.

LIQUIDITY AND CAPITAL RESOURCES

  Historically, the Company has funded its cash requirements principally through the sale of its equity securities, borrowings from its stockholders and bank borrowings. From inception through March 31, 1996, the Company had raised net proceeds of approximately $7,842,000 from the private sale of equity securities, including approximately $6,780,000 in the three months ended March 31, 1996. The Company, as of March 31, 1996, had cash and cash equivalents of $4,822,000 and a working capital deficit of $925,000. In April 1996, the Company issued 1,200,000 shares of Series C Preferred Stock at a price of $5.00 per share for net proceeds of $5,970,000 and repurchased and retired 800,000 shares of outstanding Common Stock at $7.50 per share. In addition, in April 1996, the Company received $100,000 upon the exercise of an option to purchase 66,666 shares of Common Stock at $1.50 per share.

  In February 1996, the Company entered into a financing agreement with a bank. The agreement provides for a revolving line of credit, an equipment line of credit and a secured term note. As of May 1, 1996, the Company had no outstanding balances under the revolving line of credit or the equipment line of credit. Borrowings under the revolving line of credit are limited to the lesser of $2,500,000 or 80% of qualified accounts receivable and bear interest at either the bank's prime rate plus 1% or LIBOR. Borrowings under the equipment line are limited to $500,000 for the purchase of new equipment. Advances under the equipment line of credit will be repaid over a three-year period. Borrowings under the equipment line bear interest at either the bank's cost of funds plus 3 1/2% or the bank's prime rate plus 1 1/2%. In March 1996, the Company borrowed the $2,000,000 under the secured term note, which was used to pay for source code technology purchased from a related party. The secured term note is repayable on September 30, 1996. Borrowings under the secured term note bear interest at the bank's prime rate plus 1%. The revolving line of credit and equipment line of credit expire on June 30, 1997. The financing agreement contains certain restrictive covenants regarding, among other items, minimum levels of tangible net worth. The agreement is collateralized by all assets of the Company and is guaranteed by certain stockholders.

  The Company's operating activities utilized cash and cash equivalents of approximately $236,000, $1,495,000 and $1,801,000 in the period from inception to December 31, 1994, the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

  The Company's investing activities, which consisted of purchases of property and equipment, utilized cash and cash equivalents of approximately $76,000, $150,000 and $1,261,000 in the period from inception to December 31, 1994, the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

  The Company's financing activities provided cash and cash equivalents of approximately $312,000, $1,750,000 and $7,780,000 in the period from inception to December 31, 1994, the year ended December 31, 1995 and the three months ended March 31, 1996, respectively, primarily from the private issuance of equity securities, borrowings under its secured term note payable and borrowings under its long term debt agreements with stockholders.

  The Company has agreed to loan to an executive officer up to $2,560,000 for payment of his anticipated income tax liability resulting from his purchase of 960,000 shares of the Company's Common Stock from a significant stockholder for a purchase price less than its then current fair market value. The Company believes that it will fund the amounts under the loan agreement in the first quarter of 1997. See "Certain Transactions". The Company has no other significant commitments other than obligations under its secured term note payable and operating leases.

  At December 31, 1995, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $3,020,000. These losses are available to reduce federal and state taxable income, if any, in future years. See Note 4 of Notes to Financial Statements.

  The Company estimates that capital expenditures in 1996 will be approximately $2,000,000 to $3,000,000. In the event that the public offering contemplated by this Prospectus is not consummated, the Company believes that its existing capital resources are adequate to meet its cash requirements through December 31, 1996. In addition, certain stockholders have committed, in the event that the public offering is not consummated, to provide the necessary funding to allow the Company to operate through December 31, 1996 if the existing capital resources are not sufficient to fund the Company's operations. See "Certain Transactions".

  The Company currently anticipates that the net proceeds of this offering, existing cash balances and borrowings available under the Company's bank agreement will be sufficient to meet its anticipated working capital and capital expenditure requirements for the next 18 months. Thereafter, the Company may need to raise additional funds. The Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced products or services, to respond to competitive pressures or to acquire complementary businesses or technologies. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. There can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company may be unable to develop or enhance products or services, take advantage of future opportunities, or respond to competitive pressures, which could have a material adverse effect on the Company's business, financial condition or operating results.

                                   BUSINESS

  OneWave, Inc., formerly Business@Web, Inc. ("OneWave" or the "Company"), is a provider of "Web-enabled" software for the development and deployment of mission-critical business applications across an organization's disparate information technology ("IT") systems and the extension of those applications to Intranets and the Internet. The Company's OpenScape products enable organizations to extend their current IT capabilities to conduct new, dynamic and interactive communication and transactions with key audiences in their "extended enterprise" including customers, suppliers, distributors and business partners. OpenScape products provide the high-volume and real-time performance capabilities required by businesses through the utilization of standard Internet protocols, component-based, object-oriented technology, a scaleable, multi-tier architecture and an intuitive point-and-click development environment. The Company believes that its products will enable organizations to achieve significant competitive advantages by increasing responsiveness to changing business conditions, and exploiting the low cost, flexibility and ease-of-use of Internet technologies.

INDUSTRY BACKGROUND

 BUSINESS REENGINEERING AND THE USE OF INFORMATION TECHNOLOGY

  In response to increased competitive pressures, businesses in recent years have engaged in the extensive reengineering of critical business processes in an attempt to reduce operating costs, shorten product development cycles and time-to-market, improve product quality and increase responsiveness to the demands of customers and business partners. To date, these reengineering efforts have primarily focused on realizing productivity and efficiency gains within internal business processes, such as finance, order entry, manufacturing and resource planning. Businesses have begun to shift the focus of their reengineering efforts from internal to external business processes, such as supply chain and distribution channel management. A key enabler of reengineering efforts has been the deployment and effective use of IT systems to manage critical business processes and information. Historically, most organizations addressed their IT requirements through legacy systems, which are highly customized, proprietary mainframe or mini-computer systems. The limitations of legacy systems, such as cost and lack of flexibility, have led organizations to utilize powerful and relatively inexpensive personal computers and networking technologies to deploy departmental client/server IT systems.

  Organizations' ability to develop and deploy effective, enterprise-wide business applications has been limited by the proliferation of disparate IT systems. The lack of interoperability across different systems has introduced inefficiencies by creating isolated islands of information which are inaccessible from certain locations within an organization. Such problems are dramatically compounded when organizations attempt to extend business applications to connect their IT systems with the disparate IT systems of their "extended enterprise", including customers, suppliers, distributors and business partners.

 THE EMERGENCE OF THE INTERNET AND INTRANETS

  The recent emergence of the World Wide Web ("Web") and Internet technologies offers businesses the opportunity to significantly improve collaboration and communication both within the enterprise and with the extended enterprise. Unlike current legacy and client/server IT solutions, Internet technologies enable data exchange and collaboration based on cost-effective, easily deployable and non-proprietary technology. The Company believes that businesses will be able to realize substantial productivity and efficiency gains by using the Internet to conduct business transactions with key audiences of the extended enterprise. The Company also believes that significant gains will be realized by organizations deploying "Intranets", internal networks that utilize the same

Internet technologies and protocols. Intranets exploit the openness, ease-of-use and cross-platform functionality of Internet technologies to facilitate information dissemination, communication and collaboration within the enterprise.

 MARKET OPPORTUNITY

  The Company believes that significant demand exists for a solution which not only integrates business applications with legacy systems, client/server systems and databases, but also seamlessly extends those applications across the enterprise to internal users via Intranets or to users in the extended enterprise through the Internet. The Company believes that an effective IT solution must address the following challenges:

  . LACK OF ENTERPRISE-WIDE SOLUTIONS FOR THE EXTENDED ENTERPRISE. Current legacy and client/server systems generally do not adequately integrate an organization's enterprise-wide business applications with the constituents of its extended enterprise. Historically, business-to-business electronic transactions have been limited to inflexible, platform-specific electronic data interchange ("EDI") links. The emergence of the Internet has made the development of more dynamic applications for business-to-business communication and transactions possible. However, current Internet business applications addressing the extended enterprise require expertise in multiple, complex Web-related programming languages, the costly use of multiple Web servers and the difficult integration of those servers and applications across disparate IT systems.

  . ABSENCE OF FLEXIBLE DEVELOPMENT ENVIRONMENT. Most current development and application frameworks are designed for specific IT systems and do not provide a migration path for extending business applications from one IT infrastructure to another. For example, a business application developed for a client/server system would typically require substantial redevelopment in order to be deployed in an Intranet or Internet environment.

  . LACK OF HIGH-PERFORMANCE INTERNET BUSINESS SOLUTIONS. Effective use of the Internet for mission-critical business processes requires that existing Web technologies be enhanced to accommodate the high volume and performance requirements of most business transactions. For example, most current Web technologies rely on the retrieval of "static" Web pages from a dedicated Web server. As a result, such technologies do not allow the development of a business application with a robust, real-time, direct connection between a business user in the extended enterprise and the necessary database, application server, legacy or client/server system within an enterprise, Intranet or Internet environment.

  . SIGNIFICANT CONTINUED USE OF LEGACY SYSTEMS. Many businesses seeking to implement Web-enabled solutions must do so while preserving their significant investments in legacy systems. Legacy systems continue to play an integral role in IT infrastructures of numerous organizations due to the importance of the functions managed by those systems, the desire to preserve the integrity and validity of the data in those systems, and the cost and/or time constraints of migrating those systems to a client/server framework.

  . EXISTENCE OF INACCESSIBLE ISLANDS OF INFORMATION. Businesses with IT infrastructures based on legacy or client/server frameworks often deploy several different hardware, software and networking technologies in the attempt to capture the benefits of the best components from multiple vendors. Current development environments have limited ability to address this "best-of-breed" approach, which results in limited operability across systems and applications and has created isolated islands of information throughout an organization.

  . NEED TO ACCELERATE APPLICATION DEVELOPMENT. Organizations are increasingly seeking flexible IT solutions that enable the rapid development and deployment of robust business applications. Rapid application development is currently limited by the need for recoding each time a new application is developed. Object-oriented computing provides the benefit of reusable software, but is limited by the necessity of using complex programming languages. Although current object-oriented application development tools enable the creation of shareable, reusable software components, few such tools offer rapid development and deployment capabilities across the enterprise, Intranet and Internet environments.

THE ONEWAVE SOLUTION

  The Company's OpenScape product line enables organizations to develop and deploy business applications which take advantage of the low cost, ease-of-use and flexibility of Internet technologies. OpenScape solutions not only integrate existing legacy systems, client/server systems and databases within the enterprise, but also extend applications on those systems through Intranet and Internet environments. The Company's products allow organizations to reach beyond the enterprise and conduct new, dynamic and interactive transactions with key audiences in the extended enterprise. The Company believes that its products and services offer businesses a number of key benefits, including the following:

  . ENABLE RAPID ADOPTION AND MIGRATION OF INTRANET AND INTERNET STRATEGIES. The Company's OpenScape development environment, based upon a distributed component, multi-tiered architecture, allows the development of enterprise-wide applications which can be easily integrated with disparate legacy and client/server systems, existing business applications and emerging technologies. The integration and extension capabilities of OpenScape provide organizations with the ability to rapidly adopt an Intranet or Internet strategy which is highly customized to current business needs and flexible enough to be reconfigured to meet future business requirements and evolving technology standards.

  . SUPPORT HIGH PERFORMANCE INTERNET BUSINESS APPLICATIONS. Unlike current Web technologies, OpenScape allows development of applications with the high volume and real-time performance capabilities required by businesses. For example, using OpenScape and a Web browser, suppliers in the extended enterprise can directly access the necessary business application on their manufacturer's legacy or client/server system without being routed through a Web server. This direct access can provide the speed and robustness required for high performance business transactions.

  . LEVERAGE EXISTING IT INVESTMENTS. The open, standards-based nature of the Company's products allows businesses to maximize the value of their existing IT systems. The Company's "Web-enabled" application framework provides organizations with an inexpensive and efficient method for developing new applications and modifying existing applications to access current legacy and client/server systems and extend those applications to Intranets and the Internet. The Company's powerful and easy-to-use development and deployment products also allow organizations to extend their IT capabilities while preserving investments in training and personnel.

  . CONNECT ISOLATED ISLANDS OF INFORMATION. Through OpenScape's open, standards-based architecture and its broad, cross-platform operability, the Company is able to bridge the traditional communication gaps between disparate systems within an organization. In addition, organizations are able to rapidly develop and deploy enterprise-wide business applications that access multiple information sources and business applications through an Intranet or Internet environment.

  . ACCELERATE APPLICATION DEVELOPMENT. The Company's OpenScape development products utilize distributed component, object-oriented technology which provides an intuitive point-and-click development environment. These products enable organizations to rapidly develop shareable, reusable software components by utilizing existing skills without requiring mastery of complex programming languages. Once business applications have been developed, they can be easily modified with little or no recoding through component sharing and reuse. The use of OpenScape components can create competitive advantages for organizations by reducing the time-to-market of future business applications, increasing responsiveness to changing business conditions and increasing return on IT investments.

THE ONEWAVE STRATEGY

  OneWave's objective is to be a leading provider of "Web-enabled" software that supports the development and deployment of mission-critical business applications across disparate IT systems and extends those applications to Intranets and the Internet. To achieve this objective, the Company is focusing on the following key elements of its business strategy:

  . CONTINUALLY RELEASE NEW PRODUCTS TO INTEGRATE EMERGING TECHNOLOGIES. The Company's OpenScape products are able to access a wide variety of environments and applications. Due to the modular nature of the Company's core OpenScape technology, the Company can rapidly develop OpenExtensions--specific add-on products which enable communication with proprietary environments, such as SAP R/3--and continually integrate new capabilities such as improved security mechanisms and component repositories. The Company intends to release OpenExtensions for Baan and PeopleSoft applications during 1996 and regularly introduce additional OpenScape products for emerging environments and applications.

  . SUPPORT MULTIPLE POINTS OF ENTRY. The Company's OpenScape products have been designed to provide organizations with a flexible and comprehensive Internet solution regardless of their current IT infrastructure. Business applications developed with OpenScape products support multiple points of entry due to their ability to function in enterprise, Intranet and Internet environments. The Company's products utilize Internet protocols and a scalable multi-tier architecture which provide organizations with the built-in capability of extending an enterprise solution to an Intranet or the Internet at a later date. This flexibility allows the Company's solution to be adapted to changing business needs and the evolving Internet environment.

  . LEVERAGE RELATIONSHIPS WITH LEADING TECHNOLOGY COMPANIES. The Company believes that a key element to the success of delivering a complete Web-enabled business solution is to leverage the use of its technologies through the development of strategic relationships with leading technology companies. To this end, the Company has developed relationships with third-party technology implementors such as Deloitte & Touche/ICS, software application vendors such as Baan, PeopleSoft and SAP, an Internet service provider, BBN, and other technology providers such as Hewlett-Packard, NEC and Informix. These strategic relationships provide the Company with the opportunity to market its products to a large installed base of organizations in need of Web-enabling extensions and enhancements for their current IT infrastructure.

  . DEVELOP MULTIPLE CHANNELS OF DISTRIBUTION. To reach a broad potential customer base, the Company believes that it must develop multiple distribution channels. The Company anticipates that its direct sales force will focus on large and mid-sized customers and leverage the Company's strategic relationships to access particular vertical markets of target organizations. Through its strategic relationships with system integrators, hardware vendors, application providers and database vendors, the Company expects to gain access to a large installed base of potential customers. Over time, the Company intends to extend the depth and breadth of its product penetration by augmenting its direct selling efforts and strategic relationships with additional indirect distribution channels, including VARs and ISVs.

TECHNOLOGY

 OVERVIEW

  The Company's OpenScape products allow organizations to Web-enable business applications through the use of a distributed component architecture employing a multi-tier client/server infrastructure, where presentation, functionality and data access are developed and deployed as independent layers. In this multi-tier architecture, each tier may be expanded in a modular fashion by adding components which are reusable and shareable across applications. Client-based components are handled by the Company's WebEngine Client and the server-based components are run using the Company's Distributed WebEngine. OpenScape components can be partitioned, or split apart, placing the appropriate application logic on the server or client.

  [Graphic depicts a rectangle divided into three segments. There is a small gap between each of the segments. The front edges of these segments are labeled, from right to left, "Data Access", "Functionality" and "Presentation". The left end of the rectangle contains a low brick wall, labeled "Firewall." In the "Presentation" segment to the left side of the firewall are three personal computers, labeled "Distributor", "Partner" and "Customer". The screen of each computer says "Web Browser", and the top of each computer is labeled "OpenScape WebEngine Client". There are arrows from each computer to the "Firewall". On the "Presentation" segment to the right of the firewall there are two computers. One is labeled "OpenScape WebEngine Client", with the words "Web Browser on its screen, and the other is labeled "OpenScape WebEngine Client" with the words "Desktop Application" on its screen. There are arrows between the Firewall and each of these computers to the box on the "Functionality" segment. The "Functionality" segment is entirely occupied by a box labeled "OpenScape Distributed WebEngine Data Integration & Analysis". Attached to this box and extending across the gap and over a small portion of the "Data Access" segment is a rectangular box with four cylinders extending farther out over the "Data Access" segment labeled "OpenScape OpenExtension". Placed on the "Data Access" segment, next to each of these cylinders, are four small rectangular boxes labeled (from back to front) "Legacy System", "Client/Server System",
"Database" and "Emerging Technologies". There is an arrow from each of the "OpenExtension" cylinders to the box next to it. Above the "Presentation" segment is the label "Intranet"; above the "Functionality" segment is the label "Enterprise; and above the "Data Access" segment is the label "Current IT System".]

  Presentation components within the WebEngine Client run on the client machine and provide the screens and dialogs needed for highly interactive applications. When deployed, OpenScape presentation components require minimal processing power from the client machine, allowing standard desktop PCs to access an organization's business applications. The presentation layer implemented in OpenScape may be used in multiple Web browsers as well as other client environments to allow for support of multiple deployment environments and migration of enterprise applications towards Web-enabled solutions.

  Functionality components implement the business logic of an application and support several types of requesting clients such as enterprise, Intranet or Internet users. The separation of the functionality layer from the presentation and data access layers allows modification of the functionality layer independent from the other layers. Functionality components run on either the WebEngine Client or the Distributed WebEngine, but are typically server-based to simplify management and to leverage the server's processing capabilities.

  Data access components running in the Distributed WebEngine are used to retrieve data from databases and other sources such as legacy applications. Functionality components which utilize this information are not dependent on the actual data source, but only the results which are supplied by the data access components. This independence allows data sources to be changed without requiring modifications to the business logic. The Distributed WebEngine supports data translation and local calculations with retrieved data, thereby facilitating the creation of consistent results from different data sources. To reduce the amount of traffic between the client and the server, and thereby increase the performance of the Web-enabled application, the Distributed WebEngine transfers only necessary data to the client.

  OpenScape's distributed component architecture allows disparate back-end information systems to be "plugged-in" to the same application framework. For example, OneWave products allow development of an application with seamless access to data from both an SAP R/3 system and a mainframe database. Access to each system is provided through the Company's Distributed WebEngine, which regulates, manages and secures all application traffic from the clients. The Company's OpenExtensions provide pre-configured connectivity to each back-end system managed by the Distributed WebEngine. The code libraries and processes that are typically required for integrating with a target back-end IT system need only reside on the server with the OpenExtension, which simplifies licensing and management and eliminates the need for installation on the client machine. Any number of OpenExtensions may be incorporated into an application as required. OpenExtensions also may be used to support access to connectivity standards such as Microsoft's OLE (Object Linking and Embedding) and the Open Software Foundation's DCE (Distributed Computing Environment). The Company will continually develop additional OpenExtensions to support connectivity to new systems and standards as they evolve.

 DEVELOPMENT

  Components for all application tiers are developed and defined within the OpenScape Workbench, a graphical environment designed to simplify and accelerate application development by minimizing, and often eliminating, programming tasks. The OpenScape development environment is extensible to accommodate rapid changes in technology. OpenScape provides the following capabilities during the development process:

  . RAPID APPLICATION DEVELOPMENT. Components may be run and debugged within the Workbench to facilitate testing and iterative development. Most aspects of the OpenScape scripting language and visual components are compatible with Visual Basic for Applications ("VBA"), allowing an organization to leverage the existing programming skills of its application developers.

  . VISUAL COMPONENT REUSE. OpenScape utilizes a modular building block approach to development where complex components are assembled from sets of more basic components. Once a visual component has been developed for an application, the same component can be embedded in additional components or deployed in the original application for use in the enterprise, Intranet or Internet without any additional recoding.

  . EASE OF INTEGRATION. OpenExtensions directly import function definitions from back-end systems using point-and-click operations. The same scripting language can be used to access all back-end systems and components regardless of the original development environment. This significantly reduces the complexity typically involved in creating applications with numerous back-end systems.

  . LOCAL AND REMOTE TRANSPARENCY. The scripting language used to access a client-based or server-based component with OpenScape is the same. Applications that have been configured for a specific environment, such as Microsoft's desktop environment, do not have to be significantly rewritten to accommodate a different configuration, such as NetScape's Navigator.

  . THIRD-PARTY COMPONENTS. Components from other vendors, such as Microsoft's ActiveX controls, may be used as part of an OpenScape project for enhanced functionality. In addition, interoperability with productivity applications, such as Microsoft Excel, allows these applications to be utilized as part of an OpenScape solution.

 DEPLOYMENT

  Once developed, an application's components are deployed onto an organization's server platforms. The visual components of an application are deployed onto the Web server, and are stored there with the organization's Web pages. The components in the functionality and data access layers are typically deployed onto a separate server that hosts the Distributed WebEngine.

  Once an application has been deployed, it can be accessed over the Internet through an organization's Web site. The visual components are downloaded on demand to a Web browser using the standard Internet HTTP protocol. This process ensures that the client always runs the most current version of an application. To minimize download time, only the necessary components need be downloaded initially; additional components may be transferred and run by an application as needed. Multiple browser standards are supported for running components, such as ActiveX from Microsoft and the plug-in capabilities of Netscape. An external viewer is also available for browsers that do not support component standards or to run downloaded applications independently from a browser. Desktop environments are also supported by OpenScape components using OLE or OCX standards.

  Once the client application is downloaded, the Web server does not need to be contacted for further application functions. Web page access and delivery is separated from back-end integration and multiple geographically dispersed servers may be accessed directly from the client. All application communication occurs via an encrypted, secure connection between the WebEngine Client on the Internet client machine and the Distributed WebEngine on the application server hardware. The Distributed WebEngine supports multiple security standards for different customer needs and can be expanded to accommodate additional standards as they emerge. The Distributed WebEngine is multi-threaded, which enables high performance for many simultaneous users.

  While the Company's other current products have certain limited development capabilities for Internet applications, the Company in June 1996 introduced OpenScape Version 2.0, which provides additional capabilities for the effective development of Internet applications. See "Risk Factors-- Recent Introduction of OpenScape Products; New Releases".

PRODUCTS

 DEVELOPMENT PRODUCTS

  The Company's development products are designed to facilitate the rapid development of multi-tiered enterprise, Intranet and Internet applications from a single platform. OpenScape development products include the following:

  OPENSCAPE. OpenScape provides a single environment for building all tiers of a distributed enterprise, Intranet or Internet business application. OpenScape includes the OpenScape Workbench, the Visual Component Builder, the OpenExtension for OLE Automation and the OpenExtension for Open Database Connectivity ("ODBC"). The OpenScape Workbench acts as a repository for storing and managing multiple applications while providing the ability to share and reuse components between applications. The Visual Component Builder provides a point-and-click development environment for the creation of reusable graphical user interface screens. The Visual Component Builder's integrated development environment, with application programming and debugging features, provides the ability to write application code in a VBA compatible language. Application components built with the Visual Component Builder can also incorporate off-the-shelf user interface controls, such as Microsoft's ActiveX controls, and can integrate with off-the-shelf productivity applications, such as Microsoft Excel and Lotus Notes. The OpenExtension for OLE Automation automatically imports function and interface information from existing OLE Automation servers. The OpenExtension for ODBC provides graphical database browsing and query-building tools for quickly exposing ODBC-compliant data sources as logical components.

  OPENSCAPE OPENEXTENSIONS. OpenExtensions communicate with targeted back-end systems using each system's native protocols, while providing a single, standard interface to the end-users of integrated OpenScape business applications. The following environments are currently accessible via
OpenExtensions: Open Software Foundation's DCE, ODBC, OLE Automation, SAP R/3 and Open Environment's Entera. OneWave is currently developing additional OpenExtensions, which will allow OpenScape applications to communicate with Baan and PeopleSoft applications, the Illustra multimedia database from Informix, and CORBA systems.

  OPENSCAPE VIRTUAL DATABASE SOLUTION. The OpenScape Virtual Database solution, available with Version 2.0, allows multiple disparate data sources to be accessed through a unified view, which simplifies the development and deployment of applications that access multiple data sources. The Virtual Database does not rely upon batch feeds or data extracts to provide the common data view. Instead, live connections are maintained with master production data to ensure that OpenScape applications access current data.

 DEPLOYMENT PRODUCTS

  The OpenScape deployment architecture enables reusable components to be managed, stored and accessed across an enterprise; provides organizations with the flexibility to create applications on demand through a Web server; and encrypts application data for transmission over an Intranet or the Internet. While the Company's other current products have certain limited development capabilities for Internet applications, the Company in June 1996 introduced OpenScape Version 2.0, which provides additional capabilities for the effective development of Internet applications. See "Risk Factors--Recent Introduction of OpenScape Products; New Releases". OpenScape deployment products include the following:

  OPENSCAPE WEBENGINE CLIENT. The OpenScape WebEngine Client is a freely distributable runtime library that allows Intranet or Internet users to execute OpenScape user interfaces within leading Web browsers. The WebEngine Client also allows OpenScape visual components to run in other desktop applications, such as Visual Basic and Lotus Notes. In addition, the WebEngine Client facilitates secure communications over the Internet to and from an OpenScape visual component. Other key features of the WebEngine Client include: 16-bit and 32-bit platform support; the exposure of visual components such as Netscape plug-ins, ActiveX Internet controls or Desktop OLE objects; the ability of individual users to restrict downloaded applications from performing unwanted actions (such as local file access); and facilitation of secure, encrypted Internet connections with Distributed WebEngines.

  OPENSCAPE DISTRIBUTED WEBENGINE. The OpenScape Distributed WebEngine is a server-based runtime process that provides application and integration services to OpenScape WebEngine Clients. The Distributed WebEngine manages all network communication in OpenScape applications and facilitates the appropriate levels of security for applications on the Internet. Because all WebEngine Clients access information via the Distributed WebEngine, third-party networking or client software is only necessary on the application server, and not on Internet client machines. Other key features of the Distributed WebEngine include: multi-threaded operation for high-performance and scaleability; the ability to facilitate RSA-encrypted communications with the Web; the ability to distribute onto multiple application servers for optimal load-balancing; and the ability to support single-log-on for systems which integrate multiple enterprise applications and databases. The Company is also integrating NEC's workflow product that will plug into the Distributed WebEngine and allow multiple organizations to participate in integrated workflow processes over the Internet.

 PRICING

  OpenScape development license fees are priced on a per developer basis. Each developer on a corporate application development team is required to purchase an OpenScape license. Each developer who accesses specific back-end systems is required to purchase an appropriate OpenExtension license. Total development license fees are expected to range from $5,000 and $35,000 per named developer for a specific project.

  For enterprise and Intranet applications, OpenScape deployment license fees are priced on a simultaneous user basis. For Internet applications, OpenScape deployment license fees are based on server hardware capacity. All costs are associated with the Distributed WebEngine on the server; there is no deployment fee for the WebEngine Client. Depending on the size of the system, the license fees for OpenScape deployment products are expected to range from $25,000 to $250,000.

 CUSTOMER SUPPORT AND MAINTENANCE

  The Company offers a wide range of customer support options which can be packaged to meet the specific needs of customers and business partners. The Company's Professional Services Group ("PSG") provides technical support to customers, distributors and strategic partners throughout the implementation cycle of a OneWave solution as well as on an on-going basis. Support service offerings include direct telephone consulting support by experienced technical account representatives, toll-free telephone customer support, 24-hour pager access, e-mail and fax support, Internet access to the Company's knowledge repository, case study updates and discussion group access. The Company's maintenance support services are typically charged at an annual maintenance fee equal to approximately 20% of the then-current list price of the licensed products. In addition, this maintenance fee entitles customers to receive software enhancements to their licensed versions of software.

SERVICES

  The Company's consulting and education services are designed to educate the Company's potential customers and support its customers and strategic alliance partners in implementing the Company's software solutions. The Company believes that its services play a significant role in generating demand for its solutions by demonstrating the capabilities and advantages of its software solutions. Historically, the Company's consulting and education services have generated the vast majority of the Company's revenues, representing 65% of the Company's revenues in 1995. The Company expects that the percentage of its revenues resulting from sales of software licenses will increase over time, resulting in a corresponding decrease in the percentage of revenues derived from its services.

 CONSULTING SERVICES

  OneWave's consulting services are designed to minimize the implementation cycle of the Company's software solutions. The range of services offered includes the scoping, design and implementation of the Company's products and comprehensive solutions. A critical portion of the Company's consulting service strategy is to leverage the skills and reach of the Company's strategic alliance partners, supplemented by the Company's internal consulting personnel. The Company's consulting services personnel are highly trained and experienced in identifying and delivering system architecture analysis, design plans and implementation strategies for organizations worldwide.

 EDUCATION SERVICES

  OneWave's education services are used primarily to educate potential customers on the strategic business benefits of the Company's technologies and to support current customers at any stage of the implementation cycle of the Company's software solutions. The Company's education services may be purchased individually or in a packaged form through open enrollment sessions or focused programs delivered at on-site customer locations. The Company anticipates broadening its education services offerings to support future product releases and target specific industry segments. A key responsibility of the education services group is to actively engage in certifying third-party implementation providers to facilitate accelerated adoption of its software-based business solutions and to assure that the highest quality of service is provided to the Company's customers.

STRATEGIC RELATIONSHIPS

  The Company is actively developing a network of strategic relationships in order to accelerate the adoption of the Company's products and to assist the Company in delivering complete business solutions to its customers. The Company believes that these relationships allow it to focus on developing, marketing, distributing and supporting its core software products, while also accelerating the introduction of those products into major customer accounts and providing those customers with additional sources of established implementation support and consulting services.

  The Company believes that its relationships with hardware systems vendors, such as Hewlett-Packard and NEC, help to accelerate the introduction of the Company's products to new customers. For example, Hewlett-Packard trained over 100 of its Information Integration Solutions Practice consultants to deliver solutions on the Company's software. Additional Hewlett-Packard service groups are marketing the Company's software in connection with their Internet, Baan, PeopleSoft and SAP practices. Hewlett-Packard is sponsoring numerous one-day seminars around the world to market the use of the Company's products to major Hewlett-Packard customers, and Hewlett-Packard and the Company have jointly developed service engagements as an immediate follow-on to the seminars. NEC and the Company are jointly developing workflow application software for the Internet based on OpenScape and NEC's current workflow application StarOffice. NEC will be marketing, selling and supporting the installation of this workflow software in the Pacific Rim. Both Hewlett-Packard and NEC have made equity investments in the Company.

  The Company believes that its relationships with major applications providers such as Baan, PeopleSoft and SAP will help such providers improve the speed and flexibility of their implementations. Baan, PeopleSoft and SAP are educating their organizations on the Company's products, as well as marketing the products externally to their customers through trade shows, user group meetings and joint demonstrations. In addition, the Company believes that these application providers benefit from these relationships because the Company provides an effective means for them to bring their applications onto the Web.

  The Company is seeking to establish relationships with major and regional systems integrators. The objective of these alliances with solutions providers is to establish a large number of trained experts who will incorporate the Company's products into their business solutions projects. Deloitte & Touche/ICS, for example, has trained a group of consultants to offer the Company's solutions to its installed base of SAP users. Deloitte & Touche/ICS is sponsoring marketing seminars jointly implementing the Company's solutions. The Company has also entered into an alliance agreement with Computer Sciences Corporation to jointly market their products.

  The Company is seeking to establish relationships with other industry software leaders. For instance, the Company has developed a sales, marketing and technology alliance with Informix based upon Informix's new Illustra server. The Company is engaged in joint development efforts with Informix, will be showcased at their user conference and plans to introduce their joint capabilities to Informix channel partners. Informix has made an equity investment in the Company.

  The Company is seeking to establish relationships with major Internet service providers ("ISPs"). ISPs offer managed Internet access and value-added services to corporations planning to establish and maintain an Internet presence. The Company believes that its technology can be published by ISPs as part of their Internet service, further expanding the reach and reuse of the Company's component technology. In particular, the Company has a strategic alliance with BBN and is marketing its capabilities with BBN through a series of seminars.

SALES AND MARKETING

  To reach a broad potential customer base, the Company believes that it must pursue multiple distribution channels. The Company's direct sales force will focus on large and mid-sized customers and leverage the Company's strategic relationships to access target organizations within particular vertical markets of target organizations. The Company will also seek to develop and maintain a sales force with expertise in specific industries and intends to open two additional U.S. regional offices to support its sales force. The Company's strategic relationships with hardware vendors, systems integrators, application providers and database vendors are expected to provide the Company with access to a large installed based of potential customers. The Company will engage in joint marketing programs and targeted industry events. Over time, the Company intends to extend the depth and breadth of its product penetration by augmenting direct selling efforts and strategic relationships with additional indirect distribution channels including VARs and ISVs. The Company also intends to promote general awareness for its products and services among business and trade press and industry analysts and to advertise in selected business media and target industry press.

CUSTOMERS AND MARKETS

  As of May 1, 1996, the Company has sold software, consulting services and education services to customers in a wide variety of industries. In an effort to generate demand for its solutions by demonstrating the capabilities and advantages of its software solutions, the Company has provided consulting and education services to over 80 customers. Although the Company expects that the number of purchasers of its software will increase over time, to date the Company has had limited software sales. In 1994, no individual customer accounted for more than 10% of the Company's total revenues. In 1995, approximately 21% and 10% of the Company's revenues were derived from sales of services and products to Hewlett-Packard and Shell Oil, respectively.

  The following examples illustrate how organizations are using OneWave products to provide "Web-enabled" IT solutions for their extended enterprises:

 WHOLESALE SALES AND DISTRIBUTION

  Associated Foods, a large, regional food wholesaler and distributor, is working with the Company to create an on-line Intranet application to analyze retail sales. The purpose of the application is to provide the wholesaler with the capability to quickly consolidate store purchase data from the over 700 independent stores which it services and transform the data into useable, easily accessible information. Using OpenScape's reusable object-oriented technology, the wholesaler will be able to efficiently distribute an accurate database of store performance. The application will enable accurate reporting, providing valuable statistical analysis of buying trends and performance while presenting the information in a clear, easy-to-use manner for store managers, regional directors, managers and executives.

 EDUCATION

  Babson College, a New England college with over 1,600 undergraduate students and various graduate and executive education programs, is working with the Company to implement an on-line grading system via an Intranet which will eliminate all forms and enable faculty members to submit grades electronically. In addition, the college is implementing a workflow process which will route the "virtual forms" to the appropriate faculty members for input and approval. It is anticipated that the workflow application will be expanded to include a "to do" list of activities that will circulate to relevant faculty members as workflow processes are completed. The new system will interact with the college's existing reengineering initiatives. A college official anticipates that the new system will improve communication between departments by sharing existing information, eliminating redundancy of data and reducing both faculty and administrative time. Currently, the college is completing the implementation and is expecting a fully operational on-line grading system in 1996. Following this Intranet implementation, the college plans to extend the system to the Internet by building an on-line college handbook that allows any student on or off campus to review course material and register for classes.

RESEARCH AND DEVELOPMENT

  The Company believes that its future success will depend in large part on its ability to enhance its OpenScape product line, develop new products, maintain technological leadership, and satisfy continually changing customer requirements for Web-based business application development. The Company's product management and development groups are responsible for product architecture, functionality and quality assurance. This group is also responsible for expanding OpenScape's ability to integrate with emerging industry standards, additional third-party application packages and leading database management systems as well as for new product definition and development.

  The Company has made substantial investments in product development and technology integration. The OpenScape product line has been developed primarily by the Company's internal development staff. Certain technologies also have been purchased and integrated into OpenScape products. The Company spent approximately $894,000 and $3,182,000 on research and development activities in 1994 and 1995, respectively (including purchased technology rights of approximately $350,000 in 1994 and $2,550,000 in 1995). See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

  The Company currently intends to extend OpenScape's functionality by adding support for Macintosh and UNIX browser platforms, creating additional OpenExtensions for Baan, PeopleSoft, CORBA and Informix Illustra applications, and enabling the product to accommodate Japanese character sets. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and enhancements, or that its new products and enhancements will adequately meet the requirements of the marketplace and achieve market acceptance.

COMPETITION

  The market for Internet-based technologies is new, intensely competitive and subject to rapid technological change. The Company expects competition to persist and intensify in the future. The Company has experienced and expects to continue to experience increased competition from current and future competitors, many of whom have significantly greater financial, technical, marketing and other resources than the Company. The Company's current and potential competitors include, among others: software companies which offer proprietary all-in-one development tools, such as Dynasty, Forte, NeXT, Spider and Gradient; established client/server tools and database vendors who may transfer their technology to take advantage of the Internet, such as Borland (which has recently announced an agreement to acquire Open Environment), Parc Place and Sybase; companies which develop electronic commerce and automated service software products and services, such as Edify, Open Market and Premenos; major systems vendors such as DEC, IBM and Sun Microsystems; packaged application developers such as Baan and SAP; software industry leaders such as Microsoft, Netscape and Oracle; and emerging alliances between industry participants such as the recently announced alliances between Microsoft and SAP; Digital, MCI and Microsoft; and GE and Netscape.

  The Company's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than the Company. Also, many current and potential competitors have greater financial or management resources or name recognition or more extensive customer bases that could be leveraged, thereby gaining market share to the Company's detriment. The Company expects to face additional competition as other established and emerging companies enter the market for Internet-based technologies and new products and technologies are introduced. Increased competition could result in price reductions, fewer customer orders, reduced gross margins and loss of market shares, any of which could materially adversely affect the Company's business, operating results and financial condition. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their products to address the needs of the Company's prospective customers. Current and potential customers may also be more successful than the Company in having their products or technologies accepted as industry standards. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Such competition could materially adversely affect the Company's ability to obtain and retain support for the Company's products and services. There can be no assurance that the Company will be able to compete successfully against current and future competitors and the failure to do so could have a material adverse effect upon the Company's business, operating results and financial condition.

  The principal competitive factors affecting the market for the Company's products and services are ease of application development, deployment and management functionality and features, product architecture, product performance, reliability and scaleability, product quality, price and customer support. The Company believes it presently competes favorably with respect to each of these factors. However, the Company's market is still evolving and there can be no assurance that the Company will be able to compete successfully against current and future competitors. The failure to compete successfully could have a material adverse affect upon the Company's business, operating results and financial condition.

PROPRIETARY TECHNOLOGY

  The Company relies on a combination of trademark, copyright and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect its proprietary rights in its products. Many products are distributed in object code form only, and all end-user license agreements prohibit the reverse engineering or decompiling of the Company's software. The Company is considering the possibility of obtaining patents covering its technology, and the Company intends to file applications for registration of its various trademarks in the near future. There can be no assurance that any trademark or patent applications will result in issued patents or trademarks or that, if issued, such patents or trademarks would be upheld if challenged.

  There can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. There can also be no assurance that the measures taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or independent development by others of similar technology. In addition, the laws of various countries in which the Company's products may be sold may not protect the Company's products and intellectual property rights to the same extent as the laws of the United States.

  There can be no assurance that third parties will not assert intellectual property infringement claims against the Company or that any such claims will not require the Company to enter into royalty arrangements or result in costly litigation. The Company is not the subject of any legal action alleging that the Company's products infringe on any copyright or trademark rights of any person, or of any violation of trade secrets or other proprietary rights claimed by any third party relating to the Company or the Company's products. However, the computer software market is characterized by frequent and substantial intellectual property litigation. Intellectual property litigation is complex and expensive, and the outcome of such litigation is difficult to predict.

  The Company believes that, due to the rapid pace of technological innovation for software products, the Company's ability to establish and maintain a position of technology leadership in the industry is dependent more upon the skills of its development personnel than upon the legal protections afforded its existing technology.

  Certain of the Company's products contain software that is licensed to the Company by third parties. There can be no assurance that these third-party software licenses will continue to be available to the Company on commercially reasonable terms. The loss of, or inability to maintain, any such software could result in shipment delays or reductions until equivalent software could be independently developed or licensed from a third party and integrated, which could materially adversely affect the Company's business operating results and financial condition.

EMPLOYEES

  As of June 1, 1996, the Company had a total of 114 employees, 33 of whom were engaged in sales, marketing and alliance management, 32 were in research and development, 29 were in professional services and 20 were in general and administration. The Company's future success depends in significant part upon the continued service of its key technical and senior management personnel and its continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for highly qualified personnel is intense and there can be no assurance that the Company will be able to retain its key managerial and technical employees or that it will be able to attract and retain additional and highly technical and managerial personnel in the future. None of the Company's employees is represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

  The rapid execution necessary for the Company to fully exploit the market opportunity for its products and services requires an effective planning and management process. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational and financial resources. The senior members of the Company's management, including Klaus P. Besier, the Company's Chairman of the Board, President and Chief Executive Officer, John Burke, the Company's Vice President of Sales, Carolyn LoGalbo, the Company's Vice President of Marketing, and Joseph Gruttadauria, the Company's Vice President of Support Services and Quality, joined the Company during 1996. In addition, most of the Company's development and engineering staff was only recently hired. To manage its growth, the Company must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The Company's future operating results also will depend on its ability to expand its sales and marketing organizations, implement and manage new distribution channels to penetrate different and broader markets and expand its support organization commensurate with the increasing base of its installed products. If the Company is unable to manage growth effectively, the Company's business, operating results and financial condition could be materially adversely affected.

FACILITIES

  The Company leases approximately 26,000 square feet of office space in Watertown, Massachusetts under a five-year lease agreement which commenced in March 1996. Depending on its future growth, the Company may need to expand its existing facilities or obtain additional space prior to the end of 1996. Management believes that adequate facilities for expansion will be available, if necessary, in the greater Boston area at competitive rates.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers, key employees and directors of the Company are as follows:

NAME                          AGE POSITION
- ----                          --- --------
Klaus P. Besier..............  44 Chairman of the Board, President and
                                  Chief Executive Officer
John Burke...................  36 Vice President of Sales
William Cullen...............  37 Director of Product Development
Joseph Gruttadauria..........  36 Vice President of Support Services and Quality
Carolyn LoGalbo..............  45 Vice President of Marketing
Craig Newfield...............  36 General Counsel and Secretary
James Nondorf................  28 Vice President of Strategic Alliances
Eric Sockol..................  35 Chief Financial Officer and Treasurer
Albert Carnesale(1)..........  59 Director
Manuel Diaz..................  62 Director
Stephen R. Levy(2)...........  56 Director
Ofer Nemirovsky(2)...........  38 Director
Sundar Subramaniam(1)........  30 Director

- --------
(1) Member of Compensation Committee
(2) Member of Audit Committee

  Klaus P. Besier has served as Chairman, President and Chief Executive Officer of the Company since February 1996. Mr. Besier has more than 20 years of experience in international management and computer services. From 1994 to 1996, Mr. Besier was the Chief Executive Officer of SAP America, Inc., a business application software vendor. From 1992 to 1993, Mr. Besier served as the President of SAP America, Inc. From 1991 to 1992, Mr. Besier was Vice President of Sales of SAP America, Inc. From 1977 to 1990, Mr. Besier held various senior management positions, including General Manager and Corporate Vice President, with various affiliates of Hoechst Celanese in Germany, Italy and the U.S.

  John Burke has served as Vice President of Sales of the Company since April 1996. From 1994 to 1996, Mr. Burke served as Senior Vice President of SAP America, Inc. and was responsible for the Midwest region. From 1990 to 1994, Mr. Burke held various senior sales management positions with SAP America, Inc. From 1981 to 1990, Mr. Burke held management and sales positions at Dun and Bradstreet Software (formerly Management Science America, Inc.) and International Business Machines.

  William Cullen has served as Director of Product Development of the Company since May 1995. From May 1994 to April 1995, Mr. Cullen served as a Software Architect for Progress Software Corporation, a 4GL software tools provider. From June 1993 to April 1994, Mr. Cullen served as Project Leader/Senior Software Engineer of Information Resources, Inc. From January 1991 to May 1993, Mr. Cullen was a software consultant at Softbridge Microsystems, Inc.

  Joseph Gruttadauria has served as Vice President of Support Services and Quality of the Company since April 1996. From March 1995 to April 1996, Mr. Gruttadauria served as Director of Customer Services for SAP America, Inc. Mr. Gruttadauria was responsible for building and managing SAP America's worldwide customer service and support organization. From 1989 to 1995, Mr. Gruttadauria served as Vice President of Services and Manufacturing for SoftSwitch, Inc., a supplier of enterprise electronic mail products.

  Carolyn LoGalbo has served as Vice President of Marketing of the Company since March 1996. From 1993 to 1995, Ms. LoGalbo served as Chief Marketing Officer of MFS Intelenet Inc., a wholly owned subsidiary of MFS Communications Company. From 1990 to 1993, Ms. LoGalbo served as Category Manager at Kraft General Foods and was responsible for segmented coffee brands. From 1988 to 1990, Ms. LoGalbo served as Group Product Manager at Kraft General Foods and was responsible for Maxwell House Coffee. Prior to Kraft General Foods, Ms. LoGalbo served as Marketing Manager at Nestle Corporation.

  Craig Newfield has served as General Counsel to the Company since April 1996 and as Secretary of the Company since May 1996. From February 1993 to April 1996, Mr. Newfield served as in-house counsel for Marcam Corporation, a business application software vendor. From 1990 to 1993, Mr. Newfield was employed as an associate at the law firm of Jager, Smith, Stetler & Arata, P.C. From 1987 to 1990, Mr. Newfield was employed as an associate at the law firm of Brown, Rudnick, Freed & Gesmer.

  James Nondorf has served as Vice President of Strategic Alliances of the Company since February 1996. From 1995 to 1996, Mr. Nondorf served as the President and a director of the Company. From 1994 to 1996, Mr. Nondorf served as the Company's Chief Executive Officer. From 1990 to 1994, Mr. Nondorf served as the Chief Operating Officer of Cambridge Technology Group, a provider of technology seminars and executive training services. Mr. Nondorf also serves as a director of Open Environment Corporation.

  Eric Sockol has served as Chief Financial Officer and Treasurer of the Company since October 1995. From May 1995 to October 1995, Mr. Sockol served as Finance Director for Stream International Inc. (a merger of Corporate Software and Global Software Services), a manufacturer and reseller of PC software and related services. From June 1990 to May 1995, Mr. Sockol served as Finance Director and Corporate Controller for Corporate Software. Mr. Sockol is a Certified Public Accountant.

  Albert Carnesale has served as a director of the Company since April 1996. Dr. Carnesale is the Don K. Price Professor of Public Policy at Harvard University. Since July 1994, Dr. Carnesale has been Provost of Harvard University. From July 1991 through December 1995, Dr. Carnesale served as the Dean of the John F. Kennedy School of Government at Harvard University. From 1981 to 1991, Dr. Carnesale served as the Academic Dean of the John F. Kennedy School of Government of Harvard University. Dr. Carnesale has held positions with Martin Marietta Corporation from 1957 to 1962 and the United States Arms Control and Disarmament Agency from 1969 to 1972. He is also a member of the Council on Foreign Relations and of the International Institute for Strategic Studies. Dr. Carnesale also serves as a director of Open Environment Corporation and Teradyne, Inc.

  Manuel Diaz has served as a director of the Company since May 1996. Since 1993, Mr. Diaz has been a Vice President for Hewlett-Packard Company and general manager of worldwide sales, marketing and services for its Computer Systems Organization ("CSO"). Mr. Diaz joined HP Mexicana in Mexico City as its general manager in 1982, and was promoted to managing director of HP Latin America in 1986. In 1991, Mr. Diaz was named sales and marketing manager of CSO for the US, Canada and Latin America, and in 1993 named to his current position. Prior to joining HP, Mr. Diaz was director general of Infodinamica S.A. de C.V. in Mexico City, executive vice president of Bancomer, S.A. and general manager of IBM Corporation's Northern Latin America Region.

  Stephen R. Levy has served as a director of the Company since May 1996. Since 1995, Mr. Levy has been a private investor. Mr. Levy is presently a director of BBN Corporation (formerly Bolt Beranek and Newman Inc.) and previously served BBN as President and Chief Executive Officer from 1976 to 1983, as Chairman of the Board and Chief Executive Officer from 1983 to 1993, as Chairman of the Board, President and Chief Executive Officer in 1993, and as Chairman of the Board from 1994 to 1995. Mr. Levy also serves as a director of ThermoOptek Corporation.

  Ofer Nemirovsky has served as a director of the Company since March 1996. Since December 1988, Mr. Nemirovsky has been a Vice President of, and a general partner of the respective general partners of several investment funds managed by, Hancock Venture Partners, Inc. ("HVP"). Prior to joining HVP in 1986, Mr. Nemirovsky held various computer sales and marketing positions at Hewlett-Packard. He is currently a director of NETCOM On-Line Communications Services, Inc. and AXENT Technologies, Inc., as well as several privately held companies.

  Sundar Subramaniam has been a director of the Company since January 1994. Since 1994, Mr. Subramaniam has been President of Cambridge Technology Enterprise, a group of companies which focus on the development of emerging technology and new markets. He is also Chairman of International Integration Incorporated ("I-Cube") and of Integrated Computing Engines ("ICE") and Adjunct Assistant Professor of Finance at Brandeis University. He served as Chairman of the Company from 1995 to 1996. From 1993 to 1994, Mr. Subramaniam was President and Chief Executive Officer of Open Environment Corporation, and from 1990 through 1993 he held various executive and management positions with Cambridge Technology Group.

  Officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

  There are no family relationships among any of the executive officers or directors of the Company.

BOARD OF DIRECTORS

  Each director holds office until that director's successor has been elected and qualified. The Company's Board of Directors is divided into three classes. Messrs. Nemirovsky and Subramaniam serve in the class whose term expires in 1997; Messrs. Carnesale and Levy serve in the class whose term expires in 1998; and Messrs. Besier and Diaz serve in the class whose term expires in 1999. Upon expiration of the term of each class of director, directors comprising such class will be elected for a three-year term at the annual meeting of stockholders in the year of which such term expires.

  Mr. Nemirovsky was nominated and elected to the Board of Directors pursuant to a voting agreement among certain stockholders of the Company. This agreement will terminate upon consummation of this offering. See "Certain Transactions".

  The Company's Board of Directors has established an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the Company's internal accounting procedures. The Audit Committee consists of Messrs. Levy and Nemirovsky. The Compensation Committee, which consists of Messrs. Carnesale and Subramanian, reviews and recommends the compensation arrangements for all directors and officers and approves such arrangements for other senior level employees. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the 1995 Stock Plan and the 1996 Stock Plan.

DIRECTOR COMPENSATION

  Non-employee directors receive $1,250 for each Board of Directors meeting attended in addition to reimbursement for reasonable out-of-pocket expenses incurred. Non-employee directors are eligible to participate in the Company's 1996 Stock Plan under which each non-employee director will receive an initial option to purchase 7,000 shares upon first joining the board and thereafter receive an automatic grant to purchase 1,700 shares on each January 1, beginning in 1997, that such director is a member of the Board of Directors. In addition, all of the current non-employee directors who joined the Board of Directors in 1996 shall be entitled to receive an option to purchase 7,000 shares of Common Stock upon consummation of this offering at a per share exercise price equal to the initial public offering price. All such options will vest equally over four years and have an exercise price equal to the fair market value of the Common Stock on the date of grant. See "--Stock Plans".

EXECUTIVE COMPENSATION

  The following table sets forth all compensation paid by the Company during the fiscal year ended December 31, 1995 to the person who was employed during the fiscal year ended December 31, 1995 as the Company's Chief Executive Officer (the "Named Executive Officer"). No officer or employee of the Company received annual compensation exceeding $100,000 in 1995.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                          ANNUAL    COMPENSATION
                                                       COMPENSATION   AWARDS(1)
                                                       ------------ ------------
                                                                     SECURITIES
                                                                     UNDERLYING
                                                  YEAR    SALARY      OPTIONS
                                                  ---- ------------ ------------
James Nondorf...................................  1995   $39,086      266,666
 Former President and Chief Executive Officer(2)

- --------
(1) The Company did not grant any restricted stock awards or stock appreciation rights (SARs) or make any long-term incentive plan payouts during the fiscal year ended December 31, 1995.
(2) Mr. Nondorf became Vice President of Strategic Alliances in February 1996. His current annual base salary is $110,000.

  The following information with regard to executive compensation is provided for the Company's current Chief Executive Officer and for the four other current most highly compensated officers of the Company:

  Klaus P. Besier joined the Company as Chairman, President and Chief Executive Officer in February 1996. Mr. Besier's annual salary is set at $200,000 for the years 1996 through 1998. Mr. Besier has been granted options to purchase 330,000 shares of Common Stock, at an exercise price of $7.50 per share, in lieu of receiving cash bonuses for the years 1996 through 1998. The options vest as follows: (i) an option for 180,000 shares vesting equally over three years and (ii) an option for 150,000 shares vesting equally in six annual installments subject, in each case, to accelerated vesting upon the occurrence of certain events.

  In connection with his employment, Mr. Besier purchased 960,000 shares of Common Stock from a principal stockholder of the Company for an aggregate purchase price of $1,440,000. At the time of that purchase, the fair market value of the Common Stock that Mr. Besier purchased exceeded the purchase price paid by him and the Company agreed to lend Mr. Besier up to $2,560,000 to fund his income tax liability on account of such purchase. See "Certain Transactions".

  Mr. Besier also received (i) a $1,000,000 payment from a principal stockholder of the Company and (ii) an agreement from such stockholder to provide him with a payment related to changes in the value of his interest in the SAP Phantom Convertible Debenture Appreciation Rights 1994/2004 Program. See "Certain Transactions".

  John Burke joined the Company as Vice President of Sales in April 1996. Mr. Burke's annual salary is set at $200,000 for the years 1996 through 1998. Mr. Burke has been granted an option to purchase 70,000 shares of Common Stock, at an exercise price of $7.50 per share, in lieu of receiving cash bonuses for the years 1996 through 1998. In addition Mr. Burke was granted an option to purchase 333,333 shares of Common Stock at an exercise price of $7.50 per share. The options vest as follows: (i) an option for 220,000 shares vesting over three years; and (ii) an option for 183,333 shares vesting equally in six annual installments subject, in each case, to accelerated vesting at varying rates upon the occurrence of certain events.

  Joseph Gruttadauria joined the Company as Vice President of Support Services and Quality in April 1996. Mr. Gruttadauria's current base salary is $132,000 with a bonus of $80,000 for 1996. Mr. Gruttadauria was granted an option to purchase 46,666 shares of Common Stock at an exercise price of $7.50 per share, of which options for 13,333 shares vest within six months of grant and the remaining options vest in equal installments over four years.

  Carolyn LoGalbo joined the Company as Vice President of Marketing in March 1996. Ms. LoGalbo's annual salary is $175,000 plus a guaranteed cash bonus of $50,000 for 1996. Ms. LoGalbo was granted an option to purchase, in the aggregate, 233,333 shares of Common Stock at an exercise price of $7.50 per share. The options vest as follows: (i) an option for 200,000 shares vesting over two years and (ii) an option for 33,333 shares vesting equally in six annual installments subject, in each case, to accelerated vesting upon the occurrence of certain events.

  Craig Newfield joined the Company as General Counsel in March 1996. Mr. Newfield's current annual base salary is $110,000 plus a potential cash bonus of $15,000 for 1996. Mr. Newfield was granted an option to purchase 33,333 shares of Common Stock at an exercise price of $7.50 per share. The options granted have the following vesting provisions: (i) an option for 6,666 shares vesting in six months and (ii) the remaining option, for 26,667 shares, vesting over four years beginning on the first anniversary of the grant date.

OPTION GRANTS

  The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1995 by the Company to the Named Executive Officer. The Company granted no SARs during the fiscal year ended December 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES OF
                                                                               STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS(1)                      FOR OPTION TERM(2)
                         -------------------------------------------------- -----------------------------
                                           PERCENT OF
                            NUMBER OF    TOTAL OPTIONS  EXERCISE
                           SECURITIES       GRANTED      PRICE
                           UNDERLYING     TO EMPLOYEES    PER    EXPIRATION
                         OPTIONS GRANTED IN FISCAL YEAR SHARE(3)  DATE(4)        5%             10%
                         --------------- -------------- -------- ---------- -----------------------------
James Nondorf...........      66,666          5.41%      $1.50    03/01/05  $      62,889 $       159,373
                             200,000         16.22%      $4.50    10/01/05       $566,055      $1,434,368

- --------
(1) All options were granted at an exercise price equal to market value as determined by the Board of Directors of the Company on the date of grant. The Board of Directors determined the market value of the Common Stock based on various factors, including the illiquid nature of an investment in the Company's Common Stock, the Company's historical financial performance, the preferences (including liquidation) of the Company's outstanding Preferred Stock, the Company's future prospects and the price paid for securities of the Company in arms-length transactions with third parties.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.
(3) The exercise price equals the fair market value of the Common Stock on the date of grant as determined by the Company's Board of Directors.
(4) The vesting schedule for the option to purchase 66,666 shares of Common Stock was accelerated so as to become fully exercisable on February 19, 1996. The option to purchase 200,000 shares of Common Stock became exercisable with respect to 66,666 shares on March 8, 1996, and with respect to the remaining 133,333 shares will become exercisable when the Common Stock is listed for trading on the Nasdaq National Market.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth certain information with respect to the unexercised stock options held as of December 31, 1995 by the Named Executive Officer.

                                                       VALUE OF UNEXERCISED IN-
                               NUMBER OF UNEXERCISED           THE-MONEY
                                      OPTIONS           OPTIONS AT DECEMBER 31,
                               AT DECEMBER 31, 1995(1)          1995(1)
                             ------------------------- -------------------------
NAME
- ----                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
James Nondorf...............   16,666       250,000     $100,000     $900,000

- --------
(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 1995 of $7.50 per share, as determined by the Company's Board of Directors, minus the per share exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to May 1996, the Company did not have a Compensation Committee and decisions relating to executive compensation were made by the Board of Directors. On May 10, 1996, the Board of Directors established a Compensation Committee, consisting of Messrs. Carnesale and Subramaniam and delegated to the Compensation Committee responsibility for decisions concerning executive compensation.

STOCK PLANS

  The Company's 1995 Stock Plan (the "1995 Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in March 1995. The Company's 1996 Stock Plan (the "1996 Plan", and collectively with the 1995 Plan, the "Stock Plans") was adopted by the Board of Directors in May 1996 and approved by the stockholders in May 1996. The Company has reserved an aggregate of 3,500,000 shares of Common Stock for issuance under the Stock Plans. The Company's Stock Plans permit the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"),
(ii) options that do not so qualify, and (iii) shares of Common Stock. Each non-employee director first joining the Board of Directors in the future will receive an automatic option grant to purchase 7,000 shares of Common Stock when such director is first elected or appointed to the Board of Directors. In addition, each non-employee director will receive an automatic option grant to purchase 1,700 shares of Common Stock on each January 1 that such director is a member of the Board of Directors. All option shares granted to non-employee directors will vest in equal annual installments over a four-year period. All option grants to non-employee directors will be at a per share exercise price equal to the fair market value of the Common Stock at the time of grant. The Stock Plans are designed and intended as a performance incentive for officers, directors, employees, consultants and other key persons performing services for the Company to encourage such persons to acquire or increase a proprietary interest in the success of the Company. The Stock Plans are administered by the Compensation Committee as appointed by the Board of Directors from time to time. The Compensation Committee determines the terms of each individual stock option and stock award, subject to the terms of the Stock Plans, including the exercise price or purchase price of such awards. The exercise price for incentive stock options must be equal to the fair market value of the Common Stock on the date of grant. The exercise price for non-qualified stock options and the purchase price for Common Stock awards is determined at the discretion of the Compensation Committee. As of May 1, 1996, options to purchase 2,404,133 shares of Common Stock were outstanding and an additional 1,095,867 shares of Common Stock were available for issuance under the Stock Plans.

EMPLOYEE STOCK PURCHASE PLAN

  The Company's Employee Stock Purchase Plan ("ESPP") was adopted by the Board of Directors and approved by the stockholders of the Company in May 1996. The Company has reserved a total of 150,000 shares of Common Stock for issuance under the ESPP. The ESPP, which is intended to qualify under Section 423(b) of the Code permits eligible employees of the Company to purchase Common Stock through payroll deductions of up to ten percent of their salaries. The price of Common Stock purchased under the ESPP will be 85% of the lower of the fair market value of the Common Stock on the first or last day of each six-month purchase period. The ESPP will be administered by the Compensation Committee of the Board of Directors. Employees are eligible to participate if they are customarily employed by the Company or any designated subsidiary for at least 20 hours per week.

                      PRINCIPAL AND SELLING STOCKHOLDERS

  The following table sets forth the beneficial ownership of the Company's Common Stock as of May 1, 1996, and as adjusted to reflect the sale of the Company's Common Stock offered hereby at an assumed initial public offering price of $14.00 per share, by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock and certain other principal stockholders of the Company, (ii) each of the Company's directors, (iii) the Named Executive Officer, (iv) all directors and executive officers of the Company as a group and (v) each of the other Selling Stockholders. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

                            SHARES BENEFICIALLY            SHARES BENEFICIALLY
                            OWNED PRIOR TO THIS              OWNED AFTER THIS
                               OFFERING(1)(2)               OFFERING(1)(2)(3)
                            --------------------           --------------------
                                                 NUMBER OF
DIRECTORS, OFFICERS                               SHARES
AND 5% STOCKHOLDERS          NUMBER   PERCENTAGE  OFFERED   NUMBER   PERCENTAGE
- -------------------         --------- ---------- --------- --------- ----------
Sundar Subramaniam(4).....  3,332,000   28.13%    200,000  3,132,000   21.10%
 219 Vassar Street
 Cambridge, MA 02139
Harrington Trust Limited,
 as Trustee of the Appleby
 Trust....................  3,009,697   25.41     287,574  2,722,123   18.34
 Cedar House, 41 Cedar Av-
  enue
 Hamilton, Bermuda HM 12
J&S Limited Partner-
 ship(5)..................  1,100,000    9.29     118,022    981,978    6.61
 219 Vassar Street
 Cambridge, MA 02139
Legacy Investment Partner-
 ship(6)..................  1,333,333   11.26         --   1,333,333    8.98
 219 Vassar Street
 Cambridge, MA 02139


Klaus P. Besier...........  1,026,667    8.67         --   1,026,667    6.92
 c/o OneWave, Inc.
 One Arsenal Marketplace
 Watertown, MA 02172
Entities Managed by
 Hancock Venture Partners,
  Inc. (7)................    528,567    4.46         --     528,567    3.56
 One Financial Center,
  44th Floor
 Boston, MA 02111
James Nondorf(8)..........     66,666       *         --      66,666       *
Albert Carnesale..........        --      --          --         --      --
Manuel Diaz...............        --      --          --         --      --
Stephen R. Levy(9)........     33,333       *         --      33,333       *
Ofer Nemirovsky(10).......    528,567    4.46         --     528,567    3.56
All directors and execu-
 tive officers as a group
 (10 persons)(8)..........  4,987,233   41.87     200,000  4,787,233   32.10
OTHER SELLING STOCKHOLDERS
- --------------------------
Pantio Holding Ltd.(11)...    132,142    1.12     120,337     11,805       *
Lorenzo Cue(12)...........     26,428       *      24,067      2,361       *

- --------

* Less than one percent (1%).

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after May 1, 1996 ("Currently Exercisable Options") are deemed outstanding for computing the percentage of a person holding such options but are not deemed outstanding for computing the percentage of any other person. For purposes of this table, stock options subject to acceleration upon the occurrence of events other than the passage of time are not deemed to be Currently Exercisable Options.
(2) The conversion of the Series B Preferred Stock is based on an assumed initial public offering price of $14.00 per share. If the initial public offering price varies from $14.00 per share, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock is subject to adjustment from a maximum of 1,103,137 shares (in the event that the initial public offering price is $12.375 per share or less) to a minimum of 888,085 shares (in the event that the initial public offering price is $15.375 per share or greater).
(3) Assumes no exercise of the Underwriters' over-allotment option.
(4) Does not include 1,100,000 shares held by J&S Limited Partnership in which Mr. Subramaniam holds a 50% beneficial interest but over which Mr. Subramaniam exercises no voting or investment power.
(5) John J. Donovan, Sr. is the president and sole stockholder of Controller Corp., Inc., the general partner of J&S Limited Partnership, and, as such, may be deemed the beneficial owner of these shares.
(6) John J. Donovan, Jr. is the managing partner of Legacy Investment Partnership and, as such, has exclusive voting and investment power over these shares.

(7) Includes (i) 502,139 shares of Common Stock issuable upon conversion of Series B Preferred Stock held by Hancock Venture Partners IV-Direct Fund L.P. and (ii) 26,428 shares of Common Stock issuable upon conversion of Series B Preferred Stock held by Falcon Ventures II L.P. Hancock Venture Partners, Inc. is the managing general partner of the respective general partners of such entities.

(8) Includes 66,666 shares of Common Stock which may be purchased within 60 days of May 1, 1996 upon the exercise of stock options.

(9) Includes 33,333 shares of Common Stock issuable upon conversion of Series C Preferred Stock.

(10) Includes (i) 502,139 shares of Common Stock issuable upon conversion of Series B Preferred Stock held by Hancock Venture Partners IV-Direct Fund L.P. and (ii) 26,428 shares of Common Stock issuable upon conversion of Series B Preferred Stock held by Falcon Ventures II, L.P., of which partnerships Mr. Nemirovsky is a general partner of the respective general partners, but as to which Mr. Nemirovsky disclaims beneficial ownership.

(11) Includes 132,142 shares of Common Stock issuable upon conversion of Series B Preferred Stock.

(12) Includes 26,428 shares of Common Stock issuable upon conversion of Series B Preferred Stock.

                             CERTAIN TRANSACTIONS

  Certain of the Company's principal stockholders are affiliated with each other through family and other relationships. Sundar Subramaniam, a director of the Company, and John J. Donovan, Sr., are limited partners, and Mr. Donovan, Sr. is the sole stockholder and president of the corporate general partner, of J&S Limited Partnership ("J&S"). Mr. Donovan Sr.'s adult children are the ultimate beneficial owners of the shares of Common Stock held by Harrington Trust Limited, as Trustee of the Appleby Trust ("Appleby"), and Legacy Investment Partnership ("Legacy") and one of his sons, John J. Donovan, Jr., was the President of the Company from its inception through June 1995 and a director of the Company from its inception through March 1996. See "Principal and Selling Stockholders".

  On May 3, 1995, the Company issued 6% 5-year convertible subordinated notes to each of J&S (in the original principal amount of $250,000) and Appleby (in the original principal amount of $750,000). On November 30, 1995, Appleby converted the promissory note held by it into 1,136,363 shares of Common Stock. In March 1996, the Company repaid in full the promissory note held by J&S. On December 29, 1995, Appleby loaned the Company the principal sum of $750,000 under a 9% 5-year subordinated note. The Company prepaid this note, in full, in March 1996.

  From its inception through March 1, 1996, the Company shared office facilities in Cambridge, Massachusetts with Cambridge Technology Group, Inc. ("CTGroup"). John J. Donovan, Sr. is the President, sole director and sole stockholder of CTGroup. During the period from the Company's inception until December 1995, CTGroup provided a variety of technical and support services for the Company and, from time to time, advanced funds to meet the Company's operating expenses. The Company has reimbursed CTGroup, at cost, for all services rendered and has repaid in full all amounts advanced for its benefit by CTGroup. For use of the shared office facilities in Cambridge, the Company reimbursed CTGroup for the Company's pro rata share (based on head count) of the lease and maintenance costs of the facilities. The Cambridge facilities are owned by a partnership in which Messrs. Donovan Sr. and Jr. are the partners. A number of the Company's employees are former employees of CTGroup.

  On July 28, 1995, in connection with the establishment by CTGroup of a credit facility for $2,500,000 with the State Street Bank and Trust Company ("State Street"), the Company gave an unlimited guaranty of all of CTGroup's obligations to State Street. The Company's obligations under the unlimited guaranty were terminated on February 16, 1996.

  In connection with the establishment by the Company of credit facilities in the aggregate amount of $5,000,000 with State Street on February 16, 1996, John J. Donovan, Sr., John J. Donovan, Jr. and J&S each gave an unlimited guaranty of all of the Company's obligations to State Street. The guaranty of J&S is secured by a pledge of 520,000 shares of common stock of Open Environment Corporation ("OEC"). At April 30, 1996, the total amount outstanding under the Company's credit facilities with State Street was $2,000,000. Upon completion of this offering, the Company intends to request that State Street terminate the guaranty obligations of Messrs. Donovan Sr. and Jr. and J&S. The Company intends to use a portion of the proceeds of this offering to repay the amounts borrowed under the $2,000,000 term loan portion of this credit facility upon maturity in September 1996. See "Use of Proceeds". John J. Donovan, Sr. has also personally guaranteed the performance by the Company of its obligations under the lease of the Company's headquarters in Watertown, Massachusetts. Mr. Donovan's obligation under the lease guaranty will terminate upon consummation of this offering. Legacy, J&S and Mr. Subramaniam have also agreed with the Company that, in the event this offering is not successful, they will provide the funding, if any, necessary to sustain the Company's operations through December 31, 1996. The terms on which such funding would be provided would be determined by negotiation between such stockholders and the Company at the time of any such funding.

  In connection with the Company's offer of employment to Klaus P. Besier as President and Chief Executive Officer, J & S made a $1,000,000 payment to Mr. Besier. The Company incurred no liability for such payment. As a former employee of SAP America, Mr. Besier continues to be a participant in the SAP Phantom Convertible Debenture Appreciation Right 1994/2004 Program (the "SAP Plan") pursuant to which he holds a phantom stock appreciation right evidencing the right to receive the appreciation in value of a specified number of shares of SAP Preferred Stock. In connection with the Company's offer of employment and as an inducement to Mr. Besier, J&S also agreed to pay Mr. Besier an amount equal to the amount, if any, by which the value of his stock appreciation right decreases between the date of such offer and September 30, 1996. The Company has no liability or responsibility to make any payment to Mr. Besier in connection with the SAP Plan. In addition, Appleby sold 960,000 shares of Common Stock to Mr. Besier for a purchase price of $1.50 per share, for an aggregate purchase price of $1,440,000. At the time of this stock purchase, the Common Stock had a fair market value of $7.50 per share. As an inducement to Mr. Besier to accept the Company's employment offer, the Company agreed to lend Mr. Besier up to $2,600,000 to fund the amount of income tax liability incurred by Mr. Besier in connection with this stock purchase based upon the difference between the purchase price for the shares and the fair market value of the shares at the time of such purchase.

  The Company and OEC are parties to a Software, Education, Services Distribution Agreement dated June 21, 1995 (as amended, the "Distribution Agreement"), pursuant to which the Company is authorized to distribute, on a non-exclusive basis, worldwide (except Japan) OEC's software products and services. The Distribution Agreement expires on June 21, 1997, subject to annual renewals by mutual consent. Under the Distribution Agreement, the Company purchased, for $260,000, a master copy of OEC's software products and received the right to make 25 copies of such software for resale during the term of the Distribution Agreement. The Company is entitled to purchase for resale additional copies of OEC software products at a discount of 50% below OEC's list price, and to resell OEC services and education products at a discount of 25% below OEC's list price. Under the Distribution Agreement, the Company is prohibited from marketing, reselling or advocating products or services competitive with the products or services of OEC. At the time the Company entered into the Distribution Agreement, John J. Donovan, Jr. was President and a director of the Company and a director of OEC and John J. Donovan, Sr. was the Chairman of the Board of OEC. Sundar Subramaniam is a former President and former director of OEC. James G. Nondorf, formerly President and a director of the Company and currently the Company's Vice President of Strategic Alliances, is a director of OEC. Appleby, Legacy, J&S and Mr. Subramaniam are principal stockholders of OEC. A number of the Company's employees are former employees of OEC.

  On October 31, 1995, the Company sold to OEC the source code for certain software technology relating to the customization and enhancement of SAP software products. OEC paid the Company an initial fee of $500,000 under the agreement by which the source code was transferred, and agreed to pay the Company a royalty in an amount equal to 20% of the first $1,000,000 of sales revenue recognized by OEC related to products incorporating components of the transferred source code and 10% of such sales revenues in excess of $1,000,000. OEC's royalty obligations expire on the earlier of October 1, 1997 or the date on which OEC's aggregate sales revenues related to products incorporating components of the transferred source code exceed $3,000,000.

  The Company and OEC are also parties to an OEM Source Code License Agreement dated as of December 29, 1995 (the "OEM Agreement"), pursuant to which the Company holds a perpetual, non-exclusive license to incorporate certain OEC software products into, or bundle such products with, the Company's software products and has received the source code for such OEC products. The Company paid a license fee of $2,200,000 to OEC under the OEM Agreement. The Company has allocated the cost of the source code to research and development expenses in 1995.

  The Company, from time to time, sub-contracts consulting services from International Integration Incorporated, in which Sundar Subramanian is a significant stockholder and the Chairman of the Board of Directors. During the fiscal year ended December 31, 1995, fees for these consulting services totaled $662,000.

  During April 1996, the Company repurchased an aggregate of 800,000 shares of Common Stock from four stockholders, at a price of $7.50 per share. Of these shares, 66,667 shares were repurchased from James Nondorf, a former President and director of the Company and the current Vice President of Strategic Alliances, for an aggregate price of $500,000; 233,333 shares were repurchased from J&S, for an aggregate price of $1,750,000; and 233,333 shares were repurchased from Appleby, for an aggregate price of $1,750,000. The remaining 266,667 shares were repurchased from Len Hafetz for an aggregate price of $2,000,000, pursuant to a Stock Purchase Agreement between Mr. Hafetz and John Donovan, Sr., who assigned his rights and obligations under such agreement to the Company.

  Since February 29, 1996, the Company has sold 1,332,127 shares of Series B Preferred Stock at a purchase price per share of $5.54 and 1,200,000 shares of Series C Preferred Stock at a purchase price per share of $5.00. Such shares of Preferred Stock will be converted into shares of Common Stock as provided by a formula set forth in the Company's Restated Certificate of Incorporation. See "Description of Capital Stock--Authorized and Outstanding Capital Stock". All of the Convertible Preferred Stock has been granted registration rights by the Company. See "Description of Capital Stock--Registration Rights".

  In connection with the purchase of Series B Preferred Stock, certain purchasers of such stock and certain common stockholders agreed that such stockholders would vote their shares to elect one director to the Board of Directors designated by the holders of the Series B Preferred Stock. Pursuant to such agreement, Ofer Nemirovsky, a general partner of the general partners of certain investment funds which participated in such offering, was nominated and elected to the Board of Directors. This Agreement will terminate upon consummation of this offering.

  In connection with its purchase of Series B Preferred Stock, Hewlett-Packard Company was granted a right of first refusal, for as long as it owns at least 36,603 shares of Common Stock, with respect to securities of the Company which the Company proposes to sell in private placements to designated computer hardware manufacturers and other companies that derive a majority of their revenues from the sale of computer hardware.

                         DESCRIPTION OF CAPITAL STOCK

  The description of the capital stock below is qualified in its entirety by reference to the Company's Third Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") and Amended and Restated By-Laws ("Restated By-Laws" together with the Restated Certificate of Incorporation, the "Charter Documents"), copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information".

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

  Immediately following the consummation of this offering, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock, par value $.001 per share ("Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"). Prior to the commencement of this offering, the Company's authorized capital stock included the following shares: 30,000,000 shares of Common Stock, of which 10,069,696 shares were issued and outstanding, 1,332,127 shares of Series B Redeemable Convertible Preferred Stock, par value $1.00 per share ("Series B Preferred Stock"), of which 1,332,127 shares were issued and outstanding, and 1,220,000 shares of Series C Convertible Preferred Stock, par value $1.00 per share ("Series C Preferred Stock"), of which 1,200,000 were issued and outstanding. Upon consummation of this offering, all of the issued and outstanding shares of Series C Preferred Stock will convert into 799,994 shares of Common Stock. Upon consummation of this offering at an offering price of $14.00 per share, all of the issued and outstanding shares of Series B Preferred Stock will convert into 975,200 shares of Common Stock. If the initial public offering price varies from $14.00 per share, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock is subject to adjustment from a maximum of 1,103,137 shares (in the event that the initial public offering price is $12.375 per share or less) to a minimum of 888,085 shares (in the event that the initial public offering price is $15.375 per share or greater). Immediately following such conversion, all such shares of the Preferred Stock shall have been cancelled, retired and eliminated from the Company's authorized capital stock. At May 1, 1996, the Company's Series B Preferred Stock, Series C Preferred Stock and Common Stock were held of record by 32 stockholders.

COMMON STOCK

  Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of Common Stock are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voted in the election of directors can elect all of the Directors then standing for election, subject to the rights of the holders of Preferred Stock, if and when issued. The holders of Common Stock have no preemptive or other subscription rights.

  The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, with each share of Common Stock sharing equally in such dividends. The possible issuance of Preferred Stock with a preference over Common Stock as to dividends could impact the dividend rights of holders of Common Stock. See "Dividend Policy".

  There are no redemption or sinking fund provisions with respect to the Common Stock. All outstanding shares of Common Stock, including the shares offered hereby, are, or will be upon completion of this offering, fully paid and non-assessable.

  The Restated By-laws provide, subject to the rights of the holders of the Preferred Stock, if and when issued, that the number of directors shall be fixed by the Board of Directors. The directors, other than those who may be elected by the holders of Preferred Stock, if and when issued, are divided into three classes, as nearly equal in number as possible, with each class serving for a three-year term, except with respect to the initial term of each class of directors which shall be for the period described under "Management--Board of Directors". Subject to any rights of the holders of Preferred Stock, if and when issued, to elect directors, and to remove any director whom the holders of any such stock had the right to elect, any director of the Company may be removed from office only with cause and by the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders in the election of such director.

UNDESIGNATED PREFERRED STOCK

  Upon consummation of this offering, the Board of Directors of the Company will be authorized, without further action of the stockholders of the Company, to issue up to 5,000,000 shares of Preferred Stock in classes or series and to fix the designation, voting powers, preferences and the relative, participating optional and other special rights of the shares of each series and any qualifications, limitations and restrictions thereon as set forth in the Restated Certificate of Incorporation. Any such Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of Common Stock.

  The purpose of authorizing the Board of Directors to issue Preferred Stock is, in part, to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or seeking to acquire, a significant portion of the outstanding stock of the Company.

WARRANT

  On February 16, 1996, in connection with the establishment of a bank credit facility, the Company issued to SSB Investments, Inc. a warrant (the "Warrant") to purchase 23,333 shares of Common Stock at an exercise price per share of $8.31. The Warrant is exercisable in whole or in part, at any time on or before February 15, 2003.

CERTAIN PROVISIONS OF THE COMPANY'S CHARTER DOCUMENTS

  A number of provisions of the Company's Restated Certificate of Incorporation and Restated By-laws concern matters of corporate governance and the rights of stockholders. Certain of these provisions, as well as the ability of the Board of Directors to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). These provisions, together with the classified Board of Directors and the ability of the Board of Directors to issue Preferred Stock without further stockholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to stockholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of the Common Stock and deprive stockholders of an opportunity to receive a premium for their shares. The Board of Directors of the Company believes that these provisions are appropriate to protect the interests of the Company and all of its stockholders. The Board of Directors has no present plans to adopt any other measures or devices which may be deemed to have an "anti-takeover effect".

  MEETINGS OF STOCKHOLDERS. The Restated By-laws provide that a special meeting of stockholders may be called only by the Board of Directors unless otherwise required by law. The Restated By-laws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, the Restated By-laws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a stockholder wishes to propose for consideration at an annual meeting of stockholders.

  NO STOCKHOLDER ACTION BY WRITTEN CONSENT. The Restated Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

  INDEMNIFICATION AND LIMITATION OF LIABILITY. The Restated By-laws provide that directors and officers of the Company shall be, and in the discretion of the Board of Directors non-officer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Restated By-laws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise. The Restated Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

  AMENDMENT OF RESTATED CERTIFICATE. The Restated Certificate of Incorporation provides that an amendment thereof must first be approved by a majority of the Board of Directors and (with certain exceptions) thereafter approved by the holders of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal; provided however, that the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class, is required to amend the provisions described above.

  AMENDMENT OF RESTATED BY-LAWS. The Restated Certificate of Incorporation provides that the Restated By-laws may be amended or repealed by the Board of Directors or by the stockholders. Such action by the Board of Directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal at an annual meeting of stockholders or a special meeting called for such purpose, unless the Board of Directors recommends that the stockholders approve such amendment or repeal at such meeting, in which case such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

STATUTORY BUSINESS COMBINATION PROVISION

  Upon completion of the offering, the Company will be subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans) or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined (with certain limited exceptions) as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

  A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or by-laws by action of its stockholders to exempt itself from coverage, provided that such charter or by-law amendment shall not become effective until twelve months after the date it is adopted. Neither the Restated Certificate of Incorporation nor the Restated By-laws of the Company contains any such exclusion, although the Board of Directors has excluded the stockholders of the Company prior to the offering from the coverage of Section 203.

REGISTRATION RIGHTS

  The holders of the Company's Series B Preferred Stock (the "Series B Investors") and the holders of the Company's Series C Preferred Stock (with the Series B Investors, the "Preferred Registration Rights Holders") who collectively will own a total of 1,630,790 shares of Common Stock (the "Preferred Registrable Securities") upon the closing of this offering at an initial offering price of $14.00 per share, and SSB Investments, Inc., the Warrant Holder (with the Preferred Registration Rights Holders, the "Registration Rights Holders") who will have the right to under the Warrant to acquire 23,333 shares of Common Stock (with the Preferred Registrable Securities, the "Registrable Securities"), are parties to agreements with the Company under which each has certain rights with respect to the registration under the Securities Act, for resale to the public, of such Registrable Securities. If the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders, the Registration Rights Holders are entitled to notice of such registration and to include their shares of Registrable Securities therein, subject to certain conditions and limitations, which include the right of the managing underwriter of any such offering to exclude some or all of such shares from such registration. Each of the Preferred Registration Rights Holders had these so-called "piggy-back" registration rights with respect to this offering and the shares of Common Stock being sold in this offering by Pantio Holding Ltd. and Lorenzo Cue have been included pursuant to the exercise of such rights. Additionally, the Series B Investors have certain demand registration rights pursuant to which they may require the Company on two occasions to register all or part of their shares of Registrable Securities for resale to the public under the Securities Act, subject to certain conditions and limitations, including the requirement that the anticipated aggregate price of the shares to be registered exceeds $10,000,000 and the right of the Company not to effect such requested registration within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of the securities of the Company under the Securities Act. Further, the Series B Investors may require the Company to file additional registration statements on Form S-3 if the Company qualifies for the use of such form, subject to certain conditions and limitations. The Company is required to bear the expenses of all such registrations (except underwriting discounts and commissions) and to use its best efforts to effect such registrations.

TRANSFER AGENT AND REGISTRAR

  The Company has selected State Street Bank and Trust Company as the transfer agent and registrar for the Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of this offering, the Company will have outstanding 14,844,890 shares of Common Stock (assuming no exercise of outstanding options after May 1, 1996). Of these shares, the 3,750,000 shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act unless purchased by "affiliates" of the Company as that term is defined in Rule 144 of the Securities Act (an "Affiliate"), which shares will be subjected to the resale limitations of Rule 144 adopted under the Securities Act. The remaining 11,094,890 shares outstanding upon completion of this offering and held by existing stockholders will be "Restricted Securities" as that term is defined under Rule 144 (the "Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 promulgated under the Securities Act, which rules are summarized below. As a result of the contractual restrictions described below, and the provisions of Rules 144 and 701, additional shares will be available for sale in the public market as follows: (i) 108,113 shares issuable upon the exercise of stock options granted under the 1995 Plan and the 1996 Plan that are vested or will vest and, if exercised, will become eligible for sale without lock-up restrictions on various dates prior to 180 days following the date of this Prospectus, (ii) 7,113,978 currently outstanding shares will be eligible for sale upon expiration of lock-up agreements 180 days after the date of this Prospectus (as well as 749,111 additional shares issuable upon the exercise of stock options granted under the 1995 Plan and the 1996 Plan that will be vested as of such date) and (iii) 3,980,922 additional currently outstanding shares will be eligible for sale upon expiration of their respective two-year holding periods, subject in the case of shares held by affiliates to compliance with certain volume restrictions.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least two years (and, with respect to non-affiliates of the Company, a person who has beneficially owned Restricted Securities less than three years), will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the Company's Common Stock (approximately 148,448 shares immediately after the offering) or (ii) the average weekly trading volume of the Company's Common Stock in the Nasdaq National Market during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Such sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned Restricted Shares for at least three years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above. The Securities and Exchange Commission has recently proposed to reduce the two and three year holding periods under Rule 144 to one and two years, respectively. If enacted, such modification will have a material effect on the timing of when certain shares of Common Stock become eligible for resale.

  In addition, following the offering, the holders of 1,630,790 shares of outstanding Common Stock and 23,333 shares of Common Stock issuable upon exercise of a certain warrant will have rights under certain circumstances to require the Company to register their shares for future sale. See "Description of Capital Stock--Registration Rights".

  Rule 701 permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions, including the holding period requirement, of Rule 144. Any employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares are required to wait until 90 days after the date of this Prospectus before selling such shares.

  Persons who will hold approximately 10,975,081 shares of the Company's Common Stock after completion of the offering, including all officers and directors and certain securityholders of the Company, have agreed with the Representatives and/or the Company that, for a period of 180 days following the date of this Prospectus, they will not sell, offer to sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into or exchangeable for shares of Common Stock of the Company, whether now owned or hereinafter acquired, by such holders or with respect to which they have beneficial ownership within the rules and regulations of the SEC. The Company has also agreed not to sell, offer to sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any rights to acquire Common Stock for a period of 180 days following the date of this Prospectus without the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, subject to certain limited exceptions. The lockup agreements may be released at any time as to all or any portion of the shares subject to such agreements at the sole discretion of Goldman, Sachs & Co. on behalf of the Underwriters.

  Promptly following the consummation of this offering, the Company intends to file a Registration Statement on Form S-8 to register the shares of Common Stock issuable upon exercise of options granted under the 1995 Plan, the 1996 Plan and the ESPP. Following the filing of the Form S-8, shares of Common Stock issued under the 1995 Plan, the 1996 Plan and the ESPP will be available for sale in the public market upon vesting and exercise of such options, subject to lock-up restrictions described above and the Rule 144 volume limitations applicable to affiliates.

  Prior to this offering, there has been no prior public market for the Common Stock and there is no assurance a significant public market for the Common Stock will develop or be sustained after this offering. Sales of a substantial amount of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through the sale of its equity securities. See "Risk Factors".

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered by this Prospectus will be passed upon for the Company and the Selling Stockholders by Peabody & Arnold, Boston, Massachusetts. Certain other legal matters in connection with this offering will be passed upon for the Company by Goodwin, Procter & Hoar llp, Boston, Massachusetts, for the Selling Stockholders by Peabody & Arnold and for the Underwriters by Hale and Dorr, Boston, Massachusetts.

                                    EXPERTS

  The financial statements and schedule for the period from inception (January 19, 1994) to December 31, 1994 and the year ended December 31, 1995 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (of which this Prospectus is a part) under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information about the Company and the securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance, if such document is filed as an exhibit, reference is made to such exhibit and each such statement is qualified in its entirety by such reference.

  The Registration Statement, including exhibits and schedules thereto, filed by the Company with the Commission may be inspected, without charge, and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; 7 World Trade Center, New York, New York 10048, Room 1400; and 500 West Madison Street, Chicago, Illinois 60661, Suite 1400. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, at prescribed rates. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http:/ /www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  The Company intends to furnish its stockholders with annual reports containing audited financial statements and an opinion thereon expressed by independent auditors and with quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

                               ONEWAVE, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Independent Public Accountants..................................  F-2
Balance Sheets as of December 31, 1994 and 1995, March 31, 1996 (unau-
 dited) and
 Pro Forma as of March 31, 1996 (unaudited)...............................  F-3
Statements of Operations for the Period from Inception (January 19, 1994)
 to
 December 31, 1994 for the Year Ended December 31, 1995 and for the Three-
 Months Ended March 31, 1995 and 1996 (unaudited).........................  F-4
Statements of Redeemable Convertible Preferred Stock and Stockholders'
 Equity (Deficit)
 for the Period from Inception (January 19, 1994) to December 31, 1994, for the Year Ended December 31, 1995, for the Three-Months Ended March
 31, 1996 (unaudited) and Pro Forma as of March 31, 1996 (unaudited)......  F-5
Statements of Cash Flows for the Period from Inception (January 19, 1994)
 to December 31, 1994, for the Year Ended December 31, 1995 and the Three-
 Months Ended March 31, 1995 and 1996 (unaudited).........................  F-6
Notes to Financial Statements.............................................  F-7

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To OneWave, Inc.:

  We have audited the accompanying balance sheets of OneWave, Inc. (a Delaware corporation, formerly Business@Web, Inc.) as of December 31, 1994 and 1995, and the related statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows for the period from inception (January 19, 1994) to December 31, 1994 and for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OneWave, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from inception (January 19, 1994) to December 31, 1994 and for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
March 12, 1996 (except with respect to the matters discussed in Note 6 as to which the date is May 20, 1996)

                               ONEWAVE, INC.

                                 BALANCE SHEETS

                               DECEMBER 31,              MARCH 31, 1996
                          ------------------------  --------------------------
                                                                   PRO FORMA
                             1994         1995         ACTUAL       (NOTE 1)
                          -----------  -----------  ------------  ------------
                                                           (UNAUDITED)
ASSETS
Current Assets:
 Cash and cash equiva-
  lents (Note 1)......... $        70  $   104,622  $  4,822,127  $  4,792,127
 Accounts receivable,
  less reserve of
  $100,000 and $150,000
  at December 31, 1995
  and March 31, 1996,
  respectively...........         --     1,908,541     1,775,199     1,775,199
 Inventories (Note 1)....         --       292,000       227,000       227,000
 Prepaid expenses and
  other current assets...         --       157,333       573,329       573,329
 Due from affiliates
  (Note 7)...............         --           --        168,793       168,793
                          -----------  -----------  ------------  ------------
     Total current as-
      sets...............          70    2,462,496     7,566,448     7,536,448
                          -----------  -----------  ------------  ------------
Property and Equipment,
 at cost (Note 1):
 Computer and office
  equipment..............      76,078      226,550     1,074,336     1,074,336
 Furniture and fix-
  tures..................         --           --        371,978       371,978
 Leasehold improve-
  ments..................         --           --         41,252        41,252
                          -----------  -----------  ------------  ------------
                               76,078      226,550     1,487,566     1,487,566
 Less--Accumulated
  depreciation and
  amortization...........      12,680       63,118       115,483       115,483
                          -----------  -----------  ------------  ------------
     Net property and
      equipment..........      63,398      163,432     1,372,083     1,372,083
                          -----------  -----------  ------------  ------------
     Total assets........ $    63,468  $ 2,625,928  $  8,938,531  $  8,908,531
                          ===========  ===========  ============  ============
LIABILITIES AND STOCK-
 HOLDERS' EQUITY (DEFI-
 CIT)
Current Liabilities:
 Accounts payable........ $   275,000  $   575,575  $  2,153,072  $  2,153,072
 Note payable to a bank
  (Note 2)...............         --           --      2,000,000     2,000,000
 Due to affiliates (Note
  7).....................     656,844    2,938,086       553,302       553,302
 Accrued expenses........         --       637,613     3,467,396     3,467,396
 Deferred revenues (Note
  1).....................         --       278,572       317,421       317,421
                          -----------  -----------  ------------  ------------
     Total current lia-
      bilities...........     931,844    4,429,846     8,491,191     8,491,191
                          -----------  -----------  ------------  ------------
Long-Term Debt to
 Stockholders (Note 3)...         --     1,000,000           --            --
Commitments (Note 9)
Redeemable Convertible
 Preferred Stock (Note
 5)......................         --           --      7,379,984           --
                          -----------  -----------  ------------  ------------
Stockholders' Equity
 (Deficit) (Note 6):
 Preferred stock, $1.00
  par value--
   Authorized--5,000,000
    shares
   Issued and outstand-
    ing--no shares.......         --           --            --            --
 Common stock, $.001 par
  value--
   Authorized--50,000,000
    shares
   Issued and
    outstanding--
    7,933,333 shares at
    December 31, 1994,
    10,803,030 shares at
    December 31, 1995 and
    March 31, 1996 and
    11,778,224 shares at
    March 31, 1996
    pro forma............       7,933       10,803        10,803        11,778
 Additional paid-in cap-
  ital...................     303,967    1,230,597     8,145,597    15,494,606
 Note receivable from
  executive officer......         --           --     (2,560,000)   (2,560,000)
 Deferred compensation...         --      (166,594)     (135,480)     (135,480)
 Accumulated deficit.....  (1,180,276)  (3,878,724)  (12,393,564)  (12,393,564)
                          -----------  -----------  ------------  ------------
     Total stockholders'
      equity (deficit)...    (868,376)  (2,803,918)   (6,932,644)      417,340
                          -----------  -----------  ------------  ------------
     Total liabilities
      and stockholders'
      equity (deficit)... $    63,468  $ 2,625,928  $  8,938,531  $  8,908,531
                          ===========  ===========  ============  ============

   The accompanying notes are an integral part of these financial statements.

                               ONEWAVE, INC.

                            STATEMENTS OF OPERATIONS

                                         PERIOD FROM
                                          INCEPTION
                                      (JANUARY 19, 1994)                THREE MONTHS ENDED
                                              TO          YEAR ENDED         MARCH 31,
                                         DECEMBER 31,    DECEMBER 31,  ----------------------
                                             1994            1995        1995        1996
                                      ------------------ ------------  ---------  -----------
                                                                            (UNAUDITED)
Revenues (Note 1):
 Software license and maintenance...     $       --      $ 2,150,735   $  42,940  $   710,181
 Consulting and education services..             --        3,918,927     373,495    1,670,520
                                         -----------     -----------   ---------  -----------
    Total revenues..................             --        6,069,662     416,435    2,380,701
                                         -----------     -----------   ---------  -----------
Cost of Revenues (Note 1):
 Software license and maintenance...             --          716,392      22,400      288,980
 Consulting and education services..             --        2,684,216     171,920      974,244
                                         -----------     -----------   ---------  -----------
    Total cost of revenues..........             --        3,400,608     194,320    1,263,224
                                         -----------     -----------   ---------  -----------
    Gross profit....................             --        2,669,054     222,115    1,117,477
                                         -----------     -----------   ---------  -----------
Operating Expenses:
 Selling, general and
  administrative....................         285,962       2,107,956     337,488    1,701,196
 Research and development (Note 1)..         894,314       3,181,972     174,723      398,592
 Compensation to executive officer
  (Note 10).........................             --              --          --     7,515,000
                                         -----------     -----------   ---------  -----------
    Total operating expenses........       1,180,276       5,289,928     512,211    9,614,788
                                         -----------     -----------   ---------  -----------
    Operating loss..................      (1,180,276)     (2,620,874)   (290,096)  (8,497,311)
Interest Expense, net...............             --           77,574         --        17,529
                                         -----------     -----------   ---------  -----------
    Net loss........................     $(1,180,276)    $(2,698,448)  $(290,096) $(8,514,840)
                                         ===========     ===========   =========  ===========
Pro Forma Net Loss per Common and
 Common Equivalent Share (Note 1)...                     $     (.21)              $     (.65)
                                                         ===========              ===========
Pro Forma Weighted Average Number of
 Common and Common Equivalent Shares
 Outstanding (Note 1)...............                      12,871,554               13,140,961
                                                         ===========              ===========



   The accompanying notes are an integral part of these financial statements.

                               ONEWAVE, INC.

              STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK
                       AND STOCKHOLDERS' EQUITY (DEFICIT)

                         REDEEMABLE
                        CONVERTIBLE
                      PREFERRED STOCK
                   -----------------------
                     NUMBER
                       OF       CARRYING
                     SHARES       VALUE
                   ----------  -----------
Initial issuance
 of stock at
 inception at
 $.0015 per
 share...........         --   $       --
 Contribution
  from
  stockholders
  for purchase of
  Series A
  preferred
  stock..........         --           --
 Net loss........         --           --
                   ----------  -----------
Balance, December
 31, 1994........         --           --
 Issuance of
  common stock at
  $.0015 per
  share..........         --           --
 Issuance of
  Series A
  preferred stock
  at $1.20 per
  share..........         --           --
 Conversion of
  Series A
  preferred stock
  into common
  stock..........         --           --
 Conversion of
  long-term debt
  to stockholders
  into common
  stock at $.66
  per share......         --           --
 Deferred
  compensation
  related to
  grant of stock
  options........         --           --
 Compensation
  expense related
  to stock
  options........         --           --
 Net loss........         --           --
                   ----------  -----------
Balance, December
 31, 1995........         --           --
 Issuance of
  Series B
  redeemable
  convertible
  preferred stock
  at $5.54 per
  share, net of
  issuance costs
  of $600,000....   1,332,127    7,379,984
 Compensation
  expense to
  executive
  officer........         --           --
 Issuance of note
  receivable from
  executive
  officer........         --           --
 Compensation
  expense related
  to stock
  options........         --           --
 Net loss........         --           --
                   ----------  -----------
Balance,
 March 31, 1996
 (Unaudited).....   1,332,127    7,379,984
 Pro forma effect
  of issuance of
  Series C
  convertible
  preferred stock
  at $5.00 per
  share, net of
  issuance costs
  of $30,000
  (unaudited)....         --           --
 Pro forma effect
  of repurchase
  and retirement
  of common stock
  at $7.50 per
  share
  (unaudited)....         --           --
 Pro forma effect
  of conversion
  of redeemable
  convertible
  preferred stock
  and convertible
  preferred stock
  into common
  stock
  (unaudited)....  (1,332,127)  (7,379,984)
                   ----------  -----------
Pro Forma
 Balance, March
 31, 1996
 (Unaudited).....         --   $       --
                   ==========  ===========
                                                         STOCKHOLDERS' EQUITY (DEFICIT)
                   -----------------------------------------------------------------------------------------------------------------
                        CONVERTIBLE
                      PREFERRED STOCK           COMMON STOCK                      NOTE
                   ------------------------ ---------------------              RECEIVABLE                                  TOTAL
                     NUMBER                   NUMBER              ADDITIONAL      FROM                                 STOCKHOLDERS'
                       OF         $1.00         OF        $.001     PAID-IN     EXECUTIVE     DEFERRED   ACCUMULATED      EQUITY
                     SHARES     PAR VALUE     SHARES    PAR VALUE   CAPITAL      OFFICER    COMPENSATION   DEFICIT       (DEFICIT)
                   ----------- ------------ ----------- --------- ------------ ------------ ------------ ------------- -------------
Initial issuance
 of stock at
 inception at
 $.0015 per
 share...........         --   $       --    7,933,333   $ 7,933  $     3,967  $       --    $     --    $        --    $    11,900
 Contribution
  from
  stockholders
  for purchase of
  Series A
  preferred
  stock..........         --           --          --        --       300,000          --          --             --        300,000
 Net loss........         --           --          --        --           --           --          --      (1,180,276)   (1,180,276)
                   ----------- ------------ ----------- --------- ------------ ------------ ------------ ------------- -------------
Balance, December
 31, 1994........         --           --    7,933,333     7,933      303,967          --          --      (1,180,276)     (868,376)
 Issuance of
  common stock at
  $.0015 per
  share..........         --           --       66,667        67           33          --          --             --            100
 Issuance of
  Series A
  preferred stock
  at $1.20 per
  share..........     250,000      250,000         --        --      (250,000)         --          --             --            --
 Conversion of
  Series A
  preferred stock
  into common
  stock..........    (250,000)    (250,000)  1,666,667     1,667      248,333          --          --             --            --
 Conversion of
  long-term debt
  to stockholders
  into common
  stock at $.66
  per share......         --           --    1,136,363     1,136      748,864          --          --             --        750,000
 Deferred
  compensation
  related to
  grant of stock
  options........         --           --          --        --       179,400          --     (179,400)           --            --
 Compensation
  expense related
  to stock
  options........         --           --          --        --           --           --       12,806            --         12,806
 Net loss........         --           --          --        --           --           --          --      (2,698,448)   (2,698,448)
                   ----------- ------------ ----------- --------- ------------ ------------ ------------ ------------- -------------
Balance, December
 31, 1995........         --           --   10,803,030    10,803    1,230,597          --     (166,594)    (3,878,724)   (2,803,918)
 Issuance of
  Series B
  redeemable
  convertible
  preferred stock
  at $5.54 per
  share, net of
  issuance costs
  of $600,000....         --           --          --        --      (600,000)         --          --             --       (600,000)
 Compensation
  expense to
  executive
  officer........         --           --          --        --     7,515,000          --          --             --      7,515,000
 Issuance of note
  receivable from
  executive
  officer........         --           --          --        --           --    (2,560,000)        --             --     (2,560,000)
 Compensation
  expense related
  to stock
  options........         --           --          --        --           --           --       31,114            --         31,114
 Net loss........         --           --          --        --           --           --          --      (8,514,840)   (8,514,840)
                   ----------- ------------ ----------- --------- ------------ ------------ ------------ ------------- -------------
Balance,
 March 31, 1996
 (Unaudited).....         --           --   10,803,030    10,803    8,145,597   (2,560,000)   (135,480)   (12,393,564)   (6,932,644)
 Pro forma effect
  of issuance of
  Series C
  convertible
  preferred stock
  at $5.00 per
  share, net of
  issuance costs
  of $30,000
  (unaudited)....   1,200,000    1,200,000         --        --     4,770,000          --          --             --      5,970,000
 Pro forma effect
  of repurchase
  and retirement
  of common stock
  at $7.50 per
  share
  (unaudited)....         --           --     (800,000)     (800)  (5,999,200)         --          --             --     (6,000,000)
 Pro forma effect
  of conversion
  of redeemable
  convertible
  preferred stock
  and convertible
  preferred stock
  into common
  stock
  (unaudited)....  (1,200,000)  (1,200,000)  1,775,194     1,775    8,578,209          --          --             --      7,379,984
                   ----------- ------------ ----------- --------- ------------ ------------ ------------ ------------- -------------
Pro Forma
 Balance, March
 31, 1996
 (Unaudited).....         --   $       --   11,778,224   $11,778  $15,494,606  $(2,560,000)  $(135,480)  $(12,393,564)  $   417,340
                   =========== ============ =========== ========= ============ ============ ============ ============= =============

   The accompanying notes are an integral part of these financial statements.

                               ONEWAVE, INC.

                            STATEMENTS OF CASH FLOWS

                                                              THREE MONTHS ENDED
                         PERIOD FROM INCEPTION  YEAR ENDED         MARCH 31,
                         (JANUARY 19, 1994) TO DECEMBER 31,  ----------------------
                           DECEMBER 31, 1994       1995        1995        1996
                         --------------------- ------------  ---------  -----------
                                                                  (UNAUDITED)
Cash Flows from Operat-
 ing Activities:
 Net loss..............       $(1,180,276)     $(2,698,448)  $(290,096) $(8,514,840)
 Adjustments to
  reconcile net loss to
  net cash provided by
  (used in) operating
  activities--
   Depreciation and
    amortization of
    property and
    equipment..........            12,680           50,438       6,413       52,365
   Compensation expense
    to executive
    officer............               --               --          --     7,515,000
   Compensation expense
    related to stock
    options............               --            12,806         --        31,114
   Changes in operating
    assets and
    liabilities--
     Accounts receiv-
      able.............               --        (1,908,541)   (224,305)     133,342
     Inventories.......               --          (292,000)        --        65,000
     Prepaid expenses
      and other current
      assets...........               --          (157,333)        --      (415,996)
     Due from affili-
      ates.............               --               --          --      (168,793)
     Accounts payable..           275,000          300,575     (42,846)   1,577,497
     Due to affili-
      ates.............           656,844        2,281,242     463,167   (2,384,784)
     Accrued expenses..               --           637,613     104,126      269,783
     Deferred reve-
      nues.............               --           278,572         --        38,849
                              -----------      -----------   ---------  -----------
      Net cash provided
       by (used in)
       operating
       activities......          (235,752)      (1,495,076)     16,459   (1,801,463)
                              -----------      -----------   ---------  -----------
Cash Flows from Invest-
 ing Activities:
 Purchases of property
  and equipment........           (76,078)        (150,472)        --    (1,261,016)
                              -----------      -----------   ---------  -----------
      Net cash used in
       investing
       activities......           (76,078)        (150,472)        --    (1,261,016)
                              -----------      -----------   ---------  -----------
Cash Flows from Financ-
 ing Activities:
 Proceeds from (pay-
  ments on) long-term
  debt to stockhold-
  ers..................               --         1,750,000         --    (1,000,000)
 Proceeds from secured
  note payable to a
  bank.................               --               --          --     2,000,000
 Net proceeds from
  issuance of preferred
  stock................           300,000              --          --     6,779,984
 Proceeds from issuance
  of common stock......            11,900              100         100           --
                              -----------      -----------   ---------  -----------
      Net cash provided
       by financing
       activities......           311,900        1,750,100         100    7,779,984
                              -----------      -----------   ---------  -----------
Net Increase in Cash
 and Cash Equivalents..                70          104,552      16,559    4,717,505
Cash and Cash Equiva-
 lents, beginning of
 period................               --                70          70      104,622
                              -----------      -----------   ---------  -----------
Cash and Cash Equiva-
 lents, end of period..       $        70      $   104,622   $  16,629  $ 4,822,127
                              ===========      ===========   =========  ===========
Supplemental Disclosure
 of Cash Flow Informa-
 tion:
  Cash paid during the
 period for interest...       $       --       $    25,843   $     --   $    13,336
                              ===========      ===========   =========  ===========
Supplemental Disclosure
 of Noncash Financing
 Activities:
 Conversion of long-
  term debt to stock-
  holders into common
  stock................       $       --       $   750,000   $     --   $       --
                              ===========      ===========   =========  ===========
 Issuance of note re-
  ceivable from execu-
  tive officer.........       $       --       $       --    $     --   $ 2,560,000
                              ===========      ===========   =========  ===========


   The accompanying notes are an integral part of these financial statements.

                              ONEWAVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1)OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization

    OneWave, Inc. (the Company) was incorporated in Delaware (under the name Object Power, Incorporated) and commenced operations on January 19, 1994 and changed its name to Business@Web, Inc. in February 1996 and to OneWave, Inc. in June 1996. The Company is a provider of "Web-enabled" software which allows the development and deployment of mission-critical business applications across an organization's disparate information technology systems and the extension of those applications to Intranets and the Internet.

    The Company is subject to risks common to rapidly growing, technology-based companies, including rapid technological change, the need to raise equity capital, competition from substitute products and larger companies, and the successful development and marketing of commercial products and services. At March 31, 1996, the Company had cash and cash equivalents of approximately $4,822,000 and a working capital deficit of approximately $925,000. Based upon its current operating plan, the Company believes that it had sufficient capital resources on hand at March 31,1996 to sustain operations through December 31, 1996. In addition, in the event that the proposed initial public offering is not consummated, certain stockholders have committed to provide the necessary funding to allow the Company to operate through December 31, 1996 if the existing capital resources are not sufficient to fund the Company's operations.

  (b) Interim Financial Statements

    The accompanying balance sheet as of March 31, 1996, the statements of operations and cash flows for the three months ended March 31, 1995 and 1996, and the statement of redeemable convertible preferred stock and stockholders' equity (deficit) for the three months ended March 31, 1996 are unaudited, but, in the opinion of management, have been prepared on a basis substantially consistent with the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of these interim periods. The results of the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

  (c) Unaudited Pro Forma Presentation

    The unaudited pro forma balance sheet and unaudited statement of redeemable convertible preferred stock and stockholders' equity (deficit) as of March 31, 1996 reflect (i) the issuance of 1,200,000 shares of Series C convertible preferred stock at $5.00 per share to new stockholders for net proceeds of $5,970,000; (ii) the repurchase and retirement of 800,000 shares of common stock from existing stockholders at $7.50 per share, for an aggregate cost of $6,000,000; and (iii) the automatic conversion of all outstanding shares of Series B redeemable convertible preferred stock and Series C convertible preferred stock into an aggregate of 1,775,194 shares of common stock, upon the closing of the Company's proposed initial public offering.

  (d)Revenue Recognition

    The Company recognizes revenue in accordance with the provisions of Statement of Position No. 91-1 (SOP 91-1), Software Revenue
    Recognition. The Company generates software and maintenance revenues from licensing the rights to use its software products and the resale of

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)
(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  (d)Revenue Recognition (Continued)

    software products licensed from a related party (see Note 7(b)). The Company also generates service revenues from the sale of consulting and education services.

    Revenues from software license fees are recognized upon delivery, net of estimated returns, provided there are no significant postdelivery obligations, and payment is due within one year. If acceptance is required, software license revenues are recognized upon customer acceptance. Fees for consulting and education services are recognized upon customer acceptance or over the period in which services are provided if customer acceptance is not required and the revenues are fixed and determinable. Maintenance revenues are deferred at the time of software license revenue recognition and are recognized ratably over the term of the support period, which is typically one year.

    Deferred revenues primarily relate to prepaid maintenance fees.

    Cost of software license and maintenance revenues consists of the cost of software and maintenance purchased for resale from a related party; distribution costs; and support personnel costs. Cost of consulting and education services consists primarily of consulting and support personnel salaries and related costs and fees to third party service providers.

  (e)Cash and Cash Equivalents

    The Company classifies all short-term, highly liquid investments with original maturities at purchase of three months or less as cash equivalents. The Company accounts for its investments in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, the Company's cash equivalents are classified as held-to-maturity securities and recorded at amortized cost. At March 31, 1996, cash equivalents consisted of an overnight repurchase agreement with a bank.

  (f)Property and Equipment

    Property and equipment are stated at cost. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives of the assets (three to five years).

  (g)Research and Development and Software Development Costs

    In accordance with SFAS No. 86, Accounting for the Costs of Software To Be Sold, Leased or Otherwise Marketed, the Company has evaluated the establishment of technological feasibility of its various products during the development phase. Due to the dynamic changes in the market, the Company has concluded that it cannot determine technological feasibility until a fully functional working model is complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is very short, and consequently, the amounts that could be capitalized are not material to the Company's financial position or results of operations. In addition, the Company believes that the estimated useful life of any potential product is uncertain due to the rapid

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  (g)Research and Development and Software Development Costs (Continued)

    technological change in the industry. Therefore, the Company charges all research and development expenses to operations in the period incurred. Included in research and development expenses for the period from inception (January 19, 1994) to December 31, 1994 and the year ended December 31, 1995 is $350,000 and $2,550,000, respectively, relating to purchases of technology, of which $2,200,000 was purchased from a related party in 1995 (see Note 7(b)).

  (h)Inventories

    Inventories are stated at the lower of cost or market and consist of purchased software products of a related party held for resale. (See
    Note 7(b))

  (i)Postretirement Benefits

    The Company has no obligations for postretirement benefits.

  (j)Concentration of Credit Risk

    SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable. Concentration of credit risk with respect to accounts receivable is limited to two customers that accounted for 21% and 10%, respectively, of total revenues in the year ended December 31, 1995. One of these customers accounted for approximately 14% of total revenues for the three months ended March 31, 1996. In the year ended December 31, 1995 and the three months ended March 31, 1996, sales outside the United States accounted for approximately 17% and 11% of total revenues, respectively. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company maintains an allowance for potential credit losses but has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

  (k)Pro Forma Net Loss per Common and Common Equivalent Share

    For the year ended December 31, 1995 and the three months ended March 31, 1996, pro forma net loss per common and common equivalent share is computed by dividing the net loss by the pro forma weighted average number of common and common equivalent shares outstanding during the period, which consist of (i) the weighted average number of common shares outstanding, (ii) the number of shares of common stock issuable upon conversion of all outstanding shares of Series B redeemable convertible preferred stock and Series C convertible preferred stock, and (iii) stock options granted after March 31, 1995, which have been reflected as outstanding for all periods presented using the treasury stock method as required by the Securities and Exchange Commission. Common stock equivalents issued in earlier periods have not been included as their effect would be antidilutive. Historical net loss per share data have not been presented, as such information is not considered to be relevant or meaningful.

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)
(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  (l)Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (m)New Accounting Standard

    In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, Accounting for Stock-Based Compensation. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123. The Company will be required to disclose the pro forma net income or loss and per share amounts in the notes to the financial statements using the fair-value-based method beginning in the year ending
    December 31, 1996, with comparable disclosures for the year ended December 31, 1995. The Company has not determined the impact of these pro forma adjustments.

  (n)Financial Instruments

    The estimated fair value of the Company's financial instruments, which include cash equivalents, accounts receivable and long-term debt, approximates their carrying value.

(2)BANK AGREEMENT

  In February 1996, the Company entered into a financing agreement with a bank. The agreement provides for a revolving line of credit, an equipment line of credit and a secured term note. Borrowings under the revolving line of credit are limited to the lesser of $2,500,000 or 80% of qualified accounts receivable and bear interest at either the bank's prime rate plus 1%, or LIBOR. Borrowings under the equipment line are limited to $500,000 for the purchase of new equipment. Advances under the equipment line of credit will be repaid over a three-year period. Borrowings under the equipment line bear interest at either the bank's cost of funds plus 3 1/2% or the bank's prime rate plus 1 1/2%. The secured term note of $2,000,000 was used for the repayment of the amount payable for purchased technology (see Note 7(b)). In March 1996, the Company borrowed the $2,000,000 under the secured term note. The secured term note is repayable on September 30, 1996. Borrowings under the secured term note bear interest at the bank's prime rate plus 1%. The revolving line of credit and equipment line of credit expire on June 30, 1997. The financing agreement contains certain restrictive covenants, including among other items, minimum levels of tangible net worth. The agreement is collateralized by all assets of the Company and is guaranteed by certain stockholders.

(3)LONG-TERM DEBT TO STOCKHOLDERS

  In May 1995, the Company issued a $250,000 subordinated note payable to a stockholder. The note bore interest at 6% per annum and was payable on April 30, 2000.

  In December 1995, the Company issued a $750,000 subordinated note payable to a stockholder. The note bore interest at 9% per annum and was payable on December 31, 2000.

  Both notes were outstanding as of December 31, 1995 and were repaid in full in March 1996.

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(4)INCOME TAXES

  The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, a deferred tax asset or liability is measured by the enacted tax rates expected to be in effect when the differences between the financial statement and tax bases of assets and liabilities reverse.

  As of December 31, 1995, the Company had available net operating loss carryforwards of approximately $3,020,000 to reduce future federal and state income taxes, if any. These carryforwards expire through 2010 and are subject to review and possible adjustment by the Internal Revenue Service. The Tax Reform Act of 1986 contains provisions that may limit the amount of net operating loss carryforwards that the Company may utilize in any one year in the event of certain cumulative changes in ownership over a three year period in excess of 50%, as defined.

  The approximate income tax effect of each type of temporary difference and carryforward is as follows:

                                                  DECEMBER 31,
                                               --------------------  MARCH 31,
                                                 1994       1995        1996
                                               --------  ----------  ----------
   Net operating loss carryforwards........... $221,000  $1,208,000  $4,265,000
   Other temporary differences................  268,000     275,000     372,000
                                               --------  ----------  ----------
                                                489,000   1,483,000   4,637,000
   Valuation allowance........................ (489,000) (1,483,000) (4,637,000)
                                               --------  ----------  ----------
   Net deferred tax asset..................... $    --   $      --   $      --
                                               ========  ==========  ==========

  It is the Company's objective to become a profitable enterprise and to realize the benefits of its deferred tax assets. However, in evaluating the realizability of these deferred tax assets, management has considered the Company's short operating history, the volatility of the market in which it competes, and the operating losses incurred to date, and believes that, given the significance of this evidence, a full valuation reserve against its deferred tax asset is required as of December 31, 1994 and 1995 and March 31, 1996.

(5)REDEEMABLE CONVERTIBLE PREFERRED STOCK

  In March 1996, the Company authorized and issued 1,332,127 shares of Series B redeemable convertible preferred stock (Series B Preferred Stock) at $5.54 per share, less offering costs of $600,000 for net proceeds of $6,779,984.

  The Series B Preferred Stock has the following rights, preferences and privileges:

  Redemption

  At any time after December 31, 2002, the holders of a majority of the outstanding shares of Series B Preferred Stock may require the Company to redeem all of the outstanding Series B Preferred Stock in three annual installments of 33 1/3% per year.

  The redemption price per share is $5.54 plus any accrued but unpaid dividends.

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(5)REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

  Conversion and Antidilution

  The Series B Preferred Stock is convertible into common stock at a rate of two shares of common stock for every three shares of preferred stock. The conversion rate of all preferred stock is adjustable for certain dilutive events, including the issuance of shares below $15.375 in an initial public offering. Assuming the sale price of the Company's common stock is $14.00 in the proposed initial public offering, the conversion rate of Series B Preferred Stock adjusts to .732 shares of common stock for each share of Series B Preferred Stock. The actual number of shares issuable upon conversion could vary from a maximum of 1,103,137 to a minimum of 888,085 depending on the price at which the shares of common stock are sold in the proposed initial public offering. The conversion is at the option of a majority of the outstanding stockholders but becomes automatic upon the closing of a an initial public offering at a per share price that is at least $12.375 per share and generates aggregate proceeds to the Company of at least $15,000,000.

  Voting Rights

  The holders of the Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of common stock into which each share of the Series B Preferred Stock could be converted.

  Dividends

  Dividends accrue on outstanding shares of Series B Preferred Stock at an annual rate of $0.3324 per share. Additional dividends may be paid on the Series B Preferred Stock when declared by the Board of Directors.

  Liquidation Preference

  The holders of the preferred stock have preference in the event of liquidation or dissolution of the Company at a rate of $5.54 per share of Series B Preferred Stock and thereafter participate with the holders of the Series C Preferred Stock and common stock on a share for share basis in the distribution of the remaining assets of the Company, as if there were no Series C Preferred Stock liquidation preference.

(6)STOCKHOLDERS' EQUITY (DEFICIT)

  (a) Authorized Capital Stock

    As of March 31, 1996, the Company's authorized capital stock consisted of 30,000,000 shares of common stock $.001, par value per share, and 3,000,000 of preferred stock, $1.00 par value per share. Of the preferred stock 1,431,412 shares were designated Series B preferred stock (Series B Preferred Stock) and 1,568,588 shares were undesignated. In April 1996, the Company amended its Articles of Incorporation to decrease the number of designated shares of Series B Preferred Stock to 1,332,127 shares, to decrease the number of undesignated shares of preferred stock to 447,873 and to designate 1,220,000 shares for the issuance of Series C convertible preferred stock (Series C Preferred Stock). All shares of preferred stock that had been designated Series A convertible preferred stock had been surrendered for conversion into common stock and retired.

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)
(6)STOCKHOLDERS' DEFICIT (CONTINUED)

  (a) Authorized Capital Stock (Continued)

    On May 20, 1996, the Company's stockholders approved an increase in the number of authorized shares of common stock to 50,000,000 shares, $.001 par value and authorized the issuance of 5,000,000 shares of $1.00 par value preferred stock.

  (b) Common Stock

    In May 1995, the Company issued a convertible note payable to a stockholder for $750,000. In accordance with the provisions of the note payable agreement, the outstanding principal of the note was converted into 1,136,362 shares of common stock in November 1995.

  (c) Preferred Stock

    In December 1994, certain stockholders contributed $300,000 to the Company for the purchase of 250,000 shares of Series A convertible preferred stock. The shares of Series A convertible preferred stock were issued to the stockholders in February 1995 and were subsequently converted to 1,666,667 shares of common stock in November 1995.

    In April 1996, the Company issued 1,200,000 shares of Series C Preferred Stock at a price of $5.00 per share, less offering costs of 30,000, for net proceeds of $5,970,000.

    The Series C Preferred Stock has the following rights, preferences and privileges:

    Conversion and Antidilution

    The Series C Preferred Stock is convertible into common stock at a rate of two shares of common stock for every three shares of preferred stock. The conversion rate is adjustable for certain dilutive events, including the issuance of shares below the effective conversion price of the preferred stock. The conversion is at the option of a majority of the outstanding stockholders but becomes automatic upon the closing of a public offering at a per share price that is at least $12.375 per share and generates aggregate proceeds to the Company of at least $15,000,000.

    Voting Rights

    The holders of the Series C Preferred Stock are entitled to vote on all matters and shall be entitled to the number of votes equal to the number of shares of common stock into which each share of the preferred stock could be converted.

    Liquidation Preference

    The holders of the Series C Preferred Stock have preference in the event of liquidation or dissolution of the Company at a rate of $5.00 per share of Series C Preferred Stock, payable only after the full liquidation preference of the holders of Series B Preferred Stock has been paid or reserved; thereafter the remaining assets of the Company are to be distributed to the holders of Series C Preferred Stock and common stock on a share for share basis.

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)
(6)STOCKHOLDERS' DEFICIT (CONTINUED)

  (d)Stock Split

    In February 1995, the Company effected a 10-for-1 stock split of the common stock in the form of a stock dividend. On May 20, 1996, the Company effected a 2-for-3 reverse stock split. The accompanying financial statements and notes have been retroactively adjusted to reflect the stock splits.

  (e)1995 Stock Plan

    The Company has a stock plan (the 1995 Plan) that provides for the issuance of incentive stock options (ISOs), nonqualified stock options and shares of common stock. Under the terms of the 1995 Plan, nonqualified options may be granted at a price not less than the lesser of (i) the book value per share of common stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) 50% of the fair market value per share of common stock on the date of such grant and, in the case of ISOs, not less than the fair market value per share at the date of grant. Options generally vest over a four-year period, commencing one year after the date of the grant. In 1995, the Company granted an option to purchase 40,000 shares of common stock to an employee at an exercise price of $.015 per share. The difference between the estimated fair market value of the common stock and the aggregate exercise price of $179,400 will be charged to operations as these options vest. All other options have been granted at exercise prices that represent the estimated fair market value of the common stock as determined by the Company's Board of Directors at the time of the grant and accordingly the Company has not recorded any compensation on these option grants. In March 1996, the Company granted options to purchase 366,666 shares of common stock at $7.50 per share to several key executives which vest ratably over a 6-year period and are subject to acceleration based on the Company achieving certain levels of market capitalization. In addition, the vesting of options to purchase 133,333 shares of Common Stock held by an officer of the Company will accelerate upon the effectiveness of the Company's proposed initial public offering.

    The following table summarizes incentive and nonqualified stock option activity under the 1995 Plan:

                                                         NUMBER OF   PRICE PER
                                                          SHARES       SHARE
                                                         ---------  -----------
     Balance, December 31, 1994.........................       --   $       --
     Options granted.................................... 1,219,533   .015--4.50
                                                         ---------  -----------
     Balance, December 31, 1995......................... 1,219,533   .015--4.50
     Options granted.................................... 1,281,333         7.50
     Options canceled...................................   (23,400)  1.50--4.50
                                                         ---------  -----------
     Balance, March 31, 1996............................ 2,477,467  $.015--7.50
                                                         =========  ===========
     Exercisable, March 31, 1996........................   199,603  $.015--7.50
                                                         =========  ===========

    In April 1996, an officer of the Company exercised an option to purchase 66,666 shares at a price of $1.50 per share.

  (f) Warrants

    In February 1996, the Company issued a warrant to purchase 23,333 shares of common stock at a price of $8.31 per share in connection with the Company's financing agreement as discussed in Note 2.

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)
(6)STOCKHOLDERS' DEFICIT (CONTINUED)

  (g)Employee Stock Purchase Plan

    On May 17, 1996, the stockholders approved the Company's Employee Stock Purchase Plan (ESPP). The Company has reserved 150,000 shares for issuance under the ESPP. The ESPP permits eligible employees of the Company to purchase common stock through payroll deductions of up to 10% of their total compensation. The price of common stock purchased under the ESPP will be 85% of the lower of the fair market value of the common stock on the first or last day of each six-month purchase period.

  (h)1996 Stock Plan

    On May 17, 1996, the Board of Directors and stockholders approved the Company's 1996 Stock Plan (the 1996 Plan). Each nonemployee director will receive an option grant to purchase 7,000 shares of common stock, at the then fair market value, when such director is first appointed or elected to the Board of Directors. In addition, each nonemployee director will receive an option grant to purchase 1,700 shares of common stock, at the then fair market value, on each June 30 that such director is a member of the Board of Directors. The Company has reserved 3,500,000 shares of Common Stock for issuance under the 1995 Plan and the 1996 Plan.

(7)RELATED-PARTY TRANSACTIONS

  (a)Cambridge Technology Group, Inc.

    During 1994, 1995 and the first two months of 1996, the Company shared office space with Cambridge Technology Group, Inc. (CTGroup), a company under the control of a significant stockholder of the Company. CTGroup charged the Company for a portion of certain common costs incurred in addition to any specific items paid by CTGroup on the Company's behalf. These costs were allocated based on head count or actual cost incurred. During the years ended December 31, 1994 and 1995 and the three months ended March 31, 1995 and 1996, CTGroup charged the Company $956,844, $1,013,142, $271,702 and $117,442, respectively, for these costs.

    During 1995, the Company sold software and services to CTGroup amounting to $104,993. In addition, during 1995 and the three months ended March 31, 1996, the Company fulfilled certain obligations of CTGroup under education, service and product contracts, including the resale of software discussed in Note 7(b), for which the Company recorded revenues of $2,403,235 and $100,000, respectively.

    During the three months ended March 31, 1996, the Company purchased $125,000 of computer equipment from CTGroup.

    In July 1995, the Company gave an unlimited guarantee of all of CTGroup's obligations under its credit facility. The Company's obligations under the unlimited guaranty were terminated in February 1996.

    Amounts (due to) from CTGroup for these costs were $(656,844), $(169,939) and $218,793 at December 31, 1994 and 1995 and March 31,
    1996, respectively.

    The Company believes that the transactions described above were at terms no less favorable than the Company would have obtained from unaffiliated third parties.

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)
(7)RELATED-PARTY TRANSACTIONS (CONTINUED)

  (b)Open Environment Corporation

    In 1995, the Company entered into a reseller agreement with Open Environment Corporation (OEC) to license software developed by OEC, an entity that was founded by significant stockholders of the Company. These stockholders continue to hold an ownership interest in OEC at December 31, 1995 and March 31, 1996. In addition, an executive of the Company serves on OEC's Board of Directors. During the year ended December 31, 1995 and the three months ended March 31, 1996, the Company generated software license and maintenance revenues of $1,111,992 and $222,617, respectively, from the resale of OEC products and services. Total expenses relating to purchases of OEC software and OEC software bundled with the Company's product and related maintenance contracts totaled $716,392 and $288,980, in the year ended December 31, 1995 and the three months ended March 31, 1996, respectively. In addition, the Company subcontracted consulting services from OEC totaling $398,271 in 1995.

    On December 29, 1995, the Company and OEC entered into a $2,200,000 OEM source code license agreement which will provide the Company with a certain source code developed by OEC. At the time of the purchase, the Company intended to embed this source code into certain of the Company's future software products which are currently under development. In accordance with SFAS No. 86, the Company has charged the cost of this source code to research and development expenses in the year ended December 31, 1995.

    On October 31, 1995, the Company sold to OEC the source code for certain software technology relating to the customization and enhancement of SAP software products. OEC paid the Company an initial software license fee of $500,000 under the agreement by which the source code was transferred, and agreed to pay the Company a royalty in an amount equal to 20% of the first $1,000,000 of sales revenue recognized by OEC related to products incorporating components of the transferred source code and 10% of such sales revenues in excess of $1,000,000. OEC's royalty obligations expire on the earlier of October 1, 1997 or the date on which OEC's aggregate sales revenues related to products incorporating components of the transferred source code exceed $3,000,000. This amount is included in 1995 software license revenues. To date the Company has not received any royalties under this arrangement.

    The total accounts payable to OEC at December 31, 1995 and March 31, 1996 was $2,490,133 and $375,288, respectively.

    The Company believes that the transactions described above were at terms no less favorable than the Company would have obtained from unaffiliated third parties.

  (c)International Integration, Incorporated

    The Company subcontracted consulting services from International Integration, Incorporated, a company controlled by a significant stockholder of the Company. During 1995, these consulting services totaled $662,000 and are included in cost of revenues. At December 31, 1995 and March 31, 1996, the Company had outstanding accounts payable to this entity of $274,444 and $174,444, respectively.

    The Company believes that the transactions described above were at terms no less favorable than the Company would have obtained from unaffiliated third parties.

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(8)EMPLOYEE BENEFIT PLAN

  The Company's employees participate in an employee benefit plan under
  Section 401(k) of the Internal Revenue Code, sponsored by CTGroup. The plan is available to substantially all employees. The plan allows for employees to make contributions up to a specified percentage of their compensation. For all participants with greater than one year of continuous service, the Company contributes 25% of the first 6% of employees' pay contributed to the plan. The Company contributed $1,851 during the year ended December 31, 1995 and $1,741 during the three months ended March 31, 1996.

(9)COMMITMENTS

  In March 1996, the Company executed a noncancelable operating lease for office space. Future minimum rental payments for this lease are as follows:

      1996........................................................... $  310,000
      1997...........................................................    463,000
      1998...........................................................    463,000
      1999...........................................................    463,000
      2000...........................................................    463,000
      Thereafter.....................................................     77,000
                                                                      ----------
      Total.......................................................... $2,239,000
                                                                      ==========

(10)COMPENSATION TO EXECUTIVE OFFICER

  In January 1996, a significant stockholder of the Company entered into an agreement with the Company's Chief Executive Officer (CEO) under which the CEO purchased 960,000 shares of the Company's common stock held by the stockholder at a price of $1.50 per share. To fund the purchase, the CEO entered into a $1,440,000 note payable agreement with the stockholder. The note payable accrues interest at 6.56% per annum and provides for full recourse against the CEO. At the time of this sale transaction, the fair market value of the Company's common stock was $7.50 per share. The Company has recorded the aggregate difference between the fair market value of the common stock and the price paid by the CEO, $5,760,000, in compensation to executive officer in the accompanying statement of operations for the three months ended March 31, 1996. In connection with this purchase, the Company agreed to loan the CEO $2,560,000 which represents the CEO's estimated tax liability resulting from the compensation on the purchase of shares at less than fair market value. The Company has recorded this commitment as an accrued expense and a corresponding note receivable from executive officer in the accompanying balance sheet as of March 31, 1996. The Company expects to fund this commitment in the first quarter of 1997. Borrowings under the loan will be secured by shares of Common Stock purchased, will accrue interest at 6.21% per annum and will be due and payable no later than December 31, 2001.

  In connection with the employment of the CEO in January 1996, the CEO received a nonrefundable $1,000,000 cash payment from a significant stockholder. The Company believes the nature of this payment to be a sign-on bonus. Accordingly, the Company has recorded a $1,000,000 charge to compensation to executive officer in the accompanying statement of operations for the three months ended March 31, 1996 with a corresponding contribution to additional paid-in capital.

                              ONEWAVE, INC.

               (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)
(10)COMPENSATION TO EXECUTIVE OFFICER (CONTINUED)

  Also in connection with the employment of the CEO, that significant stockholder agreed to reimburse the CEO for any potential decline in value (from January 1996 to the date of exercise) for certain stock appreciation rights held by the CEO in an unrelated company. At the time this agreement was entered into, the unrealized appreciation on the stock appreciation rights was approximately $4,400,000. The stock appreciation rights are exercisable by the CEO in September 1996. At March 31, 1996, the value of the stock of the unrelated company had declined to the extent that if the stock rights were exercised on that date, the stockholder would be required to reimburse the CEO approximately $755,000 for the decline in appreciation. Accordingly, the Company has recorded a $755,000 charge to compensation to executive officer in the accompanying statement of operations for the three months ended March 31, 1996, with a corresponding contribution to additional paid-in capital. To the extent that the value of the stock fluctuates below the value agreed to by the CEO and the stockholder, the Company will continue to record charges or credits to the accompanying statement of operations until the stock appreciation right is exercised by the CEO.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company and the Selling Stockholders have agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co. and Hambrecht & Quist LLC are acting as representatives, has severally agreed to purchase from the Company and the Selling Stockholders, the respective number of shares of Common Stock set forth opposite its name below:

                                                                       NUMBER OF
                                                                       SHARES OF
                                                                        COMMON
                              UNDERWRITER                                STOCK
                              -----------                              ---------
 Goldman, Sachs & Co..................................................
 Hambrecht & Quist LLC................................................
                                                                       ---------
  Total............................................................... 3,750,000
                                                                       =========

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

  The Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at
such price less a concession of $   per share. The Underwriters may allow, and
such dealers may reallow, a concession not in excess of $   per share to
certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 562,500 additional shares of Common Stock to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 3,750,000 shares of Common Stock offered.

  The Company has agreed that, subject to certain exceptions, during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option or purchase plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding on the date of this Prospectus) which are substantially similar to the shares of Common Stock or which are convertible or exchangeable into securities which are substantially similar to the shares of Common Stock without the prior written consent of the representatives, except for the shares of Common Stock offered in connection with the offering. The Company's executive officers and directors and certain securityholders of the Company (including the Selling Stockholders), who in the aggregate will hold approximately 10,975,081 shares of Common Stock after completion of the offering, have agreed not to offer, sell, contract to sell or otherwise dispose of or agree to dispose of any shares of Common Stock or substantially similar securities owned beneficially by them for a period of 180 days after the date of this Prospectus, without the prior written consent of the representatives, except for the shares of Common Stock offered hereby. See "Shares Eligible for Future Sale".

  The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Common Stock offered by them.

  Prior to the offering, there has been no public market for the shares. The initial public offering price will be negotiated among the Company, the Selling Stockholders and the representatives. Among the factors to be considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, will be the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

  Application has been made for quotation of the Common Stock on the Nasdaq National Market under the symbol "OWAV".

  The Company and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   5
Use of Proceeds..........................................................  13
Dividend Policy..........................................................  13
Capitalization...........................................................  14
Dilution.................................................................  15
Selected Financial Data..................................................  16
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  17
Business.................................................................  24
Management...............................................................  38
Principal and Selling Stockholders.......................................  45
Certain Transactions.....................................................  47
Description of Capital Stock.............................................  50
Shares Eligible for Future Sale..........................................  54
Legal Matters............................................................  56
Experts..................................................................  56
Additional Information...................................................  56
Index to Financial Statements............................................ F-1
Underwriting............................................................. U-1

  THROUGH AND INCLUDING     , 1996 (THE 25TH DAY AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               3,750,000 SHARES

                              ONEWAVE, INC.

                                 COMMON STOCK

                         (PAR VALUE $0.001 PER SHARE)



                              ------------------

                                  PROSPECTUS

                              ------------------

                             GOLDMAN, SACHS & CO.

                               HAMBRECHT & QUIST


                      REPRESENTATIVES OF THE UNDERWRITERS


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions payable in connection with the sale of Common Stock being registered. All amounts are estimates, except the registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

     SEC registration fee...........................................     22,307
     NASD filing fee................................................      6,969
     Nasdaq National Market listing fee.............................     50,000
     Printing and distribution expenses.............................    100,000
     Accounting fees and expenses...................................    175,000
     Legal fees and expenses........................................    400,000
     Blue Sky fees and expenses.....................................     20,000
     Transfer agent's fees and expenses.............................     10,000
     Directors' and Officers' insurance expenses....................    150,000
     Miscellaneous..................................................    165,724
                                                                     ----------
       Total........................................................ $1,100,000
                                                                     ==========

The Registrant intends to pay all expenses of registration, issuance and distribution, excluding the Underwriters' discount and commissions, with respect to shares being sold by the Selling Stockholders.

ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Article VII of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (to the extent provided by applicable law) for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or any amendment or successor provisions thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of Article VII of the Registrant's Restated Certificate of Incorporation shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification.

  Article V of the Registrant's Restated By-laws provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant, as a director, officer or employee of any subsidiary of the Company or in any other capacity with any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted by the Delaware General Corporation Law. The terms of Article V substantially incorporate the provisions of Section 145 of the Delaware General Corporation Law. The indemnification provided for in
Article V is expressly not exclusive of any other rights of indemnification to which any such director or officer may be entitled under any by-law, agreement, vote of stockholders or directors or otherwise.

  In the Underwriting Agreement relating to the securities being offered hereby (the form of which is attached as Exhibit 1.1 to this Registration Statement), the Registrant and the Selling Stockholders have agreed to indemnify each Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, against certain types of civil liabilities arising in connection with the Registration Statement or the Prospectus.

ITEM 15.RECENT SALES OF UNREGISTERED SECURITIES.

  Described below are all unregistered securities which have been issued and sold by the Registrant since the Registrant's incorporation on January 19, 1994. No underwriters were engaged with respect to any of the following transactions and no underwriting discounts or commissions paid in connection with the sale of any such securities, except where specifically noted below. All numbers have been adjusted to give effect to the 2-for-3 reverse stock split to be effected prior to the effectiveness of this offering.

    1. On January 19, 1994, the Registrant sold 3,333,333 shares of Common Stock to Sundar Subramaniam at a price of $0.0015 per share.

    2. On January 19, 1994, the Registrant sold 1,333,333 shares of Common Stock to J&S Limited Partnership at a price of $0.0015 per share.

    3. On January 19, 1994, the Registrant sold 1,333,333 shares of Common Stock to Legacy Investment Partnership at a price of $0.0015 per share.

    4. On January 19, 1994, the Registrant sold 1,666,667 shares of Common Stock to Harrington Trust Limited, as Trustee of The Appleby Trust at a price of $0.0015 per share.

    5. On January 19, 1994, the Registrant sold 266,667 shares of Common Stock to Len Hafetz at a price of $0.0015 per share.

    6. On January 1, 1995, the Registrant sold 66,667 shares of Common Stock to James G. Nondorf at a price of $0.0015 per share.

    7. On March 1, 1995, the Registrant sold 250,000 shares of Series A Convertible Preferred Stock to Harrington Trust Limited, as Trustee of The Appleby Trust, at a price of $1.20 per share. All shares of Series A Preferred Stock were subsequently surrendered for conversion into Common Stock (at the rate of 6.67 shares of Common Stock for each share of Series A Convertible Preferred Stock) and retired. Upon the filing of the Registrant's Restated Certificate of Incorporation on March 6, 1996, the series of Preferred Stock designated as Series A Preferred Stock was cancelled and eliminated from the shares which the Registrant is authorized to issue.

    8. On May 3, 1995, the Registrant sold, at face value of $750,000, a 6% 5-year convertible subordinated note to Harrington Trust Limited, as Trustee of The Appleby Trust. This Note was converted, at the rate of $0.66 per share, into 1,136,362 shares of Common Stock, on October 30, 1995.

    9. On May 3, 1995, the Registrant sold, at face value of $250,000, a 6% 5-year convertible subordinated note to J&S Limited Partnership. This Note, which was convertible into shares of Common Stock at the rate of $0.66 per share, was subsequently repaid in full on March 1996 and no shares of Common Stock were issued in respect thereof.

    10. On December 29, 1995, the Registrant sold, at face value of $750,000, a 9% 5-year subordinated note to Harrington Trust Limited, as trustee of The Appleby Trust. This Note was subsequently repaid in full in March 1996.

    11. On February 16, 1996, in connection with the establishment of the Registrant's credit facility with State Street Bank and Trust Company, the Registrant issued to SSB Investments, Inc., an affiliate of State Street Bank and Trust Company, a warrant for the purchase 23,333 shares of Common Stock at an exercise price of $8.31 per share. The warrant may be exercised, in whole or in part, at any time on or before February 15, 2003.

    12. On March 6, 1996, the Registrant sold an aggregate of 1,146,212 shares of Series B Redeemable Convertible Preferred Stock to Falcon Ventures II, L.P., Hancock Venture Partners IV-Direct Fund L.P., Pantio Holding Ltd., Juilliard Investments, Inc., Jan Baan, J.G. Paul Baan, Lorenzo Cue and Tom C. Tinsley at a price of $8.31 per share. Cowen and Company acted as the Registrant's placement agent in connection with these sales and was paid a fee of $500,000.

    13. On March 8, 1996, the Registrant sold 180,506 shares of Series B Redeemable Convertible Preferred Stock to Hewlett-Packard Company at a price of $5.54 per share.

    14. On March 30, 1996, the Registrant sold 5,409 shares of Series B Redeemable Convertible Preferred Stock to John C. Howe at a price of $5.54 per share.

    15. On April 5, 1996, the Registrant sold 66,667 shares of Common Stock to James G. Nondorf upon the exercise by Mr. Nondorf of an Incentive Stock Option under the Registrant's 1995 Stock Plan at an exercise price of $1.50 per share.

    16. On April 15, 1996, the Registrant sold 1,200,000 shares of Series C Convertible Preferred Stock to Maritime Capital Partners, L.P., David A. Duffield Trust, Margaret L. Taylor, Alex. Brown Leasing Services Company, Stephen R. Levy, Onelux, Inc., Anthony Harris, Les Hayman, Juergan Sattler, John McKenna, Randa Pehl, Ulrich Schell and Informix Corporation at a price of $5.00 per share.

    17. On April 20, 1996, the Registrant sold 200,000 shares of Series C Convertible Preferred Stock to NEC Corporation at a price of $5.00 per share.

    All transactions described above were effected in reliance upon the exemption from registration requirements of the Securities Act contained in
  Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve any public offering. All of the foregoing securities are deemed to be restricted securities for purposes of the Securities Act. Other exemptions from registration may also be available for such issuances and sales.

    18. The Registrant has granted options to purchase shares of its Common Stock to certain directors, officers, employees and consultants pursuant to the 1995 Stock Plan as follows:

      (a) Incentive Stock Options for an aggregate of 135,166 shares were granted by the Registrant to twelve employees on March 1, 1995 at an exercise price of $1.50 per share.

      (b) Non-Qualified Stock Options for an aggregate of 136,666 shares were granted by the Registrant to thirty-seven employees and consultants on March 1, 1995 at an exercise price of $1.50 per share.

      (c) Incentive Stock Options for an aggregate of 166,933 shares were granted by the Registrant to forty-six employees on August 1, 1995 at an exercise price of $1.50 per share.

      (d) Non-Qualified Stock Options for an aggregate of 87,833 shares were granted by the Registrant to fifteen employees and consultants on August 1, 1995 of which, 84,500 shares were granted at an exercise price of $1.50 per share and 3,333 shares were granted at an exercise price of $4.50 per share.

      (e) Non-Qualified Stock Options for an aggregate of 10,000 shares were granted by the Registrant to three employees of one of the Registrant's strategic partners on September 13, 1995 at an exercise price of $3.00 per share. These grants were subsequently rescinded.

      (f) Incentive Stock Options for an aggregate of 344,600 shares were granted by the Registrant to sixty employees (including one director and executive officer) on October 1, 1995 at an exercise price of $4.50 per share.

      (g) Non-Qualified Stock Options for an aggregate of 351,667 shares were granted by the Registrant to sixty-five officers, employees and consultants on October 1, 1995, of which 311,667 shares were granted at an exercise price of $4.50 per share and 40,000 shares were granted at an exercise price of $0.015 per share. Of these, an option for 3,333 shares granted to an employee of one of the Registrant's strategic partners was subsequently rescinded.

      (h) Incentive Stock Options for an aggregate of 358,000 shares were granted by the Registrant to seventy-three employees on March 15, 1996 at an exercise price of $7.50 per share.

      (i) Non-Qualified Stock Options for an aggregate of 923,333 shares were granted by the Registrant to fifteen directors, officers, employees and consultants on March 15, 1996 at an exercise price of $7.50 per share.

  The securities described in paragraphs 18(a) through 18(i) were issued in reliance upon the exemption from registration under the Securities Act contained in Rule 701 promulgated thereunder, in that they were offered and sold pursuant to a written compensatory benefit plan or written contract relating to compensation; however, other exemptions from registration may also be available for such issuances and sales.

ITEM 16.EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS:

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  * 1.1  Proposed Form of Underwriting Agreement
  * 3.1  Restated Certificate of Incorporation
  * 3.2  Certificate of Amendment to Restated Certificate of Incorporation
 ** 3.3  Second Amended and Restated Certificate of Incorporation.
 ** 3.3A Certificate of Amendment to Second Amended and Restated Certificate of
         Incorporation
 ** 3.4  Form of Third Amended and Restated Certificate of Incorporation of the
         Registrant to be filed with the Secretary of State of Delaware upon consummation of the offering
 *  3.5  By-Laws of the Registrant
 ** 3.6  Amended and Restated By-laws of the Registrant
  + 4.1  Specimen Common Stock Certificate
  + 5.1  Opinion of Peabody & Arnold with respect to legality of the Common
         Stock
  *10.1  1995 Stock Plan, as amended
 **10.2  1996 Stock Plan
 **10.3  Employee Stock Purchase Plan
  *10.4  Lease for One Arsenal Marketplace, Watertown, Massachusetts
 **10.5  Source Code License Agreement dated as of August 8, 1995 between the
         Registrant and InterGroup Technologies, Inc.
 **10.6  Software License Agreement dated as of August 8, 1995 between the
         Registrant and InterGroup Technologies, Inc.
 **10.6A Agreements dated as of May 21, 1996 and May 22, 1996 amending the
         Source Code License Agreement and Software License Agreement between the Registrant and InterGroup Technologies, Inc.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  **10.7  Source Code License Agreement dated as of February 8, 1996 between the Registrant and Mentor Communications Limited
  **10.8  Software License Agreement dated as of August 10, 1995 between the
          Registrant and Mystic River Software, Inc.
   +10.9  Software, Education, Services Distribution Agreement dated June 21,
          1995 between the Registrant and Open Environment Corporation
   +10.10 "SAP Customization Software" Agreement dated October 1, 1995 between the Registrant and Open Environment Corporation
   +10.11 OEM Source License Agreement dated as of December 29, 1995 between the Registrant and Open Environment Corporation
  **10.12 Joint Marketing Agreement effective as of February 27, 1996 between the Registrant and Hewlett-Packard Company
   *10.13 Loan Agreement dated February 16, 1996 between the Registrant and
          State Street Bank and Trust Company, together with Guaranty
          (unlimited) of J&S Limited Partnership
  **10.14 Warrant Purchase Agreement dated as of February 16, 1996 between the
          Registrant and SSB Investments, Inc.
  **10.15 Common Stock Purchase Warrant dated as of February 16, 1996 issued to
          SSB Investments, Inc.
   *10.16 Series B Convertible Preferred Stock Purchase Agreement dated
          February 27, 1996 between the Company and Hewlett-Packard Company
   *10.17 Amendment to Series B Convertible Preferred Stock Purchase Agreement
          dated as of March 6, 1996 between the Registrant and Hewlett-Packard
          Company
   *10.18 Series B Convertible Preferred Stock Purchase Agreement dated March
          6, 1996 among the Company and the purchasers named therein
   *10.19 Registration Rights Agreement dated March 6, 1996 among the Company and the investors named therein
   *10.20 Co-Sale Rights Agreement dated as of March 6, 1996 among the investors and holders of shares of the Company's Common Stock named therein
  **10.21 Voting Agreement dated March 6, 1996 among the investors and holders of shares of the Company's Common Stock named therein
   *10.22 Series C Convertible Preferred Stock Purchase Agreement dated as of
          March 29, 1996 among the Company and the purchasers named therein
   *10.23 Registration Rights Agreement dated as of March 29, 1996 among the
          Company and the investors named therein
   *10.24 Stock Purchase Agreement dated as of February 1996 between John J.
          Donovan and Len Hafetz
   *10.25 Assignment and Assumption Agreement dated as of March 15, 1996 between John J. Donovan and the Registrant
   *10.26 Stock Repurchase Agreement dated as of April 4, 1996 between the
          Registrant and
          James Nondorf
   *10.27 Stock Repurchase Agreement dated as of April 15, 1996 between the
          Registrant and J&S Limited Partnership
   *10.28 Stock Repurchase Agreement dated as of April 15, 1996 between the
          Registrant and Harrington Trust Limited as Trustee of The Appleby
          Trust
   *10.29 Five-Year 9% Subordinated Note dated December 29, 1995 issued to
          Harrington Trust Limited as Trustee of The Appleby Trust in the
          principal amount of 750,000
   *10.30 Five-Year 6% Convertible Subordinated Note dated May 3, 1995 issued to Harrington Trust Limited as Trustee of The Appleby Trust in the
          principal amount of $750,000
   *10.31 Five-Year 6% Convertible Subordinated Note dated May 3, 1995 issued to J&S Limited Partnership in the principal amount of $250,000
  **10.32 Loan Agreement dated as of March 31, 1996 between Klaus P. Besier and the Registrant
    *11   Statement Regarding Computation of Per Share Earnings
   +23.1  Consent of Peabody & Arnold (included in Exhibit No. 5)
  **23.2  Consent of Arthur Andersen LLP
    *24   Power of Attorney
    *27   Financial Data Schedule

- --------

*  Previously filed

** Filed herewith

+  To be filed

  (B) FINANCIAL STATEMENT SCHEDULES:

  Schedule II--Valuation and Qualifying Accounts

  All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 17.UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, Commonwealth of Massachusetts, on June 13, 1996.

                                          OneWave, Inc.

                                                   /s/ Klaus P. Besier
                                          By: _________________________________
                                                     KLAUS P. BESIER
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                                 CHIEF EXECUTIVE OFFICER


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                         TITLE                 DATE

         /s/ Klaus P. Besier           Chairman of the Board,
- -------------------------------------  President and Chief       June 13, 1996
           KLAUS P. BESIER             Executive Officer
                                       (Principal Executive
                                       Officer)

                                       Chief Financial
               *                       Officer and Treasurer     June 13, 1996
- -------------------------------------  and Principal
             ERIC SOCKOL               Accounting Officer)
                                       (Principal Financial
                                       Officer

                                       Director
               *                                                 June 13, 1996
- -------------------------------------
          ALBERT CARNESALE

                                        Director
- -------------------------------------
             MANUEL DIAZ

                                        Director
               *                                                 June 13, 1996
- -------------------------------------
            STEPHEN LEVY

                                        Director
               *                                                 June 13, 1996
- -------------------------------------
           OFER NEMIROVSKY

                                        Director
               *                                                 June 13, 1996
- -------------------------------------
         SUNDAR SUBRAMANIAM

      /s/ Klaus P. Besier


* By: __________________________

  KLAUS P. BESIER, ATTORNEY-IN-FACT

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To OneWave, Inc:

  We have audited, in accordance with generally accepted auditing standards, the balance sheets of OneWave, Inc. (formerly Business@Web, Inc.) as of December 1994 and 1995 and the related statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows for the period from inception (January 19, 1994) to December 31, 1994 and the year ended December 31, 1995, included in this Registration Statement, and have issued our report thereon dated March 12, 1996 (except with respect to the matters discussed in Note 6, as to which the date is May 20, 1996). Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in S-2 is the responsibility of the Company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          Arthur Andersen LLP

Boston, Massachusetts
March 12, 1996 (except with respect to the matters discussed in 6, as to which the date is May 20, 1996)

                                                                     SCHEDULE II

                               ONEWAVE, INC.
                       VALUATION AND QUALIFYING ACCOUNTS

                                      BALANCE AT                    BALANCE AT
                                      BEGINNING  BAD DEBT  WRITE-      END
   ALLOWANCE FOR DOUBTFUL ACCOUNTS    OF PERIOD  EXPENSE    OFFS    OF PERIOD
   -------------------------------    ---------- -------- --------  ----------
Period from inception (January 19,
 1994) to December 31, 1994 .........   $ --     $   --   $    --    $    --
Year ended December 31, 1995 ........     --     143,000   (43,000)   100,000

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
  * 1.1  Proposed Form of Underwriting Agreement
  * 3.1  Restated Certificate of Incorporation
  * 3.2  Certificate of Amendment to Restated Certificate of
         Incorporation
 ** 3.3  Second Amended and Restated Certificate of Incorporation
 ** 3.3A Certificate of Amendment to Second Amended and Restated
         Certificate of Incorporation
 ** 3.4  Form of Third Amended and Restated Certificate of Incorporation
         of the Registrant to be filed with the Secretary of State of
         Delaware upon consummation of the offering
  * 3.5  By-Laws of the Registrant
 ** 3.6  Amended and Restated By-laws of the Registrant
  + 4.1  Specimen Common Stock Certificate
  + 5.1  Opinion of Peabody & Arnold with respect to legality of the
         Common Stock
  *10.1  1995 Stock Plan, as amended
 **10.2  1996 Stock Plan
 **10.3  Employee Stock Purchase Plan
  *10.4  Lease for One Arsenal Marketplace, Watertown, Massachusetts
 **10.5  Source Code License Agreement dated as of August 8, 1995 between the Registrant and InterGroup Technologies, Inc.
 **10.6  Software License Agreement dated as of August 8, 1995 between the Registrant and InterGroup Technologies, Inc.
 **10.6A Agreements dated as of May 21, 1996 and May 22, 1996 amending the Source Code License Agreement and Software License
         Agreement between the Registrant and InterGroup Technologies,
         Inc.
 **10.7  Source Code License Agreement dated as of February 8, 1996 between the Registrant and Mentor Communications Limited
 **10.8  Software License Agreement dated as of August 10, 1995 between the Registrant and Mystic River Software, Inc.
  +10.9  Software, Education, Services Distribution Agreement dated June
         21, 1995 between the Registrant and Open Environment
         Corporation
  +10.10 "SAP Customization Software" Agreement dated October 1, 1995 between the Registrant and Open Environment Corporation
  +10.11 OEM Source License Agreement dated as of December 29, 1995 between the Registrant and Open Environment Corporation
 **10.12 Joint Marketing Agreement effective as of February 27, 1996 between the Registrant and Hewlett-Packard Company
  *10.13 Loan Agreement dated February 16, 1996 between the Registrant and State Street Bank and Trust Company, together with Guaranty
         (unlimited) of J&S Limited Partnership
 **10.14 Warrant Purchase Agreement dated as of February 16, 1996 between the Registrant and SSB Investments, Inc.
 **10.15 Common Stock Purchase Warrant dated as of February 16, 1996 issued to SSB Investments, Inc.
  *10.16 Series B Convertible Preferred Stock Purchase Agreement dated
         February 27, 1996 between the Company and Hewlett-Packard
         Company
  *10.17 Amendment to Series B Convertible Preferred Stock Purchase
         Agreement dated as of March 6, 1996 between the Registrant and
         Hewlett-Packard Company
  *10.18 Series B Convertible Preferred Stock Purchase Agreement dated
         March 6, 1996 among the Company and the purchasers named
         therein

 EXHIBIT
   NO.                              DESCRIPTION                            PAGE
 -------                            -----------                            ----
   *10.19 Registration Rights Agreement dated March 6, 1996 among the
          Company and the investors named therein
   *10.20 Co-Sale Rights Agreement dated as of March 6, 1996 among the investors and holders of shares of the Company's Common Stock named therein
  **10.21 Voting Agreement dated March 6, 1996 among the investors and holders of shares of the Company's Common Stock named therein
   *10.22 Series C Convertible Preferred Stock Purchase Agreement dated as of March 29, 1996 among the Company and the purchasers
          named therein
   *10.23 Registration Rights Agreement dated as of March 29, 1996 among the Company and the investors named therein
   *10.24 Stock Purchase Agreement dated as of February 1996 between
          John J. Donovan and Len Hafetz
   *10.25 Assignment and Assumption Agreement dated as of March 15, 1996 between John J. Donovan and the Registrant
   *10.26 Stock Repurchase Agreement dated as of April 4, 1996 between the Registrant and
          James Nondorf
   *10.27 Stock Repurchase Agreement dated as of April 15, 1996 between the Registrant and J&S Limited Partnership
   *10.28 Stock Repurchase Agreement dated as of April 15, 1996 between the Registrant and Harrington Trust Limited as Trustee of The
          Appleby Trust
   *10.29 Five-Year 9% Subordinated Note dated December 29, 1995 issued to Harrington Trust Limited as Trustee of The Appleby Trust in
          the principal amount of $750,000
   *10.30 Five-Year 6% Convertible Subordinated Note dated May 3, 1995 issued to Harrington Trust Limited as Trustee of The Appleby
          Trust in the principal amount of $750,000
   *10.31 Five-Year 6% Convertible Subordinated Note dated May 3, 1995 issued to J&S Limited Partnership in the principal amount of
          $250,000
  **10.32 Loan Agreement dated as of March 31, 1996 between Klaus P.
          Besier and the Registrant
    *11   Statement Regarding Computation of Per Share Earnings
   +23.1  Consent of Peabody & Arnold (included in Exhibit No. 5)
  **23.2  Consent of Arthur Andersen LLP
    *24   Power of Attorney
    *27   Financial Data Schedule

- --------

*  Previously filed

** Filed herewith

+  To be filed